As filed with the Securities and Exchange Commission on May 21, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

U.S. CONCRETE, INC.

and the Guarantors listed on Schedule A hereto

(Exact name of Registrant as Specified in Its Charter)

Delaware	3272	76-0586680
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

331 North Main Street

Euless, Texas 76039

(817) 835-4105

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Paul M. Jolas, Esq.

U.S. Concrete, Inc.

331 North Main Street

Euless, Texas 76039

(817) 835-4105

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With a Copy to:

Kerry E. Berchem, Esq.

Garrett A. DeVries, Esq.

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, NY 10036

(212) 872-1095

Approximate date of commencement of proposed sale to the public:

As soon as practicable on or after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issue Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
8.500% Senior Secured Notes due 2018	$200,000,000	100.00%	$200,000,000	$25,760
Guarantees of 8.500% Senior Secured Notes due 2018(2)	—	—	—	None(3)

(1)	Calculated pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended.
(2)	The Guarantors listed on Schedule A hereto will guarantee the notes being registered.
(3)	Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no registration fee for the registration of the guarantees is required.

Each registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SCHEDULE A

	State or Other	Standard	I.R.S.
	Jurisdiction of	Industrial	Employer
	Incorporation or	Classification	Identification
Name	Organization	Code Number	Number
Alberta Investments, Inc.	Texas	3272	75-1941497
Alliance Haulers, Inc.	Texas	3272	75-2683236
American Concrete Products, Inc.	California	3272	94-2623187
Atlas Redi-Mix, LLC	Texas	3272	27-0243123
Atlas-Tuck Concrete, Inc.	Oklahoma	3272	73-0741542
Beall Concrete Enterprises, LLC	Texas	3272	76-0643536
Beall Industries, Inc.	Texas	3272	75-2052872
Beall Investment Corporation, Inc.	Delaware	3272	51-0399865
Beall Management, Inc.	Texas	3272	75-2879839
Bode Concrete LLC	California	3272	05-0612900
Bode Gravel Co.	California	3272	94-0330590
Breckenridge Ready Mix, Inc.	Texas	3272	75-1172482
Central Concrete Supply Co., Inc.	California	3272	94-1181859
Central Precast Concrete, Inc.	California	3272	94-1459358
Concrete Acquisition IV, LLC	Delaware	3272	27-1015720
Concrete Acquisition V, LLC	Delaware	3272	27-1015777
Concrete Acquisition VI, LLC	Delaware	3272	27-1015840
Concrete XXXIV Acquisition, Inc.	Delaware	3272	20-4166167
Concrete XXXV Acquisition, Inc.	Delaware	3272	20-4166206
Concrete XXXVI Acquisition, Inc.	Delaware	3272	20-4166240
Eastern Concrete Materials, Inc.	New Jersey	3272	22-1521165
Hamburg Quarry Limited Liability Company	New Jersey	3272	27-0373592
Ingram Concrete, LLC	Texas	3272	83-0486753
Kurtz Gravel Company	Michigan	3272	38-1565952
Local Concrete Supply & Equipment, LLC	Delaware	3272	26-3456597
Master Mix, LLC	Delaware	3272	26-1668532
Master Mix Concrete, LLC	New Jersey	3272	26-3800135
MG, LLC	Maryland	3272	26-2169279
NYC Concrete Materials, LLC	Delaware	3272	76-0630666
Pebble Lane Associates, LLC	Delaware	3272	26-3456520
Redi-Mix Concrete, L.P.	Texas	3272	20-0474765
Redi-Mix GP, LLC	Texas	3272	none
Redi-Mix, LLC	Texas	3272	83-0486751
Riverside Materials, LLC	Delaware	3272	26-2863588
San Diego Precast Concrete, Inc.	Delaware	3272	76-0616282
Sierra Precast, Inc.	California	3272	94-2274227
Smith Pre-Cast, Inc.	Delaware	3272	76-0630673
Superior Concrete Materials, Inc.	District of Columbia	3272	52-1046503
Titan Concrete Industries, Inc.	Delaware	3272	76-0616374
USC Atlantic, Inc.	Delaware	3272	20-4166002
USC Management Co., LLC	Delaware	3272	27-1015638
USC Payroll, Inc.	Delaware	3272	76-0630665
USC Technologies, Inc.	Delaware	3272	20-4166055
U.S. Concrete On-Site, Inc.	Delaware	3272	76-0630662
U.S. Concrete Texas Holdings, Inc.	Delaware	3272	20-4166120

The address of each of the additional registrants is c/o U.S. Concrete, Inc., 331 North Main Street, Euless, Texas 76039.

The information in this prospectus is not complete and may be changed. We may not exchange these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 21, 2014

PRELIMINARY PROSPECTUS

U.S. Concrete, Inc.

Offer to Exchange

up to $200,000,000 of

outstanding 8.500% Senior Secured Notes due 2018

for

up to $200,000,000 of

8.500% Senior Secured Notes due 2018

that have been registered

under the Securities Act of 1933, as amended

The exchange offer will expire at 5:00 p.m., New York City Time, on             , 2014, unless we extend the exchange offer. We do not currently intend to extend the exchange offer.

We are offering to exchange up to $200,000,000 aggregate principal amount of our new 8.500% Senior Secured Notes due 2018 (the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for an equal principal amount of our outstanding 8.500% Senior Secured Notes due 2018 (the “Initial Notes”), issued in a private offering on November 22, 2013. We refer to the Exchange Notes and the Initial Notes collectively as the “Notes.”

We will exchange all Initial Notes that are validly tendered and not validly withdrawn prior to the closing of the exchange offer for an equal principal amount of the Exchange Notes that have been registered.

You may withdraw tenders of the Initial Notes at any time prior to the expiration of the exchange offer.

The terms of the Exchange Notes to be issued are identical in all material respects to the terms of the Initial Notes, except the Exchange Notes will not contain transfer restrictions, registration rights, or provisions for additional interest.

The Exchange Notes, together with any Initial Notes not exchanged in the exchange offer, will constitute a single class of debt securities under the indenture governing the Notes (the “Indenture”).

The exchange of the Initial Notes will not be a taxable exchange for United States federal income tax purposes.

We will not receive any proceeds from the exchange offer.

No public market exists for the Initial Notes. We do not intend to list the Exchange Notes on any securities exchange and, therefore, no active public market is anticipated.

See “Risk Factors” beginning on page 15 for a discussion of factors that you should consider before tendering your Initial Notes.

Each broker-dealer that receives any Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The related letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the Exchange Notes received in exchange for the Initial Notes where such Initial Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the completion of the exchange offer (or until all participating broker-dealers have sold all of their Exchange Notes and the exchange offer has been completed), we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2014.

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. In making your investment decision, you should rely only on the information contained or incorporated by reference into this prospectus and in the accompanying letter of transmittal. We have not authorized anyone to provide you with any other information. We are not making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone whom it is unlawful to make an offer or solicitation. You should not assume that the information contained in this prospectus, as well as the information we previously filed with the Securities and Exchange Commission that is incorporated by reference herein, is accurate as of any date other than its respective date.

This prospectus incorporates by reference important business and financial information about us that is not included or delivered with this prospectus. Copies of this information are available without charge to any person to whom this prospectus is delivered, upon written or oral request. Written requests should be directed to U.S. Concrete, Inc., Attention: Investor Relations, 331 North Main Street, Euless, Texas 76039 or by phone by calling (817) 835-4105.

In order to ensure timely delivery of the documents, you must make your requests to us no later than                 , 2014 (which is five business days prior to the expiration of the exchange offer, unless we extend the exchange offer). In the event that we extend the exchange offer, you must submit your request at least five business days before the expiration date of the exchange offer, as extended.

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WHERE YOU CAN FIND MORE INFORMATION

We currently file periodic reports and other information under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room and copy charges. Also, using our website, http:// www.us-concrete.com, you can access electronic copies of documents we file with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any amendments to those reports. Information on our website is not incorporated by reference into this prospectus. You may also request a copy of those filings, excluding exhibits, at no cost by writing to U.S. Concrete, Inc., Attention: Investor Relations, 331 North Main Street, Euless, Texas 76039 or by phone by calling (817) 835-4100.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we provide in other documents filed by us with the SEC. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document that is incorporated by reference into this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies and replaces this information. We incorporate by reference the following documents that we have filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 7, 2014, including the portions of our Definitive Proxy Statement on Schedule 14A filed on March 28, 2014 and incorporated therein by reference;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014 filed with the SEC on May 9, 2014; and

•	our Current Report on Form 8-K filed with the SEC on May 16, 2014.

We are also incorporating by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus through the termination of the offering of the securities offered by this prospectus. We are not, however, incorporating by reference any documents or portions thereof, that are not deemed “filed” with the SEC or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or the exhibits relating to such items and furnished pursuant to Item 9.01 of Form 8-K.

You may request a copy of this prospectus or any of the incorporated documents (excluding exhibits, unless the exhibits are specifically incorporated) at no charge to you by writing to U.S. Concrete, Inc., Attention: Investor Relations, 331 North Main Street, Euless, Texas 76039 or by phone by calling (817) 835-4100.

INDUSTRY AND MARKET DATA

We obtained the industry and market data used in, or incorporated by reference into, this prospectus from various third party sources, including periodic industry publications, data compiled by the United States Census Bureau, and industry reports produced by consultants and trade associations. These third party sources generally include a statement that the information contained therein has been obtained from sources believed to be reliable. However, industry and market data is subject to change and cannot always be verified with certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey. We have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions relied upon therein.

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As a result, you should be aware that industry, market and other similar data set forth herein, and estimates and beliefs based on such data, might not be accurate.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements and information in this prospectus may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements concerning plans, objectives, goals, projections, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections.

Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:

•	general economic and business conditions, which will, among other things, affect demand for new residential and commercial construction;

•	our ability to successfully identify, manage, and integrate acquisitions;

•	the cyclical nature of, and changes in, the real estate and construction markets, including pricing changes by our competitors;

•	governmental requirements and initiatives, including those related to mortgage lending or mortgage financing, funding for public or infrastructure construction, land usage, and environmental, health, and safety matters;

•	disruptions, uncertainties or volatility in the credit markets that may limit our, our suppliers’ and our customers’ access to capital;

•	our ability to successfully implement our operating strategy;

•	weather conditions;

•	our substantial indebtedness and the restrictions imposed on us by the terms of our indebtedness;

•	our ability to maintain favorable relationships with third parties who supply us with equipment and essential supplies;

•	our ability to retain key personnel and maintain satisfactory labor relations; and

•	product liability, property damage, and other claims and insurance coverage issues.

Known material factors that could cause our actual results to differ from those in the forward-looking statements are those described in “Risk Factors”.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except as required by federal securities laws.

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SUMMARY

This summary highlights selected information contained elsewhere in this prospectus about us and the exchange offer. This summary does not contain all the information that is important to you. You should read the entire prospectus carefully, including the “Risk Factors,” as well as the financial statements and related notes thereto incorporated by reference into this prospectus. Unless the context otherwise requires or indicates, all references to “U.S. Concrete,” “USCR,” the “Company,” “we,” “our” and “us” refer to U.S. Concrete, Inc., a Delaware corporation, and its subsidiaries.

Our Company

We are a leading producer of ready-mixed concrete in select geographic markets in the United States. We operate our business through two primary segments: ready-mixed concrete and aggregate products. Ready-mixed concrete is an important building material that is used in the vast majority of commercial, residential and public works construction projects. Aggregates are a raw material used in the production of ready-mixed concrete.

We serve substantially all segments of the construction industry in our select geographic markets. Our customers include contractors for commercial and industrial, residential, street and highway and other public works construction. Concrete product revenue by type of construction activity for the year ended December 31, 2013 was approximately 64% commercial and industrial, 20% residential and 16% street, highway and other public works.

We operate principally in Texas, California and New Jersey/New York, with those markets representing approximately 40%, 35%, and 18%, respectively, of our consolidated revenue for the year ended December 31, 2013. We believe we are well positioned for strong growth in these attractive regions and segments. According to publicly available industry information, the states in which we operate represent a total of 33% of the 2013 consumption of ready-mixed concrete in the United States, which favorably positions us to capture additional market share in this fragmented industry. Total revenue from continuing operations for the year ended December 31, 2013 was $615.0 million, of which we derived approximately 88.7% from our ready-mixed concrete segment, 3.5% from our aggregate products segment (excluding $16.5 million sold internally) and 7.8% from our other operations. For the year ended December 31, 2013, our net loss was $20.1 million and our net loss from continuing operations was $18.4 million.

As of March 31, 2014, we had 112 ready-mixed concrete plants, 970 operated mixer trucks, eight aggregates facilities and one recycled aggregates facility. During the year ended December 31, 2013, our plants and facilities produced approximately 5.2 million cubic yards of ready-mixed concrete and 3.6 million tons of aggregates. We lease two other aggregates facilities to third parties and retain a royalty on production from those facilities.

Our Business

Our ready-mixed concrete segment engages principally in the formulation, preparation and delivery of ready-mixed concrete to our customers’ job sites. We provide our ready-mixed concrete from our operations in north and west Texas, northern California, New Jersey, New York, Washington, D.C. and Oklahoma. Ready-mixed concrete is a highly versatile construction material that results from combining coarse and fine aggregates, such as gravel, crushed stone and sand, with water, various chemical admixtures and cement. We also provide services intended to reduce our customers’ overall construction costs by lowering the installed, or “in-place,” cost of concrete. These services include the formulation of mixtures for specific design uses, on-site and lab-based product quality control, and customized delivery programs to meet our customers’ needs. We generally do not provide paving or other finishing services, which construction contractors or subcontractors typically perform.

Our ready-mixed concrete products consist of proportioned mixes we produce and deliver in an unhardened plastic state for placement and shaping into designed forms at the job site. Selecting the optimum mix for a job entails determining not only the ingredients that will produce the desired permeability, strength, appearance and other properties of the concrete after it has hardened and cured, but also the ingredients necessary to achieve a workable consistency considering the weather and other conditions at the job site. We believe we can achieve product differentiation for the mixes we offer because of the variety of mixes we can produce, our volume production capacity and our scheduling, delivery and placement reliability. Additionally, we believe our environmentally friendly concrete (EF Technology) initiative, which utilizes alternative materials and mix designs that result in lower carbon dioxide, or CO2 emissions, helps differentiate us from our competitors. We also believe we distinguish ourselves with our value-added service approach that emphasizes reducing our customers’ overall construction costs by reducing the in-place cost of concrete and the time required for construction.

Our aggregate products segment produces crushed stone, sand and gravel from seven aggregates facilities located in New Jersey and Texas. We sell these aggregates for use in commercial, industrial and public works projects in the markets they serve, as well as consume them internally in the production of ready-mixed concrete in those markets. We produced approximately 3.6 million tons of aggregates during the year ended December 31, 2013, with Texas representing 53% and New Jersey representing 47% of the total production. We believe our aggregates reserves provide us with additional raw material sourcing flexibility and supply availability. In addition, we own sand pit operations in Michigan and one quarry in west Texas which we lease to third parties and receive a royalty based on the volumes produced and sold during the terms of the leases.

Other products not associated with a reportable segment include our building materials stores, hauling operations, lime slurry, Aridus® rapid-drying concrete technology, brokered product sales, a recycled aggregates operation, and one precast concrete plant.

Competitive Strengths

Large, high quality asset base in attractive markets that are well positioned to benefit from a rebound in construction. Our assets are primarily focused in the Texas / Oklahoma, California and New York / New Jersey / Washington, D.C. markets. Our high quality asset base is comprised of 970 operated mixer trucks in addition to 75 ready-mixed concrete plants and five aggregates facilities in Texas / Oklahoma, 17 ready-mixed concrete plants in California, and 20 ready-mixed concrete plants, three aggregates facilities and one recycled aggregates facility in New York / New Jersey / Washington, D.C. We believe the scale and quality of our asset base, in addition to our product differentiation, on-time deliveries, competitive all-in delivered cost, servicing and reliability differentiate us and allow us to meet the needs of both large and small jobs for a wide range of clients in multiple end-use markets.

Growth in our Texas / Oklahoma markets is largely driven by construction demand in the energy sector; growth in our California market is driven largely by the technology sector; and growth in our New York / New Jersey / Washington, D.C. markets is driven by the financial services and government sectors, respectively. In addition, all of our markets currently exhibit healthy residential trends supported by a number of factors, including population growth, decreases in unemployment, low mortgage and other interest rates, rising home prices and increasing construction activity. We believe that our better-than-average growth is driven by key industry sectors within our markets, which generally benefit from year-round construction.

Favorable exposure to commercial projects with higher margins and barriers to entry. We bid for and routinely win supply contracts for some of the largest, most prestigious commercial projects. Some of the larger commercial projects we have recently worked on include:

•	The San Francisco Bay Bridge in Oakland, California

•	Lyndon B. Johnson Expressway in Dallas / Fort Worth, Texas

•	World Trade Center Complex in Manhattan, New York

•	San Jose Airport Parking Garage in San Jose, California

•	San Francisco 49er Stadium in San Francisco, California

These types of projects have higher margins and barriers to entry due to rigorous specifications, increased complexity, high customization requirements and significant volume capacity needs.

We provide alternative solutions for designers and contractors by offering value-added concrete products such as color-conditioned, fiber-reinforced, steel-reinforced and high-performance concrete. We believe this enhances our ability to become exposed to, and win supply contracts for, some of the largest commercial projects that have high barriers to entry.

Long-term customer relationships. Our management and sales personnel develop and maintain successful long-term relationships with our key customers. Customer concentration in our key markets allows us to better serve our new and existing customers with expedited delivery and lower transportation costs and scale efficiencies. Key elements of our customer-focused approach include:

•	corporate-level marketing and sales expertise;

•	technical service expertise to develop innovative new branded products; and

•	training programs that emphasize successful marketing and sales techniques that focus on the sale of high-margin concrete mix designs.

The average length of our top 15 customer relationships is approximately 19 years. Approximately 86% of our top 35 customers have relationships that extend past five years with many customer relationships surpassing 20 years of loyalty. Our customer engagement model results in contractors returning year-after-year to us as a supplier they can trust. Despite our concentrated and loyal customer base, in 2013, no single customer or project accounted for more than 10% of our total revenue. Our broad, yet targeted, customer base enables us to develop an efficient, stable business model and tap into the market in a variety of ways. Our 2013 revenue was split between (1) commercial and industrial, (2) residential and (3) street and highway construction contractors and other public works. We believe that by providing high quality, reliable services and customized products and solutions, we are able to continuously maintain important long-term relationships.

Focus on environmental sustainability. We are a leader in the sustainable concrete market, and we expect domestic and global sustainable demand to continue to grow at attractive rates. In 2008, we initiated EF Technology® which promotes green building and construction. Our EF Technology ready-mixed concrete products replace a portion of the traditional cement components with reclaimed fly ash, slag and other materials that results in lower carbon dioxide emissions. We believe this leads to an environmentally superior and sustainable alternative to traditional ready-mixed concrete for our customers’ consumption. We believe EF Technology reduces greenhouse gases and landfill space consumption and produces a highly durable product. Customers can also receive Leadership in Energy and Environmental Design, or LEED, credits for the use of this technology.

We believe our use of technology creates a competitive advantage over smaller concrete producers and larger vertically integrated aggregates and cement companies that do not focus on this as a first solution. We are positioned to take advantage of the growing demand for these products which could result in an increase in our revenue and profits and expansion of our operating margins, as these higher-priced value-added products are a lower cost alternative to cement. Today, we are a charter member of the Carbon Leadership Forum and the first ready-mixed concrete company in North America to adopt and receive verified Environmental Product

Declarations for our concrete mixes, and we employ extensive sustainable operational practices across our enterprise. We are also a supporter of the National Ready Mixed Concrete Association (“NRMCA”) Green-Star program, a plant-specific certification program that utilizes an environmental management system based on a model of continual improvement.

Conservative balance sheet and ample liquidity. Since 2010, we have refocused our financial objectives and have successfully improved our financial performance. We have hired a new management team with extensive experience in the industry and formed a new board of directors. Our management team has focused on reducing our cost structure while expanding our existing and acquired businesses in our core operating regions to drive strong performance. As a result, since 2010, we have grown revenue, improved profit margins and increased liquidity. In addition to cash proceeds received from our recently completed offering of the Initial Notes, we benefit from significant liquidity through our senior secured asset based revolving credit facility (the “Revolving Facility”) and cash flow from operations. We believe our conservative balance sheet and liquidity, enhanced by the proceeds from our recent offering of $200.0 million aggregate principal amount of the Initial Notes, will allow us to take advantage of strategic opportunities as well as provide ample cushion against general downturns in economic activity.

Experienced management team. Our senior management team consists of nine executives with an average of 23 years of industry experience and is comprised of individuals with a proven track record in the construction materials industry. Our Chief Executive Officer, William J. Sandbrook, has approximately 21 years of experience in the construction materials industry. Our management team’s deep market knowledge enables us to effectively assess potential new opportunities in order to solidify our leading market presence. We will continue to focus on recruiting and retaining motivated and knowledgeable professional managers to continue to develop our business and maintain our leading market position.

Company Strategy

Focus on core operations. We believe our recent, improved financial performance, and the best opportunities for future growth, lie within our core ready-mixed concrete and aggregates businesses. We routinely evaluate our existing assets and business units to ensure we continue to maintain a best-in-class operation. During 2012, we divested the majority of our precast businesses to focus on ready-mixed concrete and aggregates and subsequently realigned our existing business units to better serve our end-user markets and customers. We will continue to invest in our business, both in physical plants and new technologies, and we will continue to evaluate both organic and strategic acquisition opportunities. We believe our focus on optimizing the performance of our ready-mixed concrete segment will continue to differentiate us from our larger, integrated competitors that focus principally on their aggregates or cement segments and treat ready-mixed concrete operations as a downstream outlet for their aggregates or cement products.

Pursue growth. In addition to our general organic growth initiative, we continuously evaluate both acquisition and partnership opportunities. We are focused on both strengthening our positions in existing markets as well as identifying attractive new markets. All of our acquisitions must meet our strict criteria, including fit with our strategic plan, investment return hurdles, capital requirements and attractive market attributes. In our existing markets, we recently completed several acquisitions: Granite/Scara Mix in Staten Island, New York; Colorado River Concrete in west Texas; Bode Companies in San Francisco, California and Bodin Concrete in Dallas, Texas. These acquisitions have allowed us to enhance market share and leverage existing operations and infrastructure. We believe our significant experience, positive reputation and strong management team will allow us to continue our successful track record of identifying opportunities, integrating acquisitions, realizing synergies and enhancing asset value and cash flow.

Manage costs. We are consistently seeking opportunities to reduce costs and to improve margins through our sharp focus on existing operations and new technologies. Additionally, our regional acquisitions allow for synergies such as selling, general, and administrative (“SG&A”) reductions, economies of scale, variable labor savings, and purchasing power. We believe by aggressively managing our cost structure we can best serve our clients with better pricing and continued best-in-class execution.

Our Competitors

The ready-mixed concrete industry is highly competitive. Our leadership position in a market depends largely on the location and operating costs of our plants and prevailing prices in that market. Price is the primary competitive factor among suppliers for small or less complex jobs, such as residential construction. However, the ability to meet demanding specifications for strength or sustainability, timeliness of delivery and consistency of quality and service, in addition to price, are the principal competitive factors among suppliers for large or complex jobs. Our competitors range from small, owner-operated private companies to subsidiaries of operating units of large, vertically integrated manufacturers of cement and aggregates. Our vertically integrated competitors generally have greater financial and marketing resources than we have, providing them with a competitive advantage. Competitors having lower operating costs than we do or having the financial resources to enable them to accept lower margins than we do will have a competitive advantage over us for jobs that are particularly price-sensitive. Competitors having greater financial resources or less financial leverage than we do may be able to invest more in new mixer trucks, ready-mixed concrete plants and other production equipment or pay for acquisitions which could provide them a competitive advantage over us.

We continue to focus on developing new competitive advantages that will differentiate us from our competitors, such as our high-performing, low-CO2 concrete, Aridus rapid-drying concrete technology and EF Technology ready-mixed concrete products. For example, Central Concrete Supply Co., Inc. (“Central Concrete”), one of our subsidiaries, differentiated itself from its competitors to supply its high-performing, low-CO2 concrete for the new SF Public Utilities Commission (“SFPUC”) headquarters. During the redesign phase, SFPUC invited Central Concrete to suggest solutions for SFPUC’s goal to use a set of concrete mixes that delivered up to 70% cement replacement materials, with no compromises on cost, finish or cure time for the mat foundation, slabs, columns and cores. SFPUC selected Central Concrete for the job in an open bidding process because its six different mixes met SFPUC’s demanding specifications by significantly cutting the cement content while delivering a net savings for SFPUC of 7.4 million pounds in CO2 emissions from embodied carbon, nearly 50% better than traditional concrete mixes.

Organizational Structure

Maintaining multiple brands strengthens our regional positions as we can service both new and established customers. The simplified organizational chart below illustrates our operating companies in our key regions. All of subsidiaries of the Company guarantee the Initial Notes and the Revolving Facility, and upon the issuance of the Exchange Notes, all of the subsidiaries of the Company will guarantee the Exchange Notes.

Corporate Information

We were incorporated under the laws of the State of Delaware in 1997. We conduct our operations through, and our operating assets are owned by, our subsidiaries. Our principal offices are located at 331 North Main Street, Euless, Texas, 76039, and our telephone number is (817) 835-4105. Our website is www.us-concrete.com. Information contained on our website does not constitute a part of this prospectus.

Summary of the Terms of the Exchange Offer

The summary below includes a description of the principal terms of the exchange offer. Certain of the terms and conditions described below are subject to important limitations and exceptions. Additional information regarding the terms and conditions of the exchange offer and the Exchange Notes can be found under the headings “The Exchange Offer” and “Description of the Exchange Notes.”

The Initial Notes	On November 22, 2013, we issued $200.0 million in aggregate principal amount of 8.500% Senior Secured Notes due 2018 to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to certain non-U.S. persons in accordance with Regulation S under the Securities Act under an indenture among us, our subsidiary guarantors and U.S. Bank National Association, as the trustee.

The Exchange Offer	We are offering to exchange up to $200.0 million aggregate principal amount of our 8.500% Senior Secured Notes due 2018 that have been registered under the Securities Act for up to $200.0 million aggregate principal amount of Initial Notes. You may exchange your Initial Notes only by following the procedures described elsewhere in this prospectus under the heading “The Exchange Offer—Procedures for Tendering Initial Notes.”

Registration Rights	We issued the Initial Notes in a private offering on November 22, 2013. In connection with such offering, we and our subsidiary guarantors, entered into a registration rights agreement with the initial purchasers of the Initial Notes (the “initial purchasers”), which agreement provides for, among other things, this exchange offer.

Resale of Exchange Notes

Based upon interpretive letters written by the SEC, we believe that the Exchange Notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•   You are acquiring the Exchange Notes in the ordinary course of your business;

•   You are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes; and

•   You are not our “affiliate,” as that term is defined for the purposes of Rule 144A under the Securities Act.

If any of the foregoing are not true and you transfer any Exchange Note without registering the Exchange Note and delivering a prospectus meeting the requirements of the Securities Act, or without an exemption from registration of your Exchange Notes from such requirements, you may incur liability under the Securities Act. We do not assume any responsibility for, and will not indemnify you for, any such liability.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Initial Notes that were acquired by such broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Exchange Notes. A broker-dealer may use this prospectus for an offer to resell, a resale or any other retransfer of the Exchange Notes. See “Plan of Distribution.”

Consequences of Failure to Exchange Initial Notes	Initial Notes that are not tendered or that are tendered but not accepted will, following the completion of the exchange offer, continue to be subject to existing restrictions upon transfer. The trading market for Initial Notes not exchanged in the exchange offer may be significantly more limited than at present. Therefore, if your Initial Notes are not tendered and accepted in the exchange offer, it may become more difficult for you to sell or transfer your Initial Notes. Furthermore, you will no longer be able to compel us to register the Initial Notes under the Securities Act and we will not be required to pay additional interest as described in the registration rights agreement. In addition, you will not be able to offer or sell the Initial Notes unless they are registered under the Securities Act (and we will have no obligation to register them, except in limited circumstances), or unless you offer or sell them under an exemption from the requirements of, or a transaction not subject to, the Securities Act.

Expiration of the Exchange Offer	The exchange offer will expire at 5:00 p.m., New York City time on , 2014, unless we decide to extend the expiration date.

Conditions to the Exchange Offer	The registration rights agreement does not require us to accept Initial Notes for exchange if the exchange offer, or the making of any exchange by a holder of the Initial Notes, would violate any applicable law or interpretation of the staff of the SEC. The exchange offer is not conditioned on a minimum aggregate principal amount of Initial Notes being tendered. For additional information regarding the conditions to the exchange offer, see “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Initial Notes

To participate in the exchange offer, you must follow the procedures established by The Depository Trust Company (“DTC”) for tendering notes held in book-entry form. These procedures for using DTC’s Automated Tender Offer Program (“ATOP”) require that (1) the exchange agent receive, prior to the expiration date of the exchange offer, a computer-generated message known as an “agent’s message” that is transmitted through ATOP, and (2) DTC confirms that:

•   DTC has received instructions to exchange your Initial Notes; and

•   you agree to be bound by the terms of the letter of transmittal.

For more information on accepting the exchange offer and tendering your Initial Notes, see “The Exchange Offer—Procedures for Tendering Initial Notes.”

Withdrawal Rights	You may withdraw your tender of Initial Notes at any time prior to the expiration of the exchange offer. To withdraw, you must submit a notice of withdrawal to the exchange agent using ATOP procedures before 5:00 p.m., New York City time, on the expiration date of the exchange offer. Please refer to the section in this prospectus entitled “The Exchange Offer—Withdrawal of Tenders.”

Acceptance of Initial Notes and Delivery of Exchange Notes	Subject to certain conditions, we will accept all Initial Notes that are properly tendered in the exchange offer and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. We will deliver the Exchange Notes promptly after the expiration date. Initial Notes will be validly tendered and not validly withdrawn if they are tendered in accordance with the terms of the exchange offer as detailed under “The Exchange Offer—Procedures for Tendering Initial Notes” and not withdrawn in accordance with the terms of the exchange offer as detailed under “The Exchange Offer—Withdrawal of Tenders.”

United States Federal Income Tax Consequences	We believe that the exchange of Initial Notes for Exchange Notes generally will not be a taxable exchange for federal income tax purposes, but you should consult your tax adviser about the tax consequences of this exchange. See “Material U.S. Federal Income Tax Consequences.”

Exchange Agent	U.S. Bank National Association, the trustee under the Indenture, is serving as exchange agent in connection with the exchange offer. You should direct questions and requests for assistance, as well as requests for additional copies of this prospectus or the letter of transmittal, to the exchange agent addressed as follows: U.S. Bank National Association, Corporate Trust Services, EP-MN-WS2N, 60 Livingston Avenue, St. Paul, MN 55107, Attn: Specialized Finance. Eligible institutions may make requests by facsimile at (651) 466-7372 and may confirm facsimile delivery by calling (651) 466-5129.

Fees and Expenses	We will bear all expenses related to consummating the exchange offer and complying with the registration rights agreement.

Use of Proceeds	We will not receive any cash proceeds from the issuance of the Exchange Notes. We are making this exchange offer solely to satisfy our obligations under our registration rights agreement.

Regulatory Approvals	Other than those under federal securities laws, there are no federal or state regulatory requirements that we must comply with and there are no approvals that we must obtain in connection with the exchange offer.

Summary Description of the Exchange Notes

The terms of the Exchange Notes are identical in all material respects to those of the Initial Notes, except the Exchange Notes will not contain transfer restrictions, registration rights or provisions for additional interest. The Exchange Notes will evidence the same debt as the Initial Notes, and the Indenture will govern both the Exchange Notes and the Initial Notes. The summary below describes the principal terms of the Exchange Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Exchange Notes” section of this prospectus contains a more detailed description of the terms and conditions of the Exchange Notes.

Issuer	U.S. Concrete, Inc.

Exchange Notes Offered	$200.0 million in aggregate principal amount of 8.500% Senior Secured Notes due 2018 registered under the Securities Act.

Maturity Date	December 1, 2018.

Interest	8.500% per annum, payable semi-annually on June 1 and December 1 of each year, commencing on June 1, 2014.

Guarantees	The Exchange Notes will be unconditionally guaranteed on a senior secured basis by each of our existing and future restricted subsidiaries that guarantees any obligations under the Revolving Facility or that guarantees certain of our other indebtedness or certain indebtedness of our restricted subsidiaries (other than future foreign restricted subsidiaries that guarantee only indebtedness incurred by another foreign subsidiary). See “Description of the Exchange Notes—Guarantees” and “—Certain Covenants—Future Subsidiary Guarantors.” As of the date of this prospectus, all of our subsidiaries are guarantors.

Ranking

The Exchange Notes and the guarantees will be our and the guarantors’ senior secured obligations, as applicable. Accordingly, they will be:

•   effectively senior to all of our and the guarantors’ existing and future unsecured indebtedness to the extent of the value of the collateral (after satisfaction of any obligations secured by a senior lien on such collateral);

•   effectively senior to all of our and the guarantors’ existing and future obligations under the Revolving Facility to the extent of the value of the Notes Priority Collateral (as defined and described below);

•   senior in right of payment to any of our and the guarantors’ future subordinated indebtedness;

•   equal in right of payment to all of our and the guarantors’ existing and future senior indebtedness, including our and the guarantors’ obligations under the Revolving Facility;

•   equal in priority as to the collateral with respect to our and the guarantors’ obligations under any future pari passu lien obligations incurred in accordance with the terms of the Indenture;

•   effectively subordinated to all of our and the guarantors’ existing and future obligations under the Revolving Facility to the extent of the value of the ABL Priority Collateral (as defined and described below), subject to the ABL Cap Amount (as defined and described below);

•   effectively subordinated to all of our and the guarantors’ existing and future indebtedness that is secured by permitted liens on assets that do not constitute collateral to the extent of the value of such assets; and

•   structurally subordinated to all existing and future indebtedness and other liabilities, including preferred stock, of any non-guarantor subsidiaries.

Collateral

The Exchange Notes and related guarantees will be secured by first-priority liens on certain present and after-acquired property and assets directly owned by us and each of the guarantors, including material owned real property, fixtures, intellectual property, certain equipment, substantially all of our and the guarantors’ other assets not specifically described as ABL Priority Collateral and all supporting obligations and related books and records and all proceeds and products of the foregoing, in each case, other than the ABL Priority Collateral and subject to Permitted Collateral Liens (as defined below) and certain exceptions (as described in the security documents governing the Exchange Notes (collectively, the “Security Documents”)). We refer to the assets described in this paragraph as “Notes Priority Collateral.” Obligations under the Revolving Facility and those in respect of hedging and cash management obligations owed to the lenders (and their affiliates) party to the Revolving Facility (collectively, the “Revolving Facility Obligations”) will be secured by a second-priority lien on the Exchange Notes Priority Collateral. See “Description of the Exchange Notes—Security for the Notes.”

The Exchange Notes and related guarantees will also be secured by second-priority liens on certain of the present and after-acquired assets directly owned by us and each of the guarantors securing the Revolving Facility Obligations on a first-priority basis, including inventory (including as-extracted collateral), accounts, certain specified mixer trucks, chattel paper, general intangibles, instruments, documents, cash, deposit accounts, securities accounts, commodities accounts, letter of credit rights and all supporting obligations and related books and records and all proceeds and products of the foregoing, in each case, other than the Notes Priority Collateral and subject to permitted liens and certain exceptions, as described in the Security Documents. We refer to the assets described in this paragraph as “ABL Priority Collateral.” See “Description of the Exchange Notes—Security for the Notes.”

The Exchange Notes will not be and the Revolving Facility Obligations are not secured by the capital stock of any of our subsidiaries.

A material portion of the collateral that will secure the Exchange Notes secures the Revolving Facility Obligations on a first-priority basis and will secure the Exchange Notes on a second-priority basis. The remaining collateral will secure the Exchange Notes on a first-priority basis and also secure the Revolving Facility Obligations on a second-priority basis. See “Risk Factors—Risks Related to the Exchange Notes, the Exchange Offer and the Collateral—There may not be sufficient collateral to pay all or any of the Notes.”

The Intercreditor Agreement (as defined below) sets forth the terms on which the agent for the lenders of the Revolving Facility Obligations (the “Revolving Facility Agent”) and the collateral agent under the Security Documents (the “Notes Collateral Agent”) are permitted to receive, hold, administer, maintain, enforce and distribute the proceeds of their respective liens upon the collateral.

The Intercreditor Agreement grants (1) to the Revolving Facility Agent, the exclusive right to enforce rights, exercise remedies (including setoff) and make determinations regarding the release or disposition of, or restrictions on, the collateral that secures the Revolving Facility Obligations on a first-priority basis and (2) to the Notes Collateral Agent, the exclusive right to enforce rights, exercise remedies (including setoff) and make determinations regarding the release or disposition of, or restrictions on, the collateral that will secure the Exchange Notes on a first-priority basis, in each case, subject to limitations described therein, which limitations include an access right of the Revolving Facility Agent to exercise remedies in respect of its assets located on real property on which the Notes Collateral Agent has a first-priority lien under the Security Documents. See “Description of the Exchange Notes—Security for the Notes—Intercreditor Agreement.”

No appraisal of the value of the collateral was made in connection with the offering of the Initial Notes and no such appraisal will be made in connection with this exchange offer. The value of the collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the collateral. The liens on the collateral may be released without the consent of the holders of the Exchange Notes if collateral is disposed of in a transaction that complies with the Indenture and the Security Documents, including in accordance with the Intercreditor Agreement. In the event of a liquidation of the collateral, the proceeds may not be sufficient to satisfy the obligations under the Exchange Notes. See “Risk Factors—Risks Related to the Exchange Notes, the Exchange Offer and the Collateral—There are circumstances, other than repayment or discharge of the Notes, under which the collateral securing the Notes and guarantees may be released automatically, without your consent or the consent of the Trustee,” “Risk Factors—Risks Related to the Exchange Notes,

the Exchange Offer and the Collateral—The Notes are secured by liens on the ABL Priority Collateral that are second in priority to the liens securing the Revolving Facility and any other first-priority lien obligations,” and “Risk Factors—Risks Related to the Exchange Notes, the Exchange Offer and the Collateral—There may not be sufficient collateral to pay all or any of the Notes.”

Intercreditor Agreement	The Notes Collateral Agent has entered into an intercreditor agreement which governs the relative priorities of the respective security interests in the collateral of the Notes Collateral Agent and the Revolving Facility Agent and certain other matters relating to the administration of security interests (the “Intercreditor Agreement”). See “Description of the Exchange Notes—Security for the Notes—Intercreditor Agreement” for information regarding certain terms of the Intercreditor Agreement.

Optional Redemption

We may redeem some or all of the Exchange Notes at any time on or after December 1, 2015 at the redemption prices listed under “Description of the Exchange Notes—Optional Redemption,” together with any accrued and unpaid interest to the redemption date, and we may redeem some or all of the Exchange Notes at any time prior to December 1, 2015 at a price equal to 100% of the aggregate principal amount thereof plus the “make-whole” premium described under “Description of the Exchange Notes—Optional Redemption,” together with accrued and unpaid interest, if any, to the date of redemption.

In addition, we may redeem up to 35% of the original aggregate principal amount of the Exchange Notes until December 1, 2015 with the net cash proceeds of certain equity offerings at the redemption price listed under “Description of the Exchange Notes—Optional Redemption,” plus accrued and unpaid interest, if any, to the date of redemption.

Change of Control	Upon a change of control (as defined under ‘‘Description of the Exchange Notes—Change of Control’’), we must offer to repurchase the Exchange Notes at 101% of the principal amount of the Exchange Notes, plus accrued and unpaid interest, if any, to the date of repurchase.

Asset Sale Proceeds	If we or any of our restricted subsidiaries engages in certain asset sales, we will be required under certain circumstances to make an offer to purchase the Exchange Notes at 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date. See “Description of the Exchange Notes—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock.”

Certain Covenants

The Indenture contains certain covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:

•   incur additional debt or issue disqualified stock or preferred stock;

•   pay dividends or make other distributions, repurchase or redeem our stock or subordinated indebtedness or make certain investments;

•   sell assets and issue capital stock of our restricted subsidiaries;

•   incur liens;

•   allow to exist certain restrictions on the ability of our restricted subsidiaries to pay dividends or make other payments to us;

•   enter into transactions with affiliates;

•   consolidate, merge or sell all or substantially all of our assets;

•   engage in certain sale/leaseback transactions; and

•   designate our subsidiaries as unrestricted subsidiaries.

These covenants are subject to a number of important exceptions, limitations and qualifications that are described under “Description of the Exchange Notes—Certain Covenants.”

Book Entry Form	The Exchange Notes will be issued in book-entry form only and will be represented by one or more global notes in definitive, fully registered, book-entry form, deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC. Beneficial interests in any of the Exchange Notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated notes except in limited circumstances.

Absence of a Public Market for the Exchange Notes	There is no established trading market for the Initial Notes. We do not intend to apply for a listing of the Exchange Notes on any securities exchange or an automated dealer quotation system. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes. The initial purchasers have advised us that they currently intend to make a market in the Initial Notes, and when issued, the Exchange Notes. However, they are not obligated to do so, and any market-making with respect to the Exchange Notes may be discontinued without notice in their sole discretion. See “Risk Factors—Risks Related to the Exchange Notes, the Exchange Offer and the Collateral—An active trading market for the Notes does not exist and may not develop.”

Denominations	The Exchange Notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Trustee	U.S. Bank National Association

Governing Law	The Indenture is governed by, and the Exchange Notes will be governed by, the laws of the State of New York.

Risk Factors	You should carefully consider the information set forth under the heading “Risk Factors” in this prospectus, as well as the other information included in or incorporated by reference into this prospectus before deciding whether to invest in the Exchange Notes and participate in the exchange offer.

RISK FACTORS

Participating in the exchange offer and any investment in the Notes involves a high degree of risk. You should carefully consider the risks described below and all of the information contained or incorporated by reference in this prospectus before deciding whether to participate in the exchange offer. The risks and uncertainties described below and in such incorporated documents are not the only risks and uncertainties that we face and the risks described below are not necessarily presented in order of importance. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business operations. If any of those risks actually occur, our business, financial position, results of operations and cash flows could suffer. In such a case, you may lose all or part of your investment. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Statement Concerning Forward-Looking Statements.”

Risks Related to Our Business

Tightening of mortgage lending or mortgage financing requirements could adversely affect the residential construction market and reduce the demand for new home construction.

Commencing in 2006, the mortgage lending and mortgage finance industries experienced significant instability due to, among other things, defaults on subprime loans and adjustable rate mortgages. In light of these events, lenders, investors, regulators and other third parties have questioned the adequacy of lending standards and other credit requirements for a variety of loan programs. This has led to reduced investor demand for mortgage loans and mortgage-backed securities, reduced market values for those securities, tightened credit requirements, reduced liquidity, increased credit risk premiums and increased regulatory actions. Deterioration in credit quality among subprime and other loans has caused many lenders to eliminate subprime mortgages and other loan products that do not conform to the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, Federal Housing Administration or Veterans Administration standards. While mortgage lending conditions have improved since 2010, fewer loan products and tighter loan qualifications continue to make it difficult for some categories of borrowers to finance the purchase of new homes. In general, these developments have been a significant factor in the downturn of, and have delayed the recovery of, the housing market.

Approximately 20% of our revenue for the year ended December 31, 2013 was from residential construction contractors. While mortgage lending conditions have slightly improved and lending volumes have increased since 2010, tightening of mortgage lending or mortgage financing requirements could adversely affect the ability to obtain credit for some borrowers, or reduce the demand for new home construction, which could have a material adverse effect on our business and results of operations. Another downturn in new home construction could also adversely affect our customers focused in residential construction, possibly resulting in slower payments, higher default rates in our accounts receivable, and an overall increase in working capital.

Our net revenue attributable to street, highway and other public works projects could be negatively impacted by a decrease or delay in governmental spending.

During the year ended December 31, 2013, approximately 16% of our ready-mixed concrete revenue was from street, highway and other public works projects. Construction activity on streets, highways and other public works projects is directly related to the amount of government funding available for such projects, which is affected by budget constraints currently being experienced by federal, state and local governments. In addition, if the U.S. government budget process results in a prolonged shutdown or reductions in government spending, we may experience delayed orders, delayed payments, and declines in revenues, profitability, and cash flows. Reduced levels of governmental funding for public works projects or delays in that funding could adversely affect our business, financial condition, results of operations and cash flows.

There are risks related to our internal growth and operating strategy.

Our ability to generate internal growth will be affected by, among other factors, our ability to:

•	attract new customers;

•	differentiate ourselves in a competitive market by emphasizing new product development and value added services;

•	hire and retain employees; and

•	reduce operating and overhead expenses.

Our inability to achieve internal growth could materially and adversely affect our business, financial condition, results of operations, liquidity, and cash flows.

One key component of our operating strategy is to operate our businesses on a decentralized basis, with local or regional management retaining responsibility for day-to-day operations, profitability and the internal growth of the individual business. If we do not implement and maintain proper overall business controls, this decentralized operating strategy could result in inconsistent operating and financial practices and our overall profitability could be adversely affected.

Our failure to successfully identify, manage and integrate acquisitions could reduce our earnings and slow our growth.

We have recently completed several acquisitions and, on an ongoing basis, as part of our strategy to pursue growth opportunities, we continue to evaluate strategic acquisition opportunities that have the potential to support and strengthen our business. There is intense competition for acquisition opportunities in our industry. Competition for acquisitions may increase the cost of, or cause us to refrain from, completing acquisitions. Our ability to complete acquisitions is dependent upon, among other things, the willingness of acquisition candidates we identify to sell; our ability to obtain financing or capital, if needed, on satisfactory terms; and, in some cases, regulatory approvals. The investigation of acquisition candidates and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we fail to complete any acquisition for any reason, including events beyond our control, the costs incurred up to that point for the proposed acquisition likely would not be recoverable.

Potential acquisition targets may be in geographic regions in which we do not currently operate, which could result in unforeseen operating difficulties and difficulties in coordinating geographically dispersed operations, personnel and facilities. In addition, if we enter into new geographic markets, we may be subject to additional and unfamiliar legal and regulatory requirements. Compliance with regulatory requirements may impose substantial additional obligations on us and our management, cause us to expend additional time and resources in compliance activities and increase our exposure to penalties or fines for non-compliance with such additional legal requirements. Our recently completed acquisitions and any future acquisitions could cause us to become involved in labor, commercial or regulatory disputes or litigation related to any new enterprises and could require us to invest further in operational, financial and management information systems and to attract, retain, motivate and effectively manage local or regional management and additional employees. Upon completion of an acquisition, key members of the management of the acquired company may resign, which would require us to attract and retain new management and could make it difficult to maintain customer relationships. Our inability to effectively manage the integration of our completed and future acquisitions could prevent us from realizing expected rates of return on an acquired business and could have a material and adverse effect on our business, financial condition, results of operations, liquidity, and cash flows.

Our business is seasonal and subject to adverse weather.

Since our business is primarily conducted outdoors, erratic weather patterns, seasonal changes and other weather-related conditions affect our business. Adverse weather conditions, including hurricanes and tropical storms, cold weather, snow, and heavy or sustained rainfall, reduce construction activity, restrict the demand for our products, and impede our ability to efficiently deliver concrete. Adverse weather conditions could also increase our costs and reduce our production output as a result of power loss, needed plant and equipment repairs, delays in obtaining permits, time required to remove water from flooded operations, and similar events. In addition, severe drought conditions can restrict available water supplies and restrict production. Consequently, these events could adversely affect our business, financial condition, results of operations, liquidity, and cash flows.

Our operating results may vary significantly from one reporting period to another and may be adversely affected by the cyclical nature of the markets we serve.

The relative demand for our products is a function of the highly cyclical construction industry. As a result, our revenue may be adversely affected by declines in the construction industry generally and in our regional markets. Our results also may be materially affected by:

•	the level of commercial and residential construction in our regional markets, including reductions in the demand for new residential housing construction below current or historical levels;

•	the availability of funds for public or infrastructure construction from local, state and federal sources;

•	unexpected events that delay or adversely affect our ability to deliver concrete according to our customers’ requirements;

•	changes in interest rates and lending standards;

•	changes in the mix of our customers and business, which result in periodic variations in the margins of jobs performed during any particular quarter;

•	the timing and cost of acquisitions and difficulties or costs encountered when integrating acquisitions;

•	the budgetary spending patterns of customers;

•	increases in construction and design costs;

•	power outages and other unexpected delays;

•	our ability to control costs and maintain quality;

•	employment levels; and

•	regional or general economic conditions.

As a result, our operating results in any particular quarter may not be indicative of the results that you can expect for any other quarter or for the entire year. Furthermore, negative trends in the ready-mixed concrete industry or in our geographic markets could have material adverse effects on our business, financial condition, results of operations, liquidity, and cash flows.

We may lose business to competitors who underbid us, and we may be otherwise unable to compete favorably in our highly competitive industry.

Our competitive position in a given market depends largely on the location and operating costs of our plants and prevailing prices in that market. Price is the primary competitive factor among suppliers for small or less complex jobs, principally in residential construction. However, timeliness of delivery and consistency of quality and service, as well as price, are the principal competitive factors among suppliers for large or complex jobs. Concrete manufacturers like us generally obtain customer contracts through local sales and marketing efforts directed at general contractors, developers, governmental agencies and homebuilders. As a result, we depend on local relationships. We generally do not have long-term sales contracts with our customers.

Our competitors range from small, owner-operated private companies to subsidiaries or operating units of large, vertically integrated manufacturers of cement and aggregates. Our vertically integrated competitors generally have greater manufacturing, financial and marketing resources than we have, providing them with competitive advantages. Competitors having lower operating costs than we do or having the financial resources to enable them to accept lower margins than we do will have competitive advantages over us for jobs that are particularly price-sensitive. Competitors having greater financial resources or less financial leverage than we do to invest in new mixer trucks, build plants in new areas or pay for acquisitions also will have competitive advantages over us.

We depend on third parties for concrete equipment and supplies essential to operate our business.

We rely on third parties to sell or lease property, plant and equipment to us and to provide us with supplies, including cement and other raw materials, necessary for our operations. We cannot assure you that our favorable working relationships with our suppliers will continue in the future. Also, there have historically been periods of supply shortages in the concrete industry, particularly in a strong economy.

If we are unable to purchase or lease necessary properties or equipment, our operations could be severely impacted. If we lose our supply contracts and receive insufficient supplies from third parties to meet our customers’ needs or if our suppliers experience price increases or disruptions to their business, such as labor disputes, supply shortages or distribution problems, our business, financial condition, results of operations, liquidity, and cash flows could be materially and adversely affected.

Residential construction and related demand for ready-mixed concrete increased in both 2012 and 2013. While cement prices increased as a result of this increased demand, cement supplies were at levels that indicated a very low risk of cement shortages in most of our markets. Should demand increase substantially beyond our current expectations, we could experience shortages of cement in future periods, which could adversely affect our operating results by decreasing sales of ready-mixed concrete and increasing our costs of raw materials.

Our net revenue attributable to infrastructure projects could be negatively impacted by a decrease or delay in governmental spending.

Our business depends, in part, on the level of governmental spending on infrastructure projects in our markets. Reduced levels of governmental funding for public works projects or delays in that funding could adversely affect our business, financial condition, results of operations, liquidity, and cash flows.

We are dependent on information technology to support many facets of our business.

If our information systems are breached or destroyed or fail due to cyber-attack, unauthorized access, natural disaster, or equipment breakdown, our business could be interrupted, proprietary information could be lost or stolen, and our reputation could be damaged. We take measures to protect our information systems from such occurrences, but we cannot assure you that our efforts will always prevent them. Our business could be negatively affected by any such occurrences.

The departure of key personnel could disrupt our business.

We depend on the efforts of our officers and, in many cases, on senior management of our businesses. Our success will depend on retaining our officers and senior-level managers. We need to ensure that key personnel are compensated fairly and competitively to reduce the risk of departure of key personnel to our competitors or other industries. To the extent we are unable to attract or retain qualified management personnel, our business, financial condition, results of operations, liquidity, and cash flows could be materially and adversely affected. We do not carry key personnel life insurance on any of our employees.

Shortages of qualified employees may harm our business.

Our ability to provide high-quality products and services on a timely basis depends on our success in employing an adequate number of skilled plant managers, technicians and drivers. Like many of our competitors, we experience shortages of qualified personnel from time to time. We may not be able to maintain an adequate skilled labor force necessary to operate efficiently and to support our growth strategy, and our labor expenses may increase as a result of a shortage in the supply of skilled personnel.

Collective bargaining agreements, work stoppages and other labor relations matters may result in increases in our operating costs, disruptions in our business and decreases in our earnings.

As of March 31, 2014, approximately 32% of our employees were covered by collective bargaining agreements, which expire between 2014 and 2018. Our inability to negotiate acceptable new contracts or extensions of existing contracts with these unions could cause work stoppages by the affected employees. In addition, any new contracts or extensions could result in increased operating costs attributable to both union and nonunion employees. If any such work stoppages were to occur, or if other of our employees were to become represented by a union, we could experience a significant disruption of our operations and higher ongoing labor costs, which could materially and adversely affect our business, financial condition, results of operations, liquidity, and cash flows. Also, labor relations matters affecting our suppliers of cement and aggregates could adversely impact our business from time to time.

Participation in multi-employer defined benefit plans may impact our financial condition, results of operations and cash flows.

We contribute to 18 multi-employer defined benefit plans, which are subject to the requirements of the Pension Protection Act of 2006 (the “PPA”). For multi-employer defined benefit plans, the PPA established new funding requirements or rehabilitation requirements, additional funding rules for plans that are in endangered or critical status, and enhanced disclosure requirements to participants regarding a plan’s funding status. The Worker, Retiree, and Employer Recovery Act of 2008 (the “WRERA”) provided some funding relief to defined benefit plan sponsors affected by recent market conditions. The WRERA allowed multi-employer plan sponsors to elect to freeze their current funded status at the same funding status as the preceding plan year (for example, a calendar year plan that was not in critical or endangered status for 2008 was able to elect to retain that status for 2009), and sponsors of multi-employer plans in endangered or critical status in plan years beginning in 2008 or 2009 were allowed a three-year extension of funding improvement or rehabilitation plans (extending the timeline for these plans to achieve their goals from 10 years to 13 years, or from 15 years to 18 years for seriously endangered plans). A number of the multi-employer pension plans to which we contribute are underfunded and are currently subject to funding improvement or rehabilitation requirements. Additionally, if we were to withdraw partially or completely from any plan that is underfunded, we would be liable for a proportionate share of that plan’s unfunded vested benefits. Based on the information available from plan administrators, we believe that our portion of the contingent liability in the case of a full or partial withdrawal from or termination of several of these plans or the inability of plan sponsors to meet the funding or rehabilitation requirements would be material to our financial condition, results of operations and cash flows.

Our overall profitability is sensitive to price changes and minor variations in sales volumes.

Generally, our customers are price-sensitive. Prices for our products are subject to changes in response to relatively minor fluctuations in supply and demand, general economic conditions and market conditions, all of which are beyond our control. Because of the fixed-cost nature of our business, our overall profitability is sensitive to price changes and minor variations in sales volumes.

Instability in the financial and credit sectors may impact our business and financial condition in ways that we currently cannot predict.

Adverse or worsening economic trends could have a negative impact on our suppliers and our customers and their financial condition and liquidity, which could cause them to fail to meet their obligations to us and could have a material adverse effect on our revenue, income from operations and cash flows. The uncertainty and volatility of the financial and credit sectors could have further impacts on our business and financial condition that we currently cannot predict or anticipate.

Turmoil in the global financial system could have an impact on our business and our financial condition. Accordingly, our ability to access the capital markets could be restricted or be available only on unfavorable terms. Limited access to the capital markets could adversely impact our ability to take advantage of business opportunities or react to changing economic and business conditions and could adversely impact our ability to execute our long-term growth strategy. Ultimately, we could be required to reduce our future capital expenditures substantially. Such a reduction could have a material adverse effect on our revenue, income from operations and cash flows.

If one or more of the lenders under our Revolving Facility, which provides for aggregate commitments of up to $125.0 million, subject to a borrowing base, were to become unable or unwilling to perform their obligations under that facility, our borrowing capacity could be reduced. Our inability to borrow additional amounts under our Revolving Facility could limit our ability to fund our future operations and growth.

Governmental regulations, including environmental regulations, may result in increases in our operating costs and capital expenditures and decreases in our earnings.

A wide range of federal, state and local laws, ordinances and regulations apply to our operations, including the following matters:

•	land usage;

•	street and highway usage;

•	noise levels; and

•	health, safety and environmental matters.

In many instances, we must have various certificates, permits or licenses in order to conduct our business. Our failure to maintain required certificates, permits or licenses or to comply with applicable governmental requirements could result in substantial fines or possible revocation of our authority to conduct some of our operations. Delays in obtaining approvals for the transfer or grant of certificates, permits or licenses, or failure to obtain new certificates, permits or licenses, could impede the implementation of any acquisitions.

Governmental requirements that impact our operations include those relating to air quality, solid and hazardous waste management and cleanup and water quality. These requirements are complex and subject to change. Certain laws, such as the U.S. law known as Superfund, can impose strict liability in some cases without regard to negligence or fault, including for the conduct of or conditions caused by others, or for our acts that complied with all applicable requirements when we performed them. Our compliance with amended, new or more stringent requirements, stricter interpretations of existing requirements, or the future discovery of environmental conditions may require us to make unanticipated material expenditures. In addition, we may fail to identify, or obtain indemnification for, environmental liabilities of acquired businesses. We generally do not maintain insurance to cover environmental liabilities.

Our operations are subject to various hazards that may cause personal injury or property damage and increase our operating costs.

Operating mixer trucks, particularly when loaded, exposes our drivers and others to traffic hazards. Our drivers are subject to the usual hazards associated with providing services on construction sites, while our plant personnel are subject to the hazards associated with moving and storing large quantities of heavy raw materials. Operating hazards can cause personal injury and loss of life, damage to or destruction of property, plant and equipment and environmental damage. Although we conduct training programs designed to reduce these risks, we cannot eliminate these risks. We maintain insurance coverage in amounts we believe are consistent with industry practice; however, this insurance may not be adequate to cover all losses or liabilities we may incur in our operations, and we may not be able to maintain insurance of the types or at levels we deem necessary or adequate, or at rates we consider reasonable. A partially or completely uninsured claim, if successful and of sufficient magnitude, could have a material adverse effect on us.

The insurance policies we maintain are subject to varying levels of deductibles. Losses up to the deductible amounts are accrued based on our estimates of the ultimate liability for claims incurred and an estimate of claims incurred but not reported. If we were to experience insurance claims or costs above our estimates, our business, financial condition, results of operations, liquidity, and cash flows might be materially and adversely affected.

We may incur material costs and losses as a result of claims that our products do not meet regulatory requirements or contractual specifications.

Our operations involve providing products that must meet building code or other regulatory requirements and contractual specifications for durability, stress-level capacity, weight-bearing capacity and other characteristics. If we fail or are unable to provide products meeting these requirements and specifications, material claims may arise against us and our reputation could be damaged. In the past, we have had significant claims of this kind asserted against us that we have resolved. There currently are claims, and we expect that in the future there will be additional claims, of this kind asserted against us. If a significant product-related claim or claims are resolved against us in the future, that resolution may have a material adverse effect on our business, financial condition, results of operations, liquidity, and cash flows.

Some of our plants are susceptible to damage from earthquakes, for which we have a limited amount of insurance.

We maintain only a limited amount of earthquake insurance and, therefore, we are not fully insured against earthquake risk. Any significant earthquake damage to our plants could materially and adversely affect our business, financial condition, results of operations, liquidity, and cash flows.

Increasing insurance claims and expenses could lower our profitability and increase our business risk.

The nature of our business subjects us to product liability, property damage, personal injury claims and workers’ compensation claims from time to time. Increased premiums charged by insurance carriers may further increase our insurance expense as coverage expires or otherwise cause us to raise our self-insured retention. If the number or severity of claims within our self-insured retention increases, we could suffer losses in excess of our reserves. An unusually large liability claim or a string of claims based on a failure repeated throughout our mass production process may exceed our insurance coverage or result in direct damages if we were unable or elected not to insure against certain hazards because of high premiums or other reasons. In addition, the availability of, and our ability to collect on, insurance coverage is often subject to factors beyond our control. Further, allegations relating to workers’ compensation violations may result in investigations by insurance regulatory or other governmental authorities, which investigations, if any, could have a direct or indirect material adverse effect on our ability to pursue certain types of business which, in turn, could have a material adverse effect on our business, financial position, results of operations, liquidity, and cash flows.

Risks Related to the Exchange Notes, the Exchange Offer and the Collateral

Your failure to participate in the exchange offer may have adverse consequences.

If you do not exchange your Initial Notes for Exchange Notes pursuant to the exchange offer, you will continue to be subject to the restrictions on transfer of your Initial Notes, as set forth in the legend on your Initial Notes. The restrictions on transfer of your Initial Notes arise because we sold the Initial Notes in private offerings. In general, the Initial Notes may not be offered or sold, unless registered under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

After completion of the exchange offer, holders of Initial Notes who do not tender their Initial Notes in the exchange offer will no longer be entitled to any exchange or registration rights under the registration rights agreement, except in limited circumstances. The tender of Initial Notes under the exchange offer will reduce the principal amount of the currently outstanding Initial Notes. Due to the corresponding reduction in liquidity, this may have an adverse effect upon, and increase the volatility of, the market price of any currently outstanding Initial Notes that you continue to hold following completion of the exchange offer. See “The Exchange Offer.”

You must comply with the exchange offer procedures in order to receive new, freely tradable Exchange Notes.

Delivery of the Exchange Notes in exchange for the Initial Notes tendered and accepted for exchange pursuant to the exchange offer will be made if the procedures for tendering the Initial Notes are followed. We are not required to notify you of defects or irregularities in tenders of Initial Notes for exchange. See “The Exchange Offer.”

Some holders who exchange their Initial Notes may be deemed to have received restricted securities, and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

If you exchange your Initial Notes in the exchange offer for the purpose of participating in a distribution of the Exchange Notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

The consummation of the exchange offer may not occur.

We are not obligated to complete the exchange offer under certain circumstances. See “The Exchange Offer—Conditions to the Exchange Offer.” Even if the exchange offer is completed, it may not be completed on the schedule described in this prospectus. Accordingly, holders participating in the exchange offer may have to wait longer than expected to receive their Exchange Notes. You may be required to deliver prospectuses and comply with other requirements in connection with any resale of the Exchange Notes.

An active trading market for the Exchange Notes may not develop.

There is no existing market for the Exchange Notes. The Exchange Notes will not be listed on any securities exchange. There can be no assurance that a trading market for the Exchange Notes will ever develop or will be maintained. Further, there can be no assurance as to the liquidity of any market that may develop for the Exchange Notes, your ability to sell your Exchange Notes or the price at which you will be able to sell your Exchange Notes. Future trading prices of the Exchange Notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the Exchange Notes, the market for similar securities and the results of our competitors. In addition, if a large amount of Initial Notes are not tendered or are tendered improperly, the limited amount of Exchange Notes that would be issued and outstanding after we consummate this exchange offer would reduce liquidity and could lower the market price of those Exchange Notes.

Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including:

•	our operating performance and financial condition;

•	time remaining to the maturity of the Notes;

•	outstanding amount of the Notes;

•	the terms related to optional redemption of the Notes; and

•	level, direction and volatility of market interest rates generally.

Our substantial indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the Notes and our other indebtedness.

We have and will continue to have a significant amount of indebtedness. As of December 31, 2013, we had $200.0 million of outstanding senior indebtedness represented by the Initial Notes. During 2013, we and certain of our subsidiaries entered into the 2013 Loan Agreement (as defined below in “Description of Other Indebtedness”), which provides for aggregate commitments of up to $125.0 million, subject to a borrowing base, under the Revolving Facility. As of March 31, 2014, we had no outstanding borrowings under the Revolving Facility.

The negative covenants in the Exchange Notes will, and the negative covenants in the Revolving Facility do, allow us to incur additional indebtedness from other sources in certain circumstances.

As a result of our existing indebtedness and our capacity to incur additional indebtedness, we are, and anticipate continuing to be, a highly leveraged company. A significant portion of our cash flow will be required to pay interest and principal on our outstanding indebtedness, and we may be unable to generate sufficient cash flow from operations, or have future borrowings available under our Revolving Facility, to enable us to repay our indebtedness, including the Notes, or to fund other liquidity needs. This level of indebtedness could have important consequences to holders of the Notes, including the following:

•	it requires us to use a significant percentage of our cash flow from operations for debt service and the repayment of our indebtedness, including indebtedness we may incur in the future, and such cash flow may not be available for other purposes;

•	it limits our ability to borrow money or sell stock to fund our working capital, capital expenditures, acquisitions and debt service requirements;

•	our interest expense could increase if interest rates in general increase because a portion of our indebtedness bears interest at floating rates;

•	it may limit our flexibility in planning for, or reacting to, changes in our business and future business opportunities;

•	we are more highly leveraged than some of our competitors, which may place us at a competitive disadvantage;

•	it may make us more vulnerable to a downturn in our business or the economy;

•	it may increase our cost of borrowing;

•	it may restrict us from exploiting business opportunities;

•	the debt service requirements of our indebtedness could make it more difficult for us to make payments on the Notes and our other indebtedness; and

•	there would be a material adverse effect on our business and financial condition if we were unable to service our indebtedness or obtain additional financing, as needed.

We may not be able to generate sufficient cash flows to meet our debt service obligations and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make payments on and to refinance our indebtedness, including the Notes, and to fund planned capital expenditures will depend on our ability to generate cash from our operations in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

Our business may not generate sufficient cash flow from operations and future sources of capital under the Revolving Facility or otherwise may not be available to us in an amount sufficient to enable us to pay our indebtedness, including the Notes, or to fund our other liquidity needs. If we complete an acquisition, our debt service requirements could increase. We may need to refinance or restructure all or a portion of our indebtedness, including the Notes, on or before maturity. We may not be able to refinance any of our indebtedness, including the Revolving Facility and the Notes, on commercially reasonable terms, or at all. If we cannot service our indebtedness, we may have to take actions such as selling assets, seeking additional equity, reducing or delaying capital expenditures, strategic acquisitions, investments and alliances or restructuring or refinancing our indebtedness, including the Notes. We may not be able to effect such actions, if necessary, on commercially reasonable terms, or at all.

Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. In the absence of such cash flows and resources, we could face substantial liquidity problems and might be required to sell material assets or operations to attempt to meet our debt service and other obligations. The 2013 Loan Agreement and the Indenture restrict our ability to conduct asset sales and/or use the proceeds from asset sales. We may not be able to consummate these asset sales to raise capital or sell assets at prices and on terms that we believe are fair and any proceeds that we do receive may not be adequate to meet any debt service obligations then due. See “Description of Other Indebtedness” and “Description of the Exchange Notes—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock.” If we cannot meet our debt service obligations, the holders of our debt may accelerate our debt and, to the extent such debt is secured, foreclose on our assets. In such an event, we may not have sufficient assets to repay all of our debt.

We may still be able to incur significantly more debt or make certain restricted payments in the future. This could intensify already-existing risks related to our indebtedness.

The terms of the Indenture and the 2013 Loan Agreement contain restrictions on our and the guarantors’ ability to incur additional indebtedness. However, these restrictions are subject to a number of important qualifications and exceptions and the indebtedness incurred in compliance with these restrictions could be substantial. Accordingly, we or the guarantors could incur significant additional indebtedness in the future, much of which could constitute secured, senior or pari passu indebtedness. As of March 31, 2014, our Revolving Facility provided for unused borrowing capacity of up to $96.6 million (after taking into account $11.3 million of undrawn letters of credit). All of those borrowings are secured on a first-priority basis by the assets that secure the Notes on a second-priority basis. We also have the ability to incur additional secured indebtedness that has priority over the Notes on these assets.

The Indenture permits us to incur certain additional secured debt, including debt that shares in the collateral (and debt that has priority to the Notes in certain collateral) and allows our non-guarantor subsidiaries to incur additional debt that would be structurally senior to the Notes, and the Indenture does not prevent us from incurring other liabilities that do not constitute indebtedness as defined in the Indenture. See “Description of the Exchange Notes—Certain Covenants—Limitation on Indebtedness.” If we incur any additional indebtedness that ranks equally with the Notes, including any additional Notes, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of our company. This may have the effect of reducing the amount of proceeds paid to you.

The Indenture also, under certain circumstances, allows us to designate some of our restricted subsidiaries as unrestricted subsidiaries. Those unrestricted subsidiaries will not be subject to many of the restrictive covenants in the Indenture and therefore will be able to incur indebtedness beyond the limitations specified in the Indenture and engage in other activities in which restricted subsidiaries may not engage. If new debt is added to our current debt levels, the related risks that we and the guarantors now face could intensify. See “Description of Other Indebtedness” and “Description of the Exchange Notes.”

We may also consider investments in joint ventures or acquisitions, which may increase our indebtedness. Moreover, although the 2013 Loan Agreement and the Indenture contain restrictions on our ability to make restricted payments, including the declaration and payment of dividends, we will be able to make substantial restricted payments under certain circumstances. See “Description of the Exchange Notes”.

The amount of borrowings permitted under our Revolving Facility may fluctuate significantly, which may adversely affect our liquidity, results of operations and financial position.

The amount of borrowings permitted at any time under our Revolving Facility is limited to a periodic borrowing base valuation of, among other things, our accounts receivable, inventory, and mixer trucks. As a result, our access to credit under our Revolving Facility is potentially subject to significant fluctuations depending on the value of the borrowing base eligible assets as of any measurement date, as well as certain discretionary rights of the administrative agent of our Revolving Facility in respect of the calculation of such borrowing base value. Our inability to borrow under, or the early termination of, our Revolving Facility may adversely affect our liquidity, results of operations and financial position.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

Borrowings under our Revolving Facility are at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness could increase even though the amount borrowed remains the same, and our net income and cash flows, including cash available for servicing our indebtedness, would correspondingly decrease.

Repayment of our debt, including the Notes, is dependent on cash flow generated by our subsidiaries.

We are a holding company and substantially all of our tangible assets are owned by our subsidiaries. As such, repayment of our indebtedness, to a certain degree, is dependent on the generation of cash flow by our subsidiaries (including any subsidiaries that are not guarantors) and their ability to make such cash available to us, by dividend, loan, debt repayment or otherwise. Unless they are guarantors of the Notes, our subsidiaries do not have any obligation to pay amounts due on the Notes or to make funds available for that purpose. Our subsidiaries may not be able to, or be permitted to, make distributions or other payments to enable us to make payments in respect of the Notes. Each of our subsidiaries is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. While the terms of the Indenture and the 2013 Loan Agreement limit the ability of certain of our subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments, these limitations are subject to important qualifications and exceptions. See “Description of the Exchange Notes—Certain Covenants—Limitation on Restrictions on Distributions from Restricted Subsidiaries.” In the event that we do not receive distributions or other payments from our subsidiaries, we may be unable to make required payments on the Notes. The Notes are not secured by the capital stock of our subsidiaries. See “—The Notes are not secured by the capital stock of any of our subsidiaries, which may affect the ability to foreclose on assets” below.

We may be unable to refinance our indebtedness.

We may need to refinance all or a portion of our indebtedness, including the 2013 Loan Agreement and the Notes, before maturity. We cannot assure you that we will be able to refinance any of our indebtedness on commercially reasonable terms or at all or that we will be able to obtain sufficient funds to enable us to repay or refinance our debt obligations on commercially reasonable terms, or at all.

A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may increase our future borrowing costs and reduce our access to capital.

Our debt currently has a non-investment grade rating, and any rating assigned could be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Notes. Credit ratings are not recommendations to purchase, hold or sell the Notes. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure of the Notes.

Our debt agreements may restrict our ability to operate our business and to pursue our business strategies.

The 2013 Loan Agreement and the Indenture impose, and future financing agreements are likely to impose, operating and financial restrictions on our activities. These restrictions require us to comply with or maintain certain financial tests and limit or prohibit our ability to, among other things:

•	incur additional indebtedness or issue disqualified stock or preferred stock;

•	pay dividends or make other distributions, repurchase or redeem our stock or subordinated indebtedness or make certain investments;

•	prepay, redeem or repurchase certain debt;

•	sell assets and issue capital stock of our restricted subsidiaries;

•	incur liens;

•	enter into agreements restricting our restricted subsidiaries’ ability to pay dividends, make loans to other U.S. Concrete entities or restrict the ability to provide liens;

•	enter into transactions with affiliates;

•	consolidate, merge or sell all or substantially all of our assets;

•	engage in certain sale/leaseback transactions; and

•	with respect to the Indenture, designate our subsidiaries as unrestricted subsidiaries.

The restrictive covenants in the 2013 Loan Agreement also require us to maintain specified financial ratios and satisfy other financial condition tests in certain circumstances. See “Description of Other Indebtedness.”

These restrictions on our ability to operate our business could seriously harm our business by, among other things, limiting our ability to take advantage of financing, merger and acquisition and other corporate opportunities.

Various risks, uncertainties and events beyond our control could affect our ability to comply with these covenants and maintain these financial tests. Failure to comply with any of the covenants in our existing or future financing agreements could result in a default under those agreements and under other agreements containing cross-default provisions. A default would permit lenders to accelerate the maturity of the debt under these agreements and to foreclose upon any collateral securing the debt. Under these circumstances, we might not have sufficient funds or other resources to satisfy all of our obligations, including our obligations under the Notes. In addition, the limitations imposed by financing agreements on our ability to incur additional debt and to take other actions might significantly impair our ability to obtain other financing. We cannot assure you that we will be granted waivers or amendments to these agreements if for any reason we are unable to comply with these agreements, or that we will be able to refinance our debt on terms acceptable to us, or at all. In addition, an event of default under the 2013 Loan Agreement would permit the lenders under our Revolving Facility to terminate all commitments to extend further credit under that facility. Furthermore, if we were unable to repay the amounts due and payable under our Revolving Facility, those lenders could proceed against the collateral granted to them to secure that indebtedness.

As a result of these restrictions, we may be:

•	limited in how we conduct our business;

•	unable to raise additional debt or equity financing to operate during general economic or business downturns; or

•	unable to compete effectively or to take advantage of new business opportunities.

These restrictions, along with restrictions that may be contained in agreements evidencing or governing other future indebtedness, may affect our ability to grow in accordance with our growth strategy.

Our failure to comply with the covenants contained in the 2013 Loan Agreement, the Indenture or any other indebtedness, including as a result of events beyond our control, could result in an event of default which could materially and adversely affect our operating results and our financial condition and, as a result, we may not be able to make payments on the Notes.

The Revolving Facility contains certain covenants, including compliance with a fixed charge coverage ratio if our Availability (as defined in the 2013 Loan Agreement) falls below a certain threshold. In addition, the Revolving Facility requires us to comply with various operational and other covenants. See “Description of Other Indebtedness” for a discussion of the financial covenants contained in the 2013 Loan Agreement. Agreements governing our other indebtedness may also contain various covenants. If there were an event of default under any of our debt instruments that was not cured or waived, the holders of the defaulted debt could cause all amounts outstanding with respect to the debt to be due and payable immediately. Our assets and cash flow may not be sufficient to fully repay all obligations under our outstanding debt instruments, either upon maturity or if accelerated upon an event of default. If we were required to repurchase the Notes or any of our other debt securities upon a change of control, we may not be able to refinance or restructure the payments on those debt securities. If, as or when required, we are unable to repay, refinance or restructure our indebtedness under, or amend the covenants contained in, the 2013 Loan Agreement, the lenders thereunder could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against the ABL Priority Collateral, which also secures the Notes on a second-priority basis. If, as or when required, we are unable to repay, refinance or restructure our indebtedness under, or amend the covenants contained in, the Indenture, the holders of the Notes could institute foreclosure proceedings against the Notes Priority Collateral, which also secures our obligations under the Revolving Facility on a second-priority basis. Any such actions could force us into bankruptcy or liquidation.

Moreover, the 2013 Loan Agreement provides the lenders considerable discretion to impose reserves or availability blocks, which could materially impair the amount of borrowings that would otherwise be available to us. There can be no assurance that the lenders under the Revolving Facility will not take such actions during the term of that facility and, further, were they to do so, the resulting impact of such actions could materially and adversely impair our ability to make interest payments on the Notes, among other matters.

Claims of holders of the Notes will be structurally subordinated to all obligations of our existing and future subsidiaries that are not and do not become guarantors of the Notes.

The Notes are fully and unconditionally guaranteed by each of our existing and future restricted subsidiaries that guarantees any obligations under our Revolving Facility or that guarantees certain of our other indebtedness or indebtedness of any guarantor (other than future foreign subsidiaries that guarantee only indebtedness of other foreign subsidiaries). Our subsidiaries that do not guarantee the Notes, including any future foreign restricted subsidiaries that guarantee only indebtedness incurred by another foreign subsidiary and any subsidiaries that we designate as unrestricted, will have no obligation, contingent or otherwise, to pay amounts due under the Notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. Claims of holders of the Notes will be structurally subordinated to all indebtedness and other obligations and liabilities of any nonguarantor subsidiary such that in the event of insolvency, liquidation, reorganization, dissolution or other winding up of any such nonguarantor subsidiary, all of that subsidiary’s creditors (including trade creditors) would be entitled to payment in full out of that subsidiary’s assets before we would be entitled to any payment.

In addition, our subsidiaries that provide, or will provide, guarantees of the Notes will be automatically released from those guarantees upon the occurrence of certain events, including the following:

•	the designation of that subsidiary guarantor as an unrestricted subsidiary in accordance with the terms of the Indenture;

•	the release or discharge of any guarantee or indebtedness that resulted in the creation of the guarantee of the Notes by such subsidiary guarantor (other than a release or discharge as a result of the payment of such indebtedness);

•	the sale or other disposition of that subsidiary guarantor or the sale or other disposition of substantially all of the assets of the subsidiary guarantor, in each case, other than to us or another subsidiary guarantor and as permitted by the Indenture;

•	satisfaction and discharge of the Indenture as described in the section titled “Description of the Exchange Notes—Satisfaction and Discharge” or our exercise of our legal defeasance option or covenant defeasance option as described in the section titled “Description of the Exchange Notes—Defeasance.”

If any subsidiary guarantee is released, no holder of the Notes will have a claim as a creditor against that subsidiary, and the indebtedness and other liabilities, including trade payables and preferred stock, if any, whether secured or unsecured, of that subsidiary will be structurally senior to the claim of any holders of the Notes. See “Description of the Exchange Notes—Guarantees.”

The Indenture also permits us to designate certain of our subsidiaries as unrestricted subsidiaries, which subsidiaries would not be subject to the restrictive covenants in the Indenture. This means that these entities would be able to engage in many of the activities the Indenture restricts for us and our restricted subsidiaries, such as incurring substantial additional debt (secured or unsecured), making investments, selling, encumbering or disposing of substantial assets, entering into transactions with affiliates and entering into mergers or other business combinations among other activities. These actions could be detrimental to our ability to make payments when due and to comply with our other obligations under the Notes, and could reduce the amount of our assets that would be available to satisfy your claims should we default on the Notes. In addition, the initiation of bankruptcy or insolvency proceedings or the entering of a judgment against these entities, or their default under their other credit arrangements, will not result in a cross-acceleration of the Notes.

The Notes are secured by liens on the ABL Priority Collateral that are second in priority to the liens securing the Revolving Facility and any other first-priority lien obligations.

The Revolving Facility Obligations are secured by first-priority liens on the ABL Priority Collateral. The Notes and related guarantees have a second-priority lien on the ABL Priority Collateral. The Notes are also secured by first-priority liens on the Notes Priority Collateral. The Revolving Facility Obligations are secured by a second-priority lien on the Notes Priority Collateral.

With respect to the assets that constitute ABL Priority Collateral, the Notes are effectively junior to the Revolving Facility Obligations to the extent of the value of those assets, subject to certain limitations. See “Description of the Exchange Notes—Security for the Notes—Intercreditor Agreement.” The Indenture also permits us to incur additional indebtedness secured by the ABL Priority Collateral on a basis senior to the Notes. The borrowings under our Revolving Facility and any such future indebtedness will be higher in priority as to the ABL Priority Collateral than the security interests on the same collateral securing the Notes and the guarantees. The rights of the holders of the Notes with respect to the collateral securing the Notes are limited pursuant to the terms of the Intercreditor Agreement. Under the terms of the Intercreditor Agreement and the Security Documents, the proceeds of any collection, sale, disposition or other realization in connection with the exercise of remedies against the ABL Priority Collateral (including distributions of cash, securities or other property on account of the value of such collateral in a bankruptcy, insolvency, reorganization or similar proceedings) will be applied first to repay any amounts due under the Revolving Facility (subject to the ABL Cap Amount) and other first-priority lien obligations, including any post-petition interest with respect thereto, certain hedging obligations relating to obligations under the Revolving Facility and certain cash management obligations of ours and the guarantors owed to the lenders under the Revolving Facility before the holders of the Notes receive any proceeds from the ABL Priority Collateral. Thus, the Notes and the guarantees are effectively subordinated to our and the guarantors’ indebtedness under the Revolving Facility and other first-priority lien obligations, as well as certain hedging and cash management obligations, with respect to the ABL Priority Collateral, to the extent of the value of the ABL Priority Collateral (subject to the ABL Cap Amount). Under the Intercreditor Agreement, the lenders under the Revolving Facility have the ability to restrict your right to proceed against the ABL Priority Collateral, subject to certain limitations and exceptions.

The ABL Priority Collateral secures the Notes on a second-priority basis and is subject to any and all exceptions, defects, encumbrances, liens and other imperfections as may be or have been accepted by the lenders under the Revolving Facility and any other holders of first-priority liens on such collateral from time to time, whether existing on or after the date the Notes were issued. The existence of such exceptions, limitations, imperfections and liens could adversely affect the value of such collateral.

There may not be sufficient collateral to pay all or any of the Notes.

The value at any time of the collateral securing the Notes will depend on market and other economic conditions, including the availability of suitable buyers. No appraisal of the value of the collateral was made in connection with the offering of the Initial Notes and no such appraisal will be made in connection with the exchange offer. The book value of our assets may not be indicative of the fair market value of such assets, which could be substantially lower. By their nature, some or all of the pledged assets may be illiquid and may have no readily ascertainable market value. The value of the assets pledged as collateral for the Notes could be impaired in the future as a result of changing economic conditions, our failure to implement our business strategy, competition or other future trends. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, the proceeds from any sale or liquidation of the collateral may not be sufficient to pay our obligations under the Notes, in full or at all, together with our obligations under any other indebtedness that is secured on an equal and ratable basis by a first-priority lien on the collateral.

The security interests in the collateral also are subject to practical problems generally associated with the realization of security interests in collateral. For example, the consent of a third party may be required to obtain or enforce a security interest in a contract. We cannot assure you that any such consent could be obtained. We also cannot assure you that the consents of any third parties will be given when and if required to facilitate a foreclosure on such assets. Accordingly, the Notes Collateral Agent may not have the ability to foreclose upon those assets and the value of the collateral may be significantly impaired. See also, “—The Notes are not secured by the capital stock of any of our subsidiaries, which may affect the ability to foreclose on assets.”

Accordingly, there may not be sufficient collateral to pay all of the amounts due on the Notes. Any claim for the difference between the amount, if any, realized by holders of the Notes from the sale of collateral securing the Notes and the obligations under the Notes will rank equally in right of payment with all of our other unsecured unsubordinated indebtedness and other obligations, including trade payables.

To the extent that third parties enjoy prior liens, such third parties may have rights and remedies with respect to the property subject to such liens that, if exercised, could adversely affect the value of the collateral. The Indenture does not require that we maintain a current level of collateral or maintain a specific ratio of indebtedness to asset values. Releases of collateral from the liens securing the Notes are permitted under some circumstances. See “Description of the Exchange Notes—Security for the Notes—Release of Collateral” and “—There are circumstances, other than repayment or discharge of the Notes, under which the collateral securing the Notes and guarantees may be released automatically, without your consent or the consent of the Trustee.”

The Security Documents generally allow us and our subsidiaries to remain in possession of, retain exclusive control over, freely operate, and collect, invest and dispose of any income from, the collateral that secures the

Notes. In addition, to the extent we sell any assets that constitute collateral, the proceeds from any such sale will be subject to the first-priority or second-priority lien, as applicable, that secure the Notes to which the underlying assets were subject. In addition, if we sell any of our assets that do not constitute Notes Priority Collateral and, with the proceeds from such sale, purchase assets that would not constitute collateral, the holders of the Notes would not receive a security interest in such purchased assets.

There are circumstances, other than repayment or discharge of the Notes, under which the collateral securing the Notes and guarantees may be released automatically, without your consent or the consent of the Trustee.

Under various circumstances, all or a portion of the collateral may be released automatically, including:

•	in whole upon:

•	satisfaction and discharge of the Indenture as described in “Description of the Exchange Notes—Satisfaction and Discharge”; or

•	our exercise of our legal defeasance option or covenant defeasance option as described in “Description of the Exchange Notes—Defeasance”;

•	in part, as to any property that (1) is sold, transferred or otherwise disposed of by us or any subsidiary guarantor (other than to us or another subsidiary guarantor) in a transaction not prohibited by the Indenture at the time of such sale, transfer or disposition or (2) is owned or at any time acquired by a subsidiary guarantor that has been released from its guarantee in accordance with the Indenture, concurrently with the release of such guarantee;

•	in whole or in part, as applicable, upon any release, sale or disposition (other than in connection with a cancellation or termination of the Revolving Facility) of ABL Priority Collateral pursuant to the terms of the Revolving Facility and the related security documents, subject to certain exceptions, resulting in the release of the lien on such ABL Priority Collateral; and

•	in whole or in part with the consent of the holders holding 66 2/3% or more of the principal amount of the Notes outstanding.

In addition, upon certain sales of the assets that comprise ABL Priority Collateral, we are required to repay amounts outstanding under the Revolving Facility, prior to repayment of any of our other indebtedness, including the Notes, with the proceeds of such collateral disposition.

The Indenture also permits us to designate one or more of our restricted subsidiaries that is a guarantor of the Notes as an unrestricted subsidiary. If we designate a subsidiary guarantor as an unrestricted subsidiary for purposes of the Indenture, all of the liens on any collateral owned by such subsidiary or any of its subsidiaries and any guarantees of the Notes by such subsidiary or any of its subsidiaries will be released under the Indenture. Designation of an unrestricted subsidiary will reduce the aggregate value of the collateral securing the Notes to the extent that liens on the assets of the unrestricted subsidiary and its subsidiaries are released. In addition, the creditors of the unrestricted subsidiary and its subsidiaries will have a senior claim on the assets of such unrestricted subsidiary and its subsidiaries.

In most cases we have control over the collateral, and the sale of particular assets by us could reduce the pool of assets securing the Notes.

The Security Documents generally allow us and the guarantors to remain in possession of, to retain exclusive control over, to freely operate and to collect, invest and dispose of any income from, the collateral securing the Notes. For example, so long as no default or event of default under the 2013 Loan Agreement or the Indenture would result therefrom, we may, among other things, without any release or consent by the Trustee, conduct ordinary course activities with respect to the collateral, such as selling, abandoning, or otherwise disposing of the collateral and making ordinary course cash payments (including repayments of indebtedness).

To the extent we sell or take actions that reduce the value of the collateral, it will reduce the pool of assets securing the Notes and the guarantees. Under certain circumstances we may be required to offer to repurchase the Notes with the proceeds from the sale of our assets. See “Description of the Exchange Notes—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock.”

The Intercreditor Agreement limits the rights of the holders of the Notes and their control with respect to the ABL Priority Collateral.

Under the terms of the Intercreditor Agreement, at any time that any obligations secured by first-priority liens on the ABL Priority Collateral are outstanding, any actions that may be taken in respect of the ABL Priority Collateral, including the ability to cause the commencement of enforcement proceedings against such collateral and to control the conduct of such proceedings, and the approval of amendments to and waivers of past defaults under, the related collateral documents, will be at the direction of the holders of the obligations secured by first-priority liens, including the Revolving Facility Obligations. The holders of the obligations secured by first-priority liens on the ABL Priority Collateral, including the Revolving Facility Obligations, will direct all such actions with respect to the ABL Priority Collateral, for so long as such obligations are outstanding. As a result, the Notes Collateral Agent under the Security Documents does not have the ability to control or direct such actions with respect to such collateral, even if the rights of the holders of Notes are adversely affected. Additionally, to the extent such collateral is released from securing the first-priority lien obligations (except in connection with the termination of the Revolving Facility), the second-priority liens securing the Notes will also automatically be released, subject to certain exceptions. See “Description of the Exchange Notes—Security for the Notes.”

In addition, because the holders of the obligations secured by first-priority liens on the ABL Priority Collateral, including the Revolving Facility Obligations, control the disposition of such collateral, such holders could decide not to proceed against the ABL Priority Collateral, regardless of whether there is a default under the documents governing such indebtedness or under the Indenture. In such an event, subject to certain limited exceptions, the only remedy available to the holders of the Notes would be to sue for payment on the Notes and the related guarantees. The Indenture and the Intercreditor Agreement contain certain other provisions benefiting the holders of the obligations secured by first-priority liens on the ABL Priority Collateral, including the Revolving Facility Obligations, including provisions prohibiting the Notes Collateral Agent from objecting, following the filing of a bankruptcy petition, to a number of important matters regarding the ABL Priority Collateral or to certain financings to be provided to us. After such filing, the value of this collateral could materially deteriorate and holders of the Notes would be unable to raise an objection. In addition, the right of the holders of obligations secured by first-priority liens on the ABL Priority Collateral to foreclose upon and sell such collateral upon the occurrence of an event of default also would be subject to limitations under applicable bankruptcy laws if we or any of our subsidiaries become subject to a bankruptcy proceeding. In addition, the Intercreditor Agreement gives the holders of first-priority liens on the ABL Priority Collateral the right to access and to use the Notes Priority Collateral that secures the Notes to allow those holders to protect the ABL Priority Collateral and to process, store and dispose of the ABL Priority Collateral.

In addition, in the event of any insolvency or liquidation proceeding, if the lenders under the Revolving Facility desire to permit the use of cash collateral or to permit any debtor-in-possession (“DIP”) financing, the Notes Collateral Agent will, subject to certain exceptions, not be permitted to raise any objection to such cash collateral use or DIP financing. The Intercreditor Agreement limits the right of the Notes Collateral Agent to seek relief from the “automatic stay” in an insolvency proceeding or to seek or accept “adequate protection” from a bankruptcy court even though such holders’ rights with respect to the collateral are being affected. See “Description of the Exchange Notes—Intercreditor Agreement.”

The imposition of certain permitted liens will cause the assets on which such liens are imposed to be excluded from the collateral securing the Notes and the related guarantees. There are certain other categories of property that are also excluded from the collateral securing the Notes and the related guarantees.

The Indenture permits certain liens in favor of third parties to secure additional debt, including purchase money indebtedness and capitalized lease obligations, and any property or assets subject to such liens will be automatically excluded from the collateral securing the Notes and the related guarantees to the extent the agreements governing such indebtedness prohibit additional liens or require the consent of any third party to the imposition of such additional liens. Our ability to incur purchase money indebtedness and capitalized lease obligations is subject to the limitations as described under the caption “Description of the Exchange Notes—Certain Covenants—Limitation on Indebtedness.”

In addition, certain categories of assets are excluded from the collateral securing the Notes and the related guarantees, as described in the Security Documents. Excluded assets include, among other things:

•	the capital stock of direct and indirect subsidiaries;

•	leasehold interests in real property (except to the extent required to perfect a security interest in as-extracted collateral included in the collateral) and the proceeds thereof;

•	while any Revolving Facility Obligations remain outstanding, those assets that would constitute ABL Priority Collateral but as to which the Revolving Facility Agent has not required a lien;

•	items as to which a security interest cannot be granted without violating contract rights or applicable law;

•	vehicles and other assets subject to a certificate of title (unless otherwise included in the ABL Priority Collateral); and

•	other assets included in the definition of Excluded Assets. See “Description of the Exchange Notes— Certain Definitions.”

Moreover, we will not be required to add any asset to the Collateral if the cost and/or burden of taking a security interest in such asset outweighs the benefits to be afforded thereby. If an event of default occurs and the Notes are accelerated, the Notes and the related guarantees will rank equally with the holders of other unsubordinated and unsecured indebtedness of the relevant entity with respect to such excluded property and junior to holders of indebtedness secured by a lien on such excluded assets. To the extent the claims of the holders of the Notes exceed the value of the assets securing the Notes and other liabilities, claims related to the excluded assets will rank equally with the claims of the holders of any other unsecured indebtedness. As a result, if the value of the assets pledged as security for the Notes is less than the value of the claims of the holders of the Notes, those claims may not be satisfied in full before the claims of our unsecured creditors are paid.

The Notes are not secured by the capital stock of any of our subsidiaries, which may affect the ability to foreclose on assets.

The Notes are not secured by a pledge of the stock of our direct and indirect subsidiaries. As a result, it may be more difficult, costly and time-consuming for holders of our Notes to foreclose on the assets of our subsidiaries, and the proceeds realized upon any such foreclosure could be significantly less than those that would have been received upon any sale of the capital stock of such subsidiary. Substantially all of our tangible assets are owned by our subsidiaries.

State law may limit the ability of the Notes Collateral Agent to foreclose on the real property and improvements included in the collateral.

The Notes are secured by, among other things, liens on owned real property and improvements in multiple U.S. jurisdictions. The laws of those states may limit the ability of the Notes Collateral Agent and the holders of the Notes to foreclose on the improved real property collateral located in those states. Laws of those states govern the perfection, enforceability and foreclosure of mortgage liens against real property interests that secure debt obligations such as the Notes. These laws may impose procedural requirements for foreclosure different from and necessitating a longer time period for completion than the requirements for foreclosure of security interests in personal property. Debtors may have the right to reinstate defaulted debt (even if it has been accelerated) before the foreclosure date by paying the past due amounts and a right of redemption after foreclosure. Governing laws may also impose security first and one form of action rules which can affect the ability to foreclose or the timing of foreclosure on real and personal property collateral regardless of the location of the collateral and may limit the right to recover a deficiency following a foreclosure.

The holders of the Notes, the Trustee and the Notes Collateral Agent also may be limited in their ability to enforce a breach of the “no liens” covenant. Some decisions of state courts have placed limits on a lender’s ability to accelerate debt secured by real property upon breach of covenants prohibiting the creation of certain junior liens or leasehold estates or a secured lender may need to demonstrate that enforcement is reasonably necessary to protect against impairment of the lender’s security or to protect against an increased risk of default. Although the foregoing court decisions may have been preempted, at least in part, by certain federal laws, the scope of such preemption, if any, is uncertain. Accordingly, a court could prevent the Trustee, the Notes Collateral Agent and the holders of the Notes from declaring a default and accelerating the Notes by reason of a breach of this covenant, which could have a material adverse effect on the ability of holders to enforce the covenant.

Your rights in the collateral may be adversely affected by the failure to create or perfect security interests in certain collateral on a timely basis or in certain collateral acquired in the future.

The Notes and the guarantees are secured on a first-priority basis by the Notes Priority Collateral, subject to certain exceptions and permitted collateral liens, and on a second-priority basis by the ABL Priority Collateral subject to certain exceptions and permitted liens. See “Description of the Exchange Notes—Security for the Notes.” Applicable law requires that a security interest in certain tangible and intangible assets can only be properly perfected and its priority retained through certain actions undertaken by the secured party. The liens on the collateral securing the Notes may not be perfected with respect to the Notes if we or the Notes Collateral Agent fail to take the actions necessary to perfect those liens. In addition, there can be no assurance that the lenders under our Revolving Facility will take all actions necessary to create and properly perfect security interests in the ABL Priority Collateral, which may result in the loss of the priority of the security interest in favor of the holders of the Notes to which they would otherwise have been entitled. If a security interest is not perfected with respect to any portion of the collateral, the Notes and the guarantee may not be effectively secured by such collateral.

Applicable law requires that certain property and rights acquired after the grant of a general security interest can only be perfected at the time such property and rights are acquired and identified. We have limited obligations to perfect the security interest in the collateral in favor of the holders of the Notes. The Trustee or the Notes Collateral Agent may not monitor, and we may not inform the Trustee or the Notes Collateral Agent of, any future acquisition of property and rights that constitute collateral and, as a result, the necessary action may not be taken to properly perfect the security interest in such after acquired collateral. The Notes Collateral Agent will have no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest in favor of the Notes against third parties. Furthermore, certain actions are required to be taken periodically to maintain certain security interests granted in the collateral, and a failure to do so may result in the loss of the security interest in the collateral or the priority of the security interest in favor of the holders of the Notes against third parties.

The collateral is subject to casualty risks and potential environmental liabilities.

We maintain insurance or otherwise insure against hazards in a manner appropriate and customary for our business. There are, however, certain losses, including those due to fires, earthquakes, severe weather conditions and other natural disasters, that may be uninsurable or not economically insurable, in whole or in part. Insurance proceeds may not compensate us fully for our losses. We generally do not maintain insurance to cover environmental liabilities.

If there is a complete or partial loss of any of the collateral, the insurance proceeds may not be sufficient to satisfy all of our secured obligations, including the Notes, the related guarantees and the Revolving Facility Obligations.

In the event of a total or partial loss to any of our facilities, certain items of equipment or inventory may not be easily replaced. Accordingly, even though there may be insurance coverage, the extended period needed to manufacture or obtain replacement units or inventory could cause significant delays and any such delay could further decrease the value of the other collateral.

Moreover, the Notes Collateral Agent may need to evaluate the impact of potential liabilities before determining to foreclose on collateral consisting of real property because secured creditors that hold a security interest in real property may, in limited circumstances, be held liable under environmental laws for the costs of remediating the release or threatened release of hazardous substances at such real property. Consequently, such agent may decline to foreclose on such collateral or exercise remedies in respect thereof if it does not receive indemnification to its satisfaction from the holders of the Notes. Under certain circumstances where the Notes Collateral Agent fails to qualify for liability exemptions available to secured creditors, cleanup costs could become a liability of the Notes Collateral Agent, and, if the holders of the Notes have agreed to indemnify the Notes Collateral Agent, such holders of the Notes could be required to help repay those costs. If the holders of the Notes have agreed to this indemnification without sufficient limitations and such costs were to become high enough, such holders of the Notes could be required to pay the Notes Collateral Agent an amount that is greater than the amount such holders of the Notes paid for the Notes.

Federal and state fraudulent transfer laws may allow a court, under specific circumstances, to void the guarantees or the grant or perfection of liens on collateral and, if that occurs, you may not receive any payments on the Notes.

Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the Notes, the incurrence of the guarantees of the Notes and the grant and perfection of liens on collateral. Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the Notes or the guarantees thereof (or the grant or perfection of liens on collateral securing any such obligations) could be voided as a fraudulent transfer or conveyance, or claims in respect of the Notes or any guarantee could be subordinated to our and the guarantors’ other debts, if we or any of the guarantors, as applicable, (1) issued the Initial Notes, incurred the guarantees or granted or perfected the liens with the intent of hindering, delaying or defrauding creditors or (2) received less than reasonably equivalent value or fair consideration for the either issuing the Initial Notes, incurring the guarantees or granting or perfecting the liens and, in the case of (2) only, one of the following is also true at the time thereof:

•	we or any of the guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the Initial Notes, the incurrence of the guarantees, or the grant and perfection of liens on collateral;

•	the issuance of the Initial Notes or the incurrence of the guarantees left us or any of the guarantors, as applicable, with an unreasonably small amount of capital or assets to carry on business or any transactions;

•	we or any of the guarantors intended to, or believed that we or such guarantor would, incur debts beyond our or the guarantor’s ability to pay as they mature; or

•	we or any of the guarantors were a defendant in an action for money damages, or had a judgment for money damages docketed against us or the guarantor if, in either case, the judgment is unsatisfied after final judgment.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied. A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee to the extent that the guarantor did not obtain a reasonably equivalent benefit directly or indirectly from the issuance of the Initial Notes. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities and unliquidated liabilities, was greater than the fair saleable value of all of its assets;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We cannot assure you as to what standard a court would apply in determining whether a guarantor would be considered to be insolvent or, regardless of the standard that a court uses, we cannot be certain as to whether the Notes or the guarantees would be subordinated to our or any of our guarantors’ other debt. If a court determined that we or any of the guarantors were insolvent after giving effect to the issuance of the Initial Notes, the incurrence of a guarantee or the grant or perfection of a lien, it could void the payment obligations under the Notes, that guarantee or the lien or subordinate the Notes or that guarantee to our or the applicable guarantor’s presently existing and future indebtedness or require you to return any payments received with respect to such guarantee. Further, the avoidance of the Notes could result in an event of default with respect to our and our subsidiaries’ other debt that could result in acceleration of that debt.

Finally, as a court of equity, the bankruptcy court may subordinate the claims in respect of the Notes to other claims against us under the principle of equitable subordination, if the court determines that: (1) the holder of Notes engaged in some type of inequitable conduct; (2) that inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holders of Notes; and (3) equitable subordination is not inconsistent with the provisions of Title 11 of the United States Code (the “Bankruptcy Code”).

The amount that can be collected under any future guarantees will be limited.

Any future guarantee will be limited to the maximum amount that can be guaranteed by a particular guarantor without rendering the future guarantee, as it relates to that future guarantor, voidable. In general, the maximum amount that can be guaranteed by a particular future guarantor may be significantly less than the principal amount of the Notes.

Bankruptcy laws may limit your ability to realize value from the collateral.

The right of the Notes Collateral Agent to repossess and dispose of the collateral upon the occurrence of an event of default under the Indenture is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy case were to be commenced by or against us before the Notes Collateral Agent repossessed and disposed of the collateral. Upon the commencement of a case under the Bankruptcy Code, an automatic stay goes into effect which, among other things, will prohibit (1) a secured creditor such as the Notes Collateral Agent from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval, which may not be given, (2) the commencement or continuation of any action or proceeding against the debtor that was or could have been commenced before the commencement of the bankruptcy case to recover a claim against the debtor that arose before the commencement of the bankruptcy case; (3) any act to create, perfect or enforce any lien against property of the bankruptcy estate and (4) any act to collect or recover a claim against the debtor that arose before the commencement of the bankruptcy case. Moreover, the Bankruptcy Code permits the debtor to continue to retain and use collateral even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral as of the commencement of the bankruptcy case and may include cash payments or the granting of additional security if and at such times as the bankruptcy court in its discretion determines that the value of the secured creditor’s interest in the collateral is declining during the pendency of the bankruptcy case. A bankruptcy court may determine that a secured creditor may not require compensation for a diminution in the value of its collateral if the value of the collateral exceeds the debt it secures.

In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary power of a bankruptcy court, it is impossible to predict:

•	whether payment under the Notes would be made following commencement of and during a bankruptcy case;

•	how long payments under the Notes could be delayed following commencement of and during a bankruptcy case;

•	whether or when the Notes Collateral Agent could repossess or dispose of the collateral;

•	the value of the collateral at the time of the bankruptcy petition; or

•	whether or to what extent holders of the Notes would be compensated for any delay in payment or loss of value of the collateral through the requirement of “adequate protection.”

A creditor may seek relief from the stay from the bankruptcy court to take any of the acts described above that would otherwise be prohibited by the automatic stay. The bankruptcy court has broad discretionary powers in determining whether to grant a creditor relief from the stay.

Any disposition of the collateral during a bankruptcy case would also require permission from the bankruptcy court. Furthermore, in the event a bankruptcy court determines the value of the collateral is not sufficient to repay all amounts due in respect of the Revolving Facility Obligations and the Notes, the holders of the Notes would hold a secured claim to the extent of the value of the collateral to which the holders of the Notes are entitled (after the application of proceeds of the collateral securing Revolving Facility Obligations on a first-priority basis) and unsecured claims with respect to such shortfall. The Bankruptcy Code only permits the payment and accrual of post-petition interest, costs and attorney’s fees to a secured creditor during a debtor’s bankruptcy case to the extent the value of its collateral is determined by the bankruptcy court to exceed the aggregate outstanding principal amount of the obligations secured by the collateral.

Any future pledge of collateral may be avoidable in bankruptcy.

Any future pledge of collateral in favor of the Trustee or the Notes Collateral Agent, for the benefit of the holders of the Notes, including pursuant to any security documents delivered after the date of the Indenture, may be avoidable by the pledgor (as debtor in possession) or by its trustee in bankruptcy or other third parties if certain events or circumstances exist or occur, including, among others, if (1) the pledgor is insolvent at the time of the pledge; (2) the pledge permits the holders of the Notes to receive a greater recovery than if the pledge had not been given; and (3) a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the pledge, or, in certain circumstances, a longer period. Liens recorded or perfected after the issuance of the Initial Notes may be treated under bankruptcy law as if they were delivered to secure previously existing indebtedness. In bankruptcy proceedings commenced within 90 days of lien perfection, a lien given to secure previously existing indebtedness is materially more likely to be avoided as a preference by the bankruptcy court than if delivered and promptly recorded on the issue date of the indebtedness that the lien secures.

Accordingly, if we or any guarantor were to file for bankruptcy protection and any liens had been perfected less than 90 days before commencement of such bankruptcy proceeding, such liens securing the Notes may be particularly subject to challenge as a result of having been delivered after the issuance of the Initial Notes. To the extent that such challenge succeeded, the holders of the Notes would lose the benefit of the security that the collateral was intended to provide.

The value of the collateral securing the Notes may not be sufficient to secure post-petition interest or costs or attorneys’ fees during bankruptcy.

In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding against us, holders of the Notes will only be entitled to post-petition interest and costs and attorneys’ fees under the Bankruptcy Code to the extent that the value of their security interest in the collateral is greater than their pre-bankruptcy claim. Holders of the Notes that have a security interest in the collateral with a value equal to or less than their pre-bankruptcy claim will not be entitled to post-petition interest and costs and attorneys’ fees under the Bankruptcy Code. As explained in the risk factors “—The Notes are secured by liens on the ABL Priority Collateral that are second in priority to the liens securing the Revolving Facility and any other first-priority lien obligations” and “—There may not be sufficient collateral to pay all or any of the Notes,” no appraisal of the fair market value of the collateral was prepared in connection with the offering of the Initial Notes and no such appraisal will be prepared in connection with the exchange offer.

The waiver in the Intercreditor Agreement of rights of marshalling may adversely affect the recovery rates of holders of the Notes in a bankruptcy or foreclosure scenario.

The Notes and the guarantees are secured on a second-priority lien basis by the ABL Priority Collateral. The Intercreditor Agreement provides that, at any time holders of the Notes hold a second-priority lien on the collateral where a first-priority lien on such collateral exists, the Trustee and the Notes Collateral Agent may not assert or enforce any right of marshaling accorded to a junior lienholder, as against the holders of such indebtedness secured by first-priority liens in the ABL Priority Collateral. Without this waiver of the right of marshaling, holders of such indebtedness secured by first-priority liens in the ABL Priority Collateral would likely be required to liquidate collateral on which the Notes did not have a lien, if any, prior to liquidating the collateral, thereby maximizing the proceeds of the collateral that would be available to repay our obligations under the Notes. As a result of this waiver, the proceeds of sales of the ABL Priority Collateral could be applied to repay any indebtedness secured by first-priority liens in the ABL Priority Collateral before applying proceeds of other collateral securing indebtedness, and the holders of Notes may recover less than they would have if such proceeds were applied in the order most favorable to the holders of the Notes.

The use of a collateral agent may diminish the rights that a secured creditor would otherwise have with respect to the collateral.

The collateral is held in the name of the Notes Collateral Agent for the benefit of the holders of the Notes. The Notes Collateral Agent effectively controls actions with respect to collateral (subject to the rights of the holders of the obligations secured by first-priority liens on the ABL Priority Collateral, including the Revolving Facility Obligations with respect to ABL Priority Collateral), which may impair the rights that a holder of the Notes would otherwise have as a secured creditor. The Notes Collateral Agent may take actions that a holder of the Notes disagrees with or fail to take actions that a holder of the Notes wishes to pursue. Furthermore, the Notes Collateral Agent may fail to act in a timely manner, which could impair the recovery of holders of the Notes. In certain circumstances, the Security Documents and the Intercreditor Agreement provide that the Revolving Facility Agent will act as bailee or agent on behalf of both the lenders under the Revolving Facility and the Notes in respect of certain ABL Priority Collateral. Although such agreements provide for such arrangements, there is no assurance that these arrangements will be upheld in certain jurisdictions. In addition, the Revolving Facility Agent may be subject to conflicts of interest due to its role as bailee or agent on behalf of competing classes of creditors. The holders of the Notes have limited rights against the Revolving Facility Agent.

Lien searches may not have revealed all liens on the collateral.

We cannot guarantee that the lien searches on the collateral securing the Notes revealed any or all existing liens on such collateral. Any existing lien, including undiscovered liens, could be significant, could be prior in ranking to the liens securing the Notes and could have an adverse effect on the ability of the Notes Collateral Agent to realize or foreclose upon the collateral securing the Notes.

An event that adversely affects the value of the Notes may occur, and that event may not constitute a Change of Control.

Some significant restructuring transactions may not constitute a Change of Control (as defined and described in “Description of the Exchange Notes—Change of Control”), in which case we would not be obligated to repurchase the Notes.

Upon the occurrence of a Change of Control, holders of the Notes will have the right to require us to repurchase their Notes. However, the definition of “Change of Control” is limited to only certain transactions or events. Therefore, the Change of Control provisions will not afford protection to holders of the Notes in the event of other transactions or events that do not constitute a Change of Control but that could nevertheless adversely affect the Notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings, asset sales, mergers or acquisitions initiated by us may not constitute a Change of Control requiring us to repurchase the Notes. In the event of any such transaction, the holders would not have the right to require us to repurchase the Notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings or otherwise adversely affect the value of the Notes. See ‘‘Description of the Exchange Notes—Change of Control.’’

We may not be able to repurchase the Notes upon a Change of Control.

If we experience a Change of Control, we may be required to offer to repurchase all outstanding Notes at 101% of their principal amount plus accrued and unpaid interest, if any. Additionally, under the 2013 Loan Agreement, a Change in Control (as defined therein) will constitute an event of default that permits the lenders to accelerate the maturity of borrowings under the 2013 Loan Agreement and terminate their commitments to lend. The source of funds for any such purchase of the Notes and repayment of borrowings under the 2013 Loan Agreement will be our available cash or cash generated from the operations of our subsidiaries or other sources, including borrowings, sales of assets or sales of equity or debt securities. We may not be able to repurchase the Notes upon a Change of Control because we may not have sufficient financial resources to purchase all of the Notes that are tendered following a Change of Control. In addition, the terms of the 2013 Loan Agreement or other outstanding indebtedness may prohibit us from repurchasing Notes upon a Change of Control. Our failure to repurchase the Notes upon a Change of Control could cause a default under the Indenture and could lead to a cross default under the Revolving Facility. Additionally, using available cash to fund the potential consequences of a Change of Control may impair our ability to obtain additional financing in the future, which could negatively impact our ability to conduct our business operations. In order to avoid the obligations to repurchase the Notes and events of default and potential breaches of the 2013 Loan Agreement, we may have to avoid certain Change of Control transactions that would otherwise be beneficial to us. See ‘‘Description of the Exchange Notes—Change of Control.’’

Holders of the Notes may not be able to determine when a Change of Control giving rise to their right to have the Notes repurchased has occurred following a sale of “substantially all” of our assets.

The definition of Change of Control in the Indenture includes a phrase relating to the sale of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the Notes to require us to repurchase its Notes as a result of a sale of less than all our assets to another person may be uncertain.

USE OF PROCEEDS

This exchange offer is intended to satisfy our obligations under the registration rights agreement among us and the initial purchasers of the Initial Notes. We will not receive any cash proceeds from the issuance of the Exchange Notes. In consideration for issuing the Exchange Notes as contemplated by this prospectus, we will receive Initial Notes in like principal amount. The form and terms of the Initial Notes are the same in all material respects as the form and terms of the Exchange Notes except that the Exchange Notes have been registered under the Securities Act and will not contain restrictions on transfer, registration rights, or provisions for additional interest. The Initial Notes surrendered in exchange for the Exchange Notes will be retired and cancelled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not change our outstanding indebtedness.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

In connection with the issuance of the Initial Notes, we, our subsidiary guarantors and the initial purchasers entered into a registration rights agreement that provides for the exchange offer. The registration statement of which this prospectus forms a part was filed in compliance with our obligations under the registration rights agreement. The registration rights agreement relating to the Initial Notes is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. Under the registration rights agreement relating to the Initial Notes, we agreed that we would use our commercially reasonable efforts to:

•	file a registration statement on an appropriate registration form with respect to a registered offer to exchange the Initial Notes for Exchange Notes that are guaranteed by our subsidiary guarantors with terms substantially identical in all material respects to the Initial Notes (except that the Exchange Notes will not contain restrictions on transfer, registration rights, or provisions for additional interest); and

•	cause the registration statement to be declared effective under the Securities Act.

After the SEC declares the exchange offer registration statement effective, we have agreed to offer the Exchange Notes and the related Subsidiary Guarantees in return for the Initial Notes. The exchange offer will remain open for at least 20 business days (or longer if required by applicable law). For each Initial Note surrendered to us under the exchange offer, the Holders of such Initial Note will receive an Exchange Note of equal principal amount. Interest on each Exchange Note will accrue (1) from the last interest payment date on which interest was paid on the Initial Note surrendered in exchange therefor or (2) if no interest has been paid on the Initial Note, from November 22, 2013.

A holder of the Initial Notes that wishes to participate in the exchange offer is required to make certain representations to us (as described below). We have agreed to use our commercially reasonable efforts to complete the exchange offer for the Initial Notes not later than 60 days after the exchange offer registration statement becomes effective. Under existing interpretations of the SEC contained in several no-action letters to third parties, the Exchange Notes will generally be freely transferable after the exchange offer without further registration under the Securities Act, except that any broker-dealer that participates in the exchange must deliver a prospectus meeting the requirements of the Securities Act when it resells the Exchange Notes. In addition, under applicable interpretations of the staff of the SEC, our affiliates will not be permitted to exchange their Initial Notes for registered notes in the exchange offer.

We have agreed to make available, for 180 days after the completion of the exchange offer (or until all participating broker-dealers have sold all of their Exchange Notes and the exchange offer has been completed), a prospectus meeting the requirements of the Securities Act for use by participating broker-dealers and other persons, if any, with similar prospectus delivery requirements for use in connection with any resale of Exchange Notes. Initial Notes not tendered in the exchange offer will bear interest at 8.5% per annum and will be subject to all the terms and conditions specified in the Indenture, including transfer restrictions, but will not retain any rights under the registration rights agreement (including with respect to increases in annual interest rate described below) after the completion of the exchange offer.

If we determine that a registered exchange offer is not available or may not be completed as soon as practicable after the last date for acceptance of Initial Notes for exchange because it would violate any applicable law or applicable interpretations of the staff of the SEC or, if the exchange offer is not for any other reason completed by October 18, 2014, or, in certain circumstances, any initial purchaser so requests in connection with any offer or sale of Initial Notes, we and our subsidiary guarantors will use our commercially reasonable efforts to file and to have become effective a shelf registration statement relating to resales of the Initial Notes and to keep that shelf registration statement effective until the earlier of (1) one year following the date the shelf registration statement is declared effective and (2) the date that the Initial Notes cease to be “registrable securities”. We and subsidiary guarantors will, in the event of such a shelf registration, provide to each participating holder of the Initial Notes copies of a prospectus, notify each participating holder of the Initial Notes when the shelf registration statement has become effective and take certain other actions to permit resales of the Initial Notes. A holder of registrable securities that sells Initial Notes under the shelf registration statement generally will be (1) required to make certain representations to us (as described in the registration rights agreement), (2) required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, (3) subject to certain of the civil liability provisions under the Securities Act in connection with those sales and (4) bound by the provisions of the registration rights agreement that are applicable to such a holder of registrable securities (including certain indemnification obligations). Holders of registrable securities will also be required to suspend their use of the prospectus included in the shelf registration statement under specified circumstances upon receipt of notice from us.

If a “registration default” (as defined in the registration rights agreement) occurs with respect to registrable securities, then additional interest shall accrue on the principal amount of the Initial Notes that are registrable securities at a rate of 0.25% per annum for the first 90-day period beginning on the day immediately following such registration default (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue, provided that the rate at which such additional interest accrues may in no event exceed 1.00% per annum). The additional interest will cease to accrue when the registration default is cured. A registration default occurs if (1) except in the event that a registered exchange offer is not available because it would violate any applicable law or applicable interpretations of the staff of the SEC, we have not exchanged Exchange Notes for all Initial Notes validly tendered in accordance with the terms of the exchange offer on or prior to October 18, 2014 or, if a shelf registration statement is required and is not declared effective, on or prior to the later of (a) October 18, 2014 and (b) the 90th day after delivery of a shelf registration request or (2) if applicable, a shelf registration statement covering resales of the Initial Notes has been declared effective and such shelf registration statement ceases to be effective or the prospectus contained therein ceases to be usable for resales of registrable securities at any time during the required effectiveness period, and such failure to remain effective or be usable (a) exists for more than 45 days (whether or not consecutive) in any 12-month period, or (b) occurs on more than two occasions in any 12-month period during the required effectiveness period. A registration default is cured with respect to the Initial Notes, and additional interest ceases to accrue on any registrable securities, when the exchange offer is completed or the shelf registration statement is declared effective, or when the shelf registration statement again becomes effective or the prospectus again becomes usable, as applicable.

The registration rights agreement defines “registrable securities” initially to mean the Initial Notes. Initial Notes will cease to be registrable securities upon the earliest to occur of (1) when a registration statement with respect to such Initial Notes has become effective under the Securities Act and such Initial Notes have been exchanged or disposed of pursuant to such registration statement; (2) when such Initial Notes cease to be outstanding; or (3) except in the case of Initial Notes that otherwise remain registrable securities and that are held by an initial purchaser and that are ineligible to be exchanged in the exchange offer, when the exchange offer is completed.

Any amounts of additional interest due will be payable in cash on the same original interest payment dates as interest on the Initial Notes is payable.

Terms of the Exchange Offer

Subject to the terms and conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any Initial Notes properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. We will issue Exchange Notes in a principal amount equal to the principal amount of Initial Notes surrendered in the exchange offer. Initial Notes may be tendered only for Exchange Notes and only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The exchange offer is not conditioned upon any minimum aggregate principal amount of Initial Notes being tendered for exchange.

As of the date of this prospectus, $200,000,000 in aggregate principal amount of the Initial Notes is outstanding. This prospectus and the letter of transmittal are being sent to DTC, as the sole registered holder of Initial Notes, and to its direct participants whom we can identify as holding Initial Notes. There will be no fixed record date for determining registered holders of Initial Notes entitled to participate in the exchange offer.

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC. Initial Notes not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest. These Initial Notes will continue to be entitled to the rights and benefits such holders have under the Indenture relating to the Initial Notes.

We will be deemed to have accepted for exchange properly tendered Initial Notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the Exchange Notes from us.

If you tender Initial Notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the letter of transmittal, transfer taxes with respect to the exchange of Initial Notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read the section “—Fees and Expenses” for more details regarding fees and expenses incurred in connection with the exchange offer.

We will return any Initial Notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

Expiration Date

The exchange offer will expire at 5:00 p.m., New York City time, on             , 2014, unless, in our sole discretion, we extend it.

Extensions, Delays in Acceptance, Termination or Amendment

We expressly reserve the right, at any time or various times, to extend the period of time during which the exchange offer is open. We may delay acceptance of any Initial Notes by giving oral or written notice of such extension to their holders at any time until the exchange offer expires or terminates. During any such extensions, all Initial Notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

In order to extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify the registered holders of Initial Notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

If any of the conditions described below under “—Conditions to the Exchange Offer” have not been satisfied, we reserve the right, in our sole discretion, to:

•	delay accepting for exchange any Initial Notes;

•	extend the exchange off; or

•	terminate the exchange offer;

by giving oral or written notice of such delay, extension or termination to the exchange agent. Subject to the terms of the registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.

Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the registered holders of Initial Notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The prospectus supplement will be distributed to the registered holders of the Initial Notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we may extend the exchange offer. In the event of a material change in the exchange offer, including the waiver by us of a material condition, we will extend the exchange offer period, if necessary, so that at least five business days remain in the exchange offer period following notice of the material change.

Conditions to the Exchange Offer

We will not be required to accept for exchange, or exchange any Exchange Notes for, any Initial Notes if the exchange offer, or the making of any exchange by a holder of Initial Notes, would violate applicable law or any applicable interpretation of the staff of the SEC. Similarly, we may terminate the exchange offer as provided in this prospectus before accepting Initial Notes for exchange in the event of such a potential violation.

In addition, we will not be obligated to accept for exchange the Initial Notes of any holder that has not made to us the representations described under “—Purpose and Effect of the Exchange Offer,” “—Procedures for Tendering Initial Notes” and “Plan of Distribution” and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to allow us to use an appropriate form to register the issuance of the Exchange Notes under the Securities Act.

We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any Initial Notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will give prompt oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the Initial Notes as promptly as practicable.

These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion prior to the expiration of the exchange offer. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration of the exchange offer.

In addition, we will not accept for exchange any Initial Notes tendered, and will not issue Exchange Notes in exchange for any such Initial Notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the Indenture relating to the Notes under the Trust Indenture Act of 1939, as amended ( the “Trust Indenture Act”).

Procedures for Tendering Initial Notes

In order to participate in the exchange offer, you must properly tender your Initial Notes to the exchange agent as described below. We will only issue Exchange Notes in exchange for Initial Notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the Initial Notes, and you should follow carefully the instructions on how to tender your Initial Notes. It is your responsibility to properly tender your Initial Notes. We have the right to waive any defects. However, we are not required to waive defects and are not required to notify you of defects in your tender.

If you have any questions or need help in exchanging your Initial Notes, please contact the exchange agent whose address and telephone number are set forth below under “—Exchange Agent”.

All of the Initial Notes were issued in book-entry form, and all of the Initial Notes are currently represented by global certificates registered in the name of the nominee of DTC. We have confirmed with DTC that the Initial Notes may be tendered using the ATOP procedures. The exchange agent will establish an account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer, and DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their Initial Notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an “agent’s message” to the exchange agent. The agent’s message will state that DTC has received instructions from the participant to tender Initial Notes and that the participant agrees to be bound by the terms of the letter of transmittal.

By using the ATOP procedures to exchange Initial Notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.

There is no procedure for guaranteed late delivery of the Initial Notes.

Determinations under the Exchange Offer

We will determine, in our sole discretion, all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered Initial Notes and withdrawal of tendered Initial Notes. Our determination will be final and binding. We reserve the absolute right to reject any Initial Notes not properly tendered or any Initial Notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular Initial Notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of Initial Notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of Initial Notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of Initial Notes will not be deemed made until such defects or irregularities have been cured or waived. Any Initial Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date of the exchange offer.

When We Will Issue Exchange Notes

In all cases, we will issue Exchange Notes for Initial Notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	a book-entry confirmation of such Initial Notes into the exchange agent’s account at DTC; and

•	a properly transmitted agent’s message.

Return of Initial Notes Not Accepted or Exchanged

If we do not accept any tendered Initial Notes for exchange or if Initial Notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged Initial Notes will be returned without expense to their tendering holder. Such non-exchanged Initial Notes will be credited to an account maintained with DTC. These actions will occur as soon as practicable after the expiration or termination of the exchange offer.

Your Representations to Us

By agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•	any Exchange Notes that you receive will be acquired in the ordinary course of your business;

•	you are not engaged in, and do not intend to engage in, the distribution of the Exchange Notes;

•	you have no arrangement or understanding with any person or entity to participate in the distribution of the Exchange Notes;

•	you are not an “affiliate” of ours, as defined in Rule 405 of the Securities Act, or, if you are an affiliate, you will comply with any applicable registration and prospectus delivery requirements of the Securities Act; and

•	if you are a broker-dealer that will receive Exchange Notes for your own account in exchange for Initial Notes, you acquired those notes as a result of market-making activities or other trading activities and you will deliver a prospectus (or, to the extent permitted by law, make available a prospectus) in connection with any resale of such Exchange Notes.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 5:00 p.m., New York City time, on the expiration date. For a withdrawal to be effective, you must comply with the appropriate procedures of DTC’s ATOP system. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn Initial Notes and otherwise comply with the procedures of DTC.

We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any Initial Notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

Any Initial Notes that have been tendered for exchange but are not exchanged for any reason will be credited to an account maintained with DTC for the Initial Notes. This crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn Initial Notes by following the procedures described under “—Procedures for Tendering Initial Notes” above at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made through the applicable procedures of DTC; however, we may make additional solicitation by facsimile, telephone, electronic mail or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

•	all registration and filing fees and expenses;

•	all fees and expenses of compliance with federal securities and state “blue sky” or securities laws;

•	accounting and legal fees, disbursements and printing, messenger and delivery services, and telephone costs; and

•	related fees and expenses.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of Initial Notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of Initial Notes under the exchange offer.

Consequences of Failure to Exchange

If you do not exchange your Initial Notes for the Exchange Notes in the exchange offer, you will remain subject to restrictions on transfer of the Initial Notes:

•	as set forth in the legend printed on the Initial Notes as a consequence of the issuance of the Initial Notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	as otherwise set forth in the offering memorandum distributed in connection with the private offering of the Initial Notes.

In general, you may not offer or sell the Initial Notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement relating to the Initial Notes, we do not intend to register resales of the Initial Notes under the Securities Act. Based on interpretations of the SEC, you may offer for resale, resell or otherwise transfer the Exchange Notes issued in the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	you are not an “affiliate” within the meaning of Rule 405 under the Securities Act;

•	you acquired the Exchange Notes in the ordinary course of your business; and

•	you have no arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired in the exchange offer.

If you tender Initial Notes in the exchange offer for the purpose of participating in a distribution of the Exchange Notes:

•	you cannot rely on the applicable interpretations of the SEC; and

•	you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K under the Securities Act.

Accounting Treatment

We will record the Exchange Notes in our accounting records at the same carrying value as the Initial Notes. This carrying value is the aggregate principal amount of the Initial Notes less any bond discount or plus any bond premium, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer.

Exchange Agent

We have appointed U.S. Bank National Association as exchange agent for the exchange offer. You should direct questions and requests for assistance, as well as requests for additional copies of this prospectus or the letter of transmittal, to the exchange agent addressed as follows: U.S. Bank National Association, Corporate Trust Services, EP-MN-WS2N, 60 Livingston Avenue, St. Paul, MN 55107, Attn: Specialized Finance. Eligible institutions may make requests by facsimile at (651) 466-7372 and may confirm facsimile delivery by calling (651) 466-5129.

Other

Participation in the exchange offer is voluntary, and you should carefully consider whether to exchange the Initial Notes for the Exchange Notes. We urge you to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered Initial Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise, on terms that may differ from the terms of this exchange offer. We have no present plans to acquire any Initial Notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered Initial Notes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table contains our ratio of earnings to fixed charges for the periods indicated. You should read these ratios in connection with our consolidated financial statements and the related notes included in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q incorporated by reference into this prospectus. Because we did not have preferred stock outstanding during any such periods, our ratio of earnings to combined fixed charges and preferred dividends for any given period is equivalent to our ratio of earnings to fixed charges.

	Successor (1)(2)						Predecessor (1)(2)
	For the Quarter Ended Mar. 31, 2014	For the Quarter Ended Mar. 31, 2013	For the Year Ended Dec. 31, 2013	For the Year Ended Dec. 31, 2012	For the Year Ended Dec. 31, 2011	For the Period From Sep. 1 – Dec. 31, 2010	For the Period From Jan. 1 – Aug. 31, 2010	For the Year Ended Dec. 31, 2009
	(Dollars in millions) (unaudited)
Ratio of Earnings to Fixed Charges	—	—	—	—	—	—	2.6	—
Deficiency of Earnings to Fixed Charges	$(1.6)	$(13.6)	$(18.3)	$(24.4)	$(7.9)	$(4.2)	—	$(79.1)

(1)	Our ratio of earnings to fixed charges should be read in conjunction with our consolidated financial statements and our notes to consolidated financial statements for matters that affect the comparability of the information presented above. Our results for 2009 and 2010 have been recast to reflect our California and Arizona precast operations as discontinued operations, as a result of the sale of these businesses during 2012. In addition, our results for all periods presented have been recast to reflect our Pennsylvania precast operation as discontinued operations, as a result of its reclassification to held for sale effective with the first quarter of 2014.
(2)	Our financial statements for periods prior to August 31, 2010 are not comparable with our financial statements for the periods on or after August 31, 2010, due to the adoption of fresh-start accounting under the provisions of Accounting Standards Codification (“ASC”) 852. References to “Successor” refer to the Company on or after August 31, 2010, after giving effect to the provisions of our plan of reorganization. References to “Predecessor” refer to the Company prior to August 31, 2010.

For purposes of computing the ratio of earnings to fixed charges, “earnings” consist of our income (loss) from continuing operations before income taxes and fixed charges. “Fixed charges” consist of interest expense, the interest component of operating lease expense (for these purposes, one-third of rent expense was deemed to be representative of interest), and amortization of discount and capitalized expenses related to indebtedness. The ratio of earnings to fixed charges presented in this prospectus may not be comparable to similarly titled measures presented by other companies, and may not be comparable to corresponding measures used in our various agreements, including the 2013 Loan Agreement and the Indenture.

SELECTED FINANCIAL DATA

	Successor (1)(2)						Predecessor (1)(2)
	Three Months Ended Mar. 31, 2014	Three Months Ended Mar. 31, 2013	2013	2012	2011	Period From Sep. 1 – Dec 31, 2010	Period From Jan. 1 – Aug. 31, 2010	2009
	(in thousands, except per share data)
FOR THE YEAR, EXCEPT 2010 OR AS INDICATED
Revenue	$146,257	$125,425	$598,155	$517,221	$428,036	$136,387	$263,291	$428,434
Net (loss) income from continuing operations (3) (4)	(1,626)	(13,560)	(18,273)	(24,404)	(7,925)	(4,213)	47,411	(79,023)
Income (loss) from discontinued operations, net of taxes and income attributable to non-controlling interest	473	(804)	(1,856)	(1,335)	(3,778)	(1,541)	(34,566)	(9,215)
Net (loss) income	(1,153)	(14,364)	(20,129)	(25,739)	(11,703)	(5,754)	12,845	(88,238)
PER SHARE INFORMATION
(Loss) income from continuing operations	$(0.12)	$(1.10)	$(1.42)	$(2.00)	$(0.66)	$(0.35)	$1.29	$(2.18)
Income (loss) from discontinued operations, net of taxes	0.03	(0.06)	(0.14)	(0.11)	(0.31)	(0.13)	(0.94)	(0.26)
Net (loss) income, basic and diluted	(0.09)	(1.16)	(1.56)	(2.11)	(0.97)	(0.48)	0.35	(2.44)
POSITION AS OF END OF PERIOD
Total assets	$415,426	$279,258	$413,990	$279,724	$269,654	$275,528	—	$389,160
Total debt	214,523	95,570	214,144	63,459	61,086	53,181	—	296,542

(1)	Our selected financial data should be read in conjunction with our consolidated financial statements and our notes to consolidated financial statements for matters that affect the comparability of the information presented above. Our results for 2009 and 2010 have been recast to reflect our California and Arizona precast operations as discontinued operations, as a result of the sale of these businesses during 2012. In addition, our results for all periods presented have been recast to reflect our Pennsylvania precast operation as discontinued operations, as a result of its reclassification to held for sale effective with the first quarter of 2014.
(2)	Our financial statements for periods prior to August 31, 2010 are not comparable with our financial statements for the periods on or after August 31, 2010, due to the adoption of fresh-start accounting under the provisions of Accounting Standards Codification (“ASC”) 852. References to “Successor” refer to the Company on or after August 31, 2010, after giving effect to the provisions of our plan of reorganization. References to “Predecessor” refer to the Company prior to August 31, 2010.
(3)	Our results for the period January 1, 2010—August 31, 2010 include a benefit of $80.4 million, net of income taxes, for reorganization items.
(4)	Results for 2009 include a charge of $47.6 million, net of income taxes, for goodwill and other asset impairments.

DESCRIPTION OF OTHER INDEBTEDNESS

The following is a summary of certain of our indebtedness that will be outstanding following the consummation of this exchange offer.

Revolving Facility

On August 31, 2012, we and certain of our subsidiaries entered into a Loan and Security Agreement (as subsequently amended, the “2012 Credit Agreement”) with certain financial institutions named therein, as lenders, and Bank of America, N.A. as agent and sole lead arranger (the “Administrative Agent”), which provided for an $80.0 million asset-based revolving credit facility. On March 28, 2013, we entered into a First Amendment to Loan and Security Agreement (the “Amendment”) with certain financial institutions party thereto (the “Lenders”) and the Administrative Agent, which amended the 2012 Credit Agreement. The Amendment, among other things, increased the Revolving Facility by $22.5 million from $80.0 million to $102.5 million. On October 29, 2013, we entered into a First Amended and Restated Loan and Security Agreement (the “2013 Loan Agreement”) with the Lenders and the Administrative Agent, which amended and restated our 2012 Credit Agreement. The 2013 Loan Agreement, among other things, provided for an increase, upon the consummation of a refinancing of our 9.5% Senior Secured Notes due 2015 (a “Senior Notes Refinancing”), of the Revolving Facility from $102.5 million to $125.0 million and for an extension of the term of the agreement. The issuance of the Initial Notes qualified as a Senior Notes Refinancing. As a result of the Senior Notes Refinancing, the expiration date of the 2013 Loan Agreement was extended to October 2, 2018. The Revolving Facility retains an uncommitted accordion feature that may allow for an increase in the total commitments under the facility to as much as $175.0 million. As of March 31, 2014 under the Revolving Facility, we had no outstanding borrowings and $11.3 million of undrawn standby letters of credit, and as of December 31, 2013, we had no outstanding borrowings and $11.3 million of undrawn standby letters of credit.

Our actual maximum credit availability under the Revolving Facility varies from time to time and is determined by calculating the value of our eligible accounts receivable, inventory and vehicles, which serve as priority collateral on the facility, minus reserves imposed by the Lenders and other adjustments, all as specified in the 2013 Loan Agreement and discussed further below. Our availability under the Revolving Facility at March 31, 2014 increased to $96.6 million from $88.3 million at December 31, 2013. The 2013 Loan Agreement also contains a provision for discretionary over-advances and involuntary protective advances by the Lenders of up to $12.5 million in excess of calculated borrowing base levels. The 2013 Loan Agreement provides for swingline loans, up to a $10.0 million sublimit, and letters of credit, up to a $30.0 million sublimit.

Advances under the Revolving Facility are in the form of either base rate loans or “LIBOR Loans” denominated in U.S. dollars. The interest rate for base rate loans denominated in U.S. dollars fluctuates and is equal to the greater of (a) Bank of America’s prime rate; (b) the Federal funds rate, plus 0.50%; or (c) the rate per annum for a 30 days interest period equal to the British Bankers Association LIBOR Rate, as published by Reuters at approximately 11:00 a.m. (London time) two business days prior (“LIBOR”), plus 1.0%; in each case plus the Applicable Margin, as defined in the 2013 Loan Agreement. The interest rate for LIBOR Loans denominated in U.S. dollars is equal to the rate per annum for the applicable interest period equal to LIBOR, plus the Applicable Margin, as defined in the 2013 Loan Agreement. Issued and outstanding letters of credit are subject to a fee equal to the Applicable Margin, as defined in the 2013 Loan Agreement, a fronting fee equal to 0.125% per annum on the stated amount of such letter of credit, and customary charges associated with the issuance and administration of letters of credit. Among other fees, we pay a commitment fee of either 0.25% or 0.375% per annum (due monthly) on the aggregate unused revolving commitments under the Revolving Facility. The fee we pay is determined by whether the amount of the unused line is above or below 50% of the Aggregate Revolver Commitments, as defined in the 2013 Loan Agreement. The Applicable Margin ranges from 0.25% to 0.75% for base rate loans and from 1.5% to 2.0% for LIBOR Loans, and is determined based on Average Availability for the most recent fiscal quarter, as defined in the 2013 Loan Agreement.

Up to $30.0 million of the Revolving Facility is available for the issuance of letters of credit, and any such issuance of letters of credit will reduce the amount available for loans under the Revolving Facility. Advances under the Revolving Facility are limited by a borrowing base which is equal to the lesser of the Revolving Facility less the LC Reserve, the Senior Notes Availability Reserve, and the Tax Reserve, all as defined in the 2013 Loan Agreement, or the sum of (a) 90% of the face amount of eligible accounts receivable (reduced to 85% under certain circumstances), plus (b) the lesser of (i) 55% of the value of eligible inventory or (ii) 85% of the product of (x) the net orderly liquidation value of inventory divided by the value of the inventory and (y) multiplied by the value of eligible inventory, and (c) the lesser of (i) $30.0 million (which may increase up to $40.0 million on the occasion of a Revolver Commitments Increase Event, as defined in the 2013 Loan Agreement), or (ii) the sum of (A) 85% of the net orderly liquidation value (as determined by the most recent appraisal) of eligible trucks plus (B) 80% of the cost of newly acquired eligible trucks since the date of the latest appraisal of eligible trucks minus (C) 85% of the net orderly liquidation value of eligible trucks that have been sold since the latest appraisal date and 85% of the depreciation amount applicable to eligible trucks since the date of the latest appraisal of eligible trucks, minus (D) such reserves as the Administrative Agent may establish from time to time in its permitted discretion. The Administrative Agent may, in its permitted discretion, reduce the advance rates set forth above, adjust reserves or reduce one or more of the other elements used in computing the borrowing base.

The 2013 Loan Agreement contains usual and customary negative covenants for transactions of this type, including, but not limited to, restrictions on our ability to consolidate or merge; substantially change the nature of our business; sell, lease or otherwise transfer any of our assets; create or incur indebtedness; create liens; pay dividends; and make investments or acquisitions. The negative covenants are subject to certain exceptions as specified in the 2013 Loan Agreement. The 2013 Loan Agreement also requires that we, upon the occurrence of certain events, maintain a fixed charge coverage ratio of at least 1.0 to 1.0 for each period of twelve calendar months, as determined in accordance with the 2013 Loan Agreement. For the trailing twelve month period ended March 31, 2014, our fixed charge coverage ratio was 3.3 to 1.0. As of March 31, 2014, we were in compliance with all covenants under the 2013 Loan Agreement.

The 2013 Loan Agreement also includes customary events of default, including, among other things, payment default, covenant default, breach of representation or warranty, bankruptcy, cross-default, material ERISA events, change of control, material money judgments and failure to maintain subsidiary guarantees.

The 2013 Loan Agreement is secured by a first-priority lien on the ABL Priority Collateral, subject to permitted liens and certain exceptions. The 2013 Loan Agreement is also secured by a second-priority lien on the Note Priority Collateral, subject to permitted liens and certain exceptions. The 2013 Loan Agreement is not and the Exchange Notes will not be, secured by the capital stock of any of our subsidiaries.

DESCRIPTION OF THE EXCHANGE NOTES

U.S. Concrete, Inc. issued the Initial Notes, and will issue the Exchange Notes, under an Indenture dated November 22, 2013 (as such may be amended or supplemented from time to time, the “Indenture”) among itself, the Subsidiary Guarantors (as defined below) and U.S. Bank National Association, as Trustee (the “Trustee”) and as collateral agent (the “Notes Collateral Agent”). The terms of the Exchange Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

The terms of the Exchange Notes to be issued are identical in all material respects to the terms of the Initial Notes, except that the Exchange Notes will not contain transfer restrictions, registration rights or provisions for additional interest. The Exchange Notes will not represent new Indebtedness of the Company.

Certain terms used in this description are defined under the subheading “—Certain Definitions.” In this description, the words “Company,” “we” and “our” refer only to U.S. Concrete, Inc., a Delaware corporation, and not to any of its subsidiaries.

The following description is only a summary of the material provisions of the Indenture, the Security Documents and the Intercreditor Agreement. We urge you to read the Indenture, the Security Documents and the Intercreditor Agreement because they, not this description, define your rights as Holders of these Notes. You may request copies of these agreements at our address set forth under the heading “Where You Can Find More Information”.

Brief Description of the Exchange Notes

The Exchange Notes, like the Initial Notes, will be:

•	senior secured obligations of the Company;

•	effectively senior to all existing and future unsecured Indebtedness of the Company to the extent of the value of the Collateral owned by the Company (after satisfaction of any obligations secured by any senior Lien on such Collateral), and effectively senior to all existing and future obligations under the Credit Agreement and other Lenders Debt to the extent of the value of the Notes Priority Collateral (as defined below) owned by the Company;

•	senior in right of payment to any future Subordinated Obligations of the Company;

•	pari passu in right of payment with any existing and future Senior Indebtedness (including the Credit Agreement and other Lenders Debt) of the Company;

•	secured on a first-priority basis by the Notes Priority Collateral owned by the Company and on a second-priority basis by the ABL Priority Collateral (as defined below) owned by the Company, in each case, subject to certain Liens permitted under the Indenture;

•	equal in priority as to the Notes Priority Collateral owned by the Company with respect to any obligations under any Other Pari Passu Lien Obligations Incurred after the Issue Date;

•	effectively subordinated to (i) the Company’s existing and future obligations under the Credit Agreement and other Lenders Debt to the extent of the value of the ABL Priority Collateral owned by the Company (subject to the ABL Cap Amount) and (ii) any existing or future Indebtedness of the Company that is secured by Liens on assets that do not constitute a part of the Collateral to the extent of the value of such assets;

•	guaranteed by each Subsidiary Guarantor; and

•	structurally subordinated to all existing and future Indebtedness and other claims and liabilities, including preferred stock, of the Subsidiaries of the Company that are not Subsidiary Guarantors.

The Notes and the Indenture are, jointly and severally, unconditionally guaranteed on a senior secured basis by all of the Subsidiary Guarantors. See “—Guarantees”.

Each Subsidiary Guarantee (as defined below) of a Subsidiary Guarantor is:

•	a senior secured obligation of such Subsidiary Guarantor;

•	effectively senior to all existing and future unsecured Indebtedness of such Subsidiary Guarantor, to the extent of the value of the Collateral owned by such Subsidiary Guarantor (after satisfaction of any obligations secured by any senior Lien on such Collateral), and effectively senior to all existing and future obligations under the Credit Agreement and other Lenders Debt of that Subsidiary Guarantor, to the extent of the value of the Notes Priority Collateral owned by such Subsidiary Guarantor;

•	senior in right of payment to all future Subordinated Obligations of such Subsidiary Guarantor;

•	pari passu in right of payment with any existing and future Senior Indebtedness of such Subsidiary Guarantor (including the Credit Agreement and other Lenders Debt) of such Subsidiary Guarantor;

•	secured on a first-priority basis by the Notes Priority Collateral owned by such Subsidiary Guarantor and on a second-priority basis by the ABL Priority Collateral owned by such Subsidiary Guarantor, in each case, subject to certain Liens permitted under the Indenture;

•	equal in priority as to the Notes Priority Collateral owned by such Subsidiary Guarantor with respect to any obligations under any Other Pari Passu Lien Obligations Incurred after the Issue Date;

•	effectively subordinated to (i) any existing or future obligations of such Subsidiary Guarantor under the Credit Agreement and other Lenders Debt to the extent of the value of the ABL Priority Collateral owned by such Subsidiary Guarantor (subject to the ABL Cap Amount) and (ii) any existing or future Indebtedness of such Subsidiary Guarantor that is secured by Liens on assets that do not constitute a part of the Collateral to the extent of the value of such assets; and

•	structurally subordinated to any existing and future Indebtedness and other liabilities, including Preferred Stock, of each Subsidiary of such Subsidiary Guarantor that is not a Subsidiary Guarantor.

Principal, Maturity and Interest

The Company has issued $200.0 million aggregate principal amount of the Initial Notes. Upon completion of the exchange, the Company will issue up to $200.0 million aggregate principal amount of the Exchange Notes. The Company will issue the Exchange Notes in minimum denominations of $2,000 and any greater integral multiple of $1,000. The Notes will mature on December 1, 2018. Subject to our compliance with the covenant described under the subheading “—Certain covenants—Limitation on Indebtedness”, we are permitted to issue more Notes from time to time (the “Additional Notes”); provided that such Additional Notes are fungible with the Initial Notes or the Exchange Notes, as applicable, for Federal income tax purposes. The Initial Notes, the Exchange Notes and the Additional Notes, if any, will be treated as a single class for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase.

Interest on the Notes accrues at the rate of 8.500% per annum and is payable semiannually in arrears on June 1 and December 1, commencing June 1, 2014. We will make each interest payment to the Holders of record of these Notes on the immediately preceding May 15 and November 15. We will pay interest on overdue principal at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest at such higher rate to the extent lawful.

Interest on each Exchange Note will accrue from the last interest payment date on which interest was paid on the Initial Note surrendered in exchange therefor, or, if no interest has been paid on such Initial Note, from the date of its original issue. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Optional Redemption

Except as set forth below, we will not be entitled to redeem the Notes.

On and after December 1, 2015, we will be entitled at our option, on one or more occasions, to redeem all or a portion of the Notes, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on December 1 of the years set forth below:

Period	Redemption Price
2015	104.250%
2016	102.125%
2017 and thereafter	100.000%

In addition, any time prior to December 1, 2015, we will be entitled at our option on one or more occasions to redeem Notes (which includes Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 108.500%, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds from one or more Qualified Equity Offerings; provided, however, that

(1)	at least 65% of such aggregate principal amount of Notes (which includes Additional Notes, if any) remains outstanding immediately after the occurrence of each such redemption (other than Notes held, directly or indirectly, by the Company or its Affiliates); and

(2)	each such redemption occurs within 90 days after the date of the related Qualified Equity Offering.

Prior to December 1, 2015, we will be entitled at our option, on one or more occasions, to redeem all or a portion of the Notes at a redemption price equal to 100% of the principal amount of the Notes plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

Selection and Notice of Redemption

If we are redeeming less than all the Notes at any time, the Trustee will select Notes (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of such exchange, (b) if the Notes are held by DTC (as defined below) and DTC prescribes a method of selection, in accordance with the procedures of DTC and (c) on a pro rata basis to the extent practicable.

We will redeem Notes of $2,000 or less in whole and not in part. We will cause notices of redemption to be sent at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Any inadvertent defect in the notice of redemption, including an inadvertent failure to give notice, to any Holder selected for redemption will not impair or affect the validity of the redemption of any other Note redeemed in accordance with provisions of the Indenture.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. We will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancelation of the original Note. Notes called for redemption become due on the date fixed for redemption; provided that any notice of redemption sent in connection with a Qualified Equity Offering, other securities offering or any other financing, or a transaction (or a series of related transactions) that constitutes a Change of Control, may be given, at our discretion, prior to the consummation thereof and be subject to one or more conditions precedent, including consummation of the related Qualified Equity Offering, securities offering or other financing or Change of Control, as applicable, in which case we may revoke such notice on or prior to the specified redemption date if any such condition is not or will not be satisfied. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

We are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, we may be required to offer to purchase Notes as described under “—Change of Control” and “Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock”. We may at any time and from time to time purchase Notes in the open market or otherwise.

Ranking

Senior Indebtedness versus Notes

The Indebtedness evidenced by the Notes and the Subsidiary Guarantees is the Senior Indebtedness of the Company or the applicable Subsidiary Guarantor, as the case may be, ranks equal in right of payment with all existing and future Senior Indebtedness of the Company and the Subsidiary Guarantors, as the case may be, and is secured by the Collateral, which Collateral is shared on an equal and ratable basis with the Other Pari Passu Lien Obligations, if any. The obligations under the Notes, the Indenture, the Subsidiary Guarantees and the Other Pari Passu Lien Obligations have a first-priority security interest with respect to the Notes Priority Collateral and have a second-priority security interest with respect to the ABL Priority

Collateral. Obligations under the Credit Agreement and any other Lenders Debt are also secured by the Collateral. The obligations under the Credit Agreement and any other Lenders Debt have a first-priority security interest with respect to the ABL Priority Collateral and have a second-priority security interest with respect to the Notes Priority Collateral. Such security interests are described under “—Security for the Notes”. The phrase “in right of payment” refers to the contractual ranking of a particular Obligation, regardless of whether an Obligation is secured.

Although the Indenture contains limitations on the amount of Other Pari Passu Lien Obligations and additional secured Indebtedness that the Company and the Restricted Subsidiaries may incur, under certain circumstances the amount of such Other Pari Passu Lien Obligations and other secured Indebtedness could be substantial. See “—Certain covenants—Limitation on Indebtedness” and “—Certain covenants—Limitation on Liens”.

As of March 31, 2014:

(1)	the Company’s Senior Indebtedness was $200.1 million, including $200.0 million of secured Indebtedness;

(2)	the Company’s borrowing capacity under the Credit Agreement was $96.6 million, after taking into account $11.3 million of undrawn letters of credit; and

(3)	the Senior Indebtedness of the Subsidiary Guarantors (excluding any Senior Indebtedness Incurred under the Credit Agreement, any Guarantees of the Credit Agreement and the Subsidiary Guarantees) was $14.4 million, including $11.9 million of secured Indebtedness.

Liabilities of Subsidiaries versus Notes

Substantially all of our operations are conducted through our Subsidiaries. As of the date hereof, all of our Subsidiaries are Subsidiary Guarantors. However, as described below under “—Guarantees”, Subsidiary Guarantees may be released under certain circumstances. In addition, our future Subsidiaries may not be required to guarantee the Notes. Claims of creditors of such non-guarantor Subsidiaries, including trade creditors and creditors holding Indebtedness or Guarantees issued by such non-guarantor Subsidiaries, and claims of preferred stockholders of such non-guarantor Subsidiaries, generally will have priority with respect to the assets and earnings of such non-guarantor Subsidiaries over the claims of our creditors, including Holders of the Notes. Accordingly, the Notes are structurally subordinated to creditors (including trade creditors) and preferred stockholders, if any, of such non-guarantor Subsidiaries.

Although the Indenture limits the Incurrence of Indebtedness and preferred stock by certain of our Subsidiaries, such limitation is subject to a number of significant qualifications. Moreover, the Indenture does not impose any limitation on the incurrence by such Subsidiaries of liabilities that are not considered Indebtedness under the Indenture. See “—Certain covenants—Limitation on Indebtedness”.

Guarantees

The Subsidiary Guarantors jointly and severally guarantee, on a senior secured basis, our obligations under the Notes, the Indenture, the Security Documents and the Intercreditor Agreement. Each Subsidiary Guarantee of a Subsidiary Guarantor is secured on a first-priority basis by the Notes Priority Collateral owned by such Subsidiary Guarantor and a second-priority basis by the ABL Priority Collateral owned by such Subsidiary Guarantor. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee are designed to be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law and, therefore, such Subsidiary Guarantee is specifically limited to an amount that such Subsidiary Guarantor could guarantee without such Subsidiary Guarantee constituting a fraudulent conveyance. This limitation, however, may not be effective to prevent such Subsidiary Guarantee from constituting a fraudulent conveyance. If a Subsidiary Guarantee is rendered voidable, it could be subordinated by a court to all other liabilities (including guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor, and, depending on the amount of such liabilities, a Subsidiary Guarantor’s liability on its Subsidiary Guarantee could be reduced to zero. See “Risk Factors—Risks Related to the Exchange Notes, the Exchange Offer and the Collateral—Federal and state fraudulent transfer laws may allow a court, under specific circumstances, to void the guarantees or the grant or perfection of liens or collateral and, if that occurs, you may not receive any payments on the notes”.

Each Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee will be entitled upon payment in full of all guarantied obligations under the Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

Pursuant to the Indenture, (A) a Subsidiary Guarantor may consolidate with, merge with or into, or transfer all or substantially all its assets to any other Person to the extent described under “—Certain covenants—Merger and Consolidation” and (B) the Capital Stock of a Subsidiary Guarantor may be sold or otherwise disposed of to any other Person to the extent described below under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock”; provided, however, that in the case of the consolidation, merger or transfer of all or substantially all the assets of such Subsidiary Guarantor, if such other Person is not the Company or a Subsidiary Guarantor, such Subsidiary Guarantor’s obligations under its Subsidiary Guarantee must be expressly assumed by such other Person, except that such assumption will not be required in the case of:

(1)	the sale, transfer or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor, including the sale or disposition of Capital Stock of a Subsidiary Guarantor following which such Subsidiary Guarantor is no longer a Subsidiary; or

(2)	the sale, transfer or disposition of all or substantially all the assets of a Subsidiary Guarantor;

in each case other than to the Company or an Affiliate of the Company and as permitted by the Indenture and if in connection therewith the Company provides an Officers’ Certificate to the Trustee to the effect that the Company will comply with its obligations under the covenant described under “—Limitation on Sales of Assets and Subsidiary Stock” in respect of such sale, transfer or other disposition. Upon any sale, transfer or other disposition described in clause (1) or (2) above, the obligor on the related Subsidiary Guarantee will be released from its obligations thereunder.

The Subsidiary Guarantee of a Subsidiary Guarantor also will be released:

(1)	upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary to the extent permitted by the Indenture;

(2)	upon the release or discharge of the Indebtedness that that would have required such Subsidiary Guarantor to enter into a Guarantee Agreement pursuant to the covenant described under “—Certain Covenants—Future Subsidiary Guarantors” other than a release or discharge by or as a result of the payment of such Indebtedness; or

(3)	if we exercise our legal defeasance option or our covenant defeasance option as described under “—Defeasance” or if our obligations under the Indenture are discharged in accordance with the terms of the Indenture as described under “—Satisfaction and Discharge”.

Security for the Notes

The Notes and the Subsidiary Guarantees are secured by a first-priority Lien on and security interest in the Notes Priority Collateral, subject to Permitted Collateral Liens. The Notes Priority Collateral means the portion of the Collateral as to which the Notes have a priority security interest relative to the ABL Obligations and generally consists of the following, whether now owned or hereafter acquired by the Company or any Subsidiary Guarantor: (i) equipment (other than certain mixer trucks and the mixing drums affixed thereto); (ii) intellectual property; (iii) all material owned real property; (iv) the Asset Sale Proceeds Account; (v) substantially all of the other tangible and intangible assets of the Company and each of the Subsidiary Guarantors (other than the Capital Stock of Subsidiaries of the Company) not specifically described as ABL Priority Collateral; (vi) all supporting obligations and books, records and materials relating to the foregoing and (vii) all products and proceeds of the foregoing, in each case, other than the ABL Priority Collateral and the Excluded Assets and subject to Permitted Collateral Liens (all of the foregoing assets are collectively referred to as the “Notes Priority Collateral”).

The Notes and the Subsidiary Guarantees are also secured by a second-priority Lien on the ABL Priority Collateral (subject to Permitted Liens). The ABL Priority Collateral generally consists of the following assets of the Company and the Subsidiary Guarantors: (i) accounts; (ii) inventory (including as-extracted collateral); (iii) certain specified mixer trucks and the mixing drums affixed thereto; (iv) instruments; (v) documents; (vi) chattel paper; (vii) deposit and securities accounts (other than the Asset Sale Proceeds Account); (viii) commodities accounts; (ix) letter of credit rights; (x) general intangibles (other than intellectual property and Capital Stock of Subsidiaries of the Company); (xi) all books, records and materials relating to the foregoing and (xii) all products and proceeds of the foregoing, in each case, other than Notes Priority Collateral and certain excluded assets as set forth in the Credit Agreement and subject to permitted liens as set forth in the Credit Agreement and the Indenture (all of the foregoing assets are collectively referred to as the “ABL Priority Collateral”).

A material portion of the Collateral that secures the Notes secures the ABL Obligations on a first-priority basis and secures the Notes on a second-priority basis. The remaining Collateral that secures the Notes on a first-priority basis secures ABL Obligations on a second-priority basis. The Capital Stock of Subsidiaries of the Company constitutes an Excluded Asset and does not secure the ABL Obligations or the Notes. See “Risk Factors—Risks Related to the Exchange Notes, the Exchange Offer and the Collateral—The Notes are secured by liens on the ABL Priority Collateral that are second in priority to the liens securing the Revolving Facility and any other first-priority lien obligations, and there may not be sufficient collateral to pay all or any of the Notes”.

Security documents and certain related intercreditor provisions

The Company, the Subsidiary Guarantors, the Notes Collateral Agent (on behalf of the Holders of the Notes) and the Trustee have entered into one or more Security Documents creating and establishing the terms of the security interests and Liens that secure the Notes and the Subsidiary Guarantees. These security interests and Liens secure the payment and performance when due of all of the obligations of the Company and the Subsidiary Guarantors under the Notes, the Indenture, the Subsidiary Guarantees and the Security Documents, as provided in the Security Documents. With respect to Collateral constituting mixer trucks and the mixing drums affixed thereto, no recording, registration or filing of the Indenture, the Intercreditor Agreement, any Security Document or any financing statement or other notice was required other than (i) the filing of financing statements under the

Uniform Commercial Code as in effect in the appropriate jurisdictions and (ii) the recordation of the Lien in favor of the Notes Collateral Agent, for the benefit of the Noteholder Secured Parties (as defined below), on certificates of titles (or, if applicable, in corresponding electronic title records) with respect to Specified Trucks. The Trustee, Notes Collateral Agent, each Holder of the Notes and each other holder of, or obligee in respect of, any obligations in respect of the Notes outstanding at such time are referred to collectively as the “Noteholder Secured Parties”.

Intercreditor Agreement

The Company and the Subsidiary Guarantors are parties to the Intercreditor Agreement, which sets forth the terms of the relationship between the holders of the ABL Obligations and the holders of the Notes.

Although the Holders of the Notes are not party to the Intercreditor Agreement, by their acceptance of the Notes they agree to be bound thereby. Pursuant to the terms of the Intercreditor Agreement, the Notes Collateral Agent will determine the time and method by which the security interests in the Notes Priority Collateral will be enforced and the Bank Collateral Agent will determine the time and method by which the security interests in the ABL Priority Collateral will be enforced.

The Intercreditor Agreement provides that the Bank Collateral Agent and the Notes Collateral Agent, without the consent of any holders of ABL Obligations or any Holders of the Notes, may supplement the Intercreditor Agreement if necessary and appropriate to facilitate having additional Indebtedness or other obligations of the Company or any Subsidiary Guarantor become ABL Obligations or Notes Obligations, as the case may be, under the Intercreditor Agreement to the extent the Credit Agreement and the Indenture permit such additional Indebtedness to be Incurred and become subject to the provisions thereof. The Bank Collateral Agent and the Notes Collateral Agent shall, in a supplemental agreement, designate such additional Indebtedness as ABL Obligations or Notes Obligations, as the case may be, under the Intercreditor Agreement. Other Pari Passu Lien Obligations Incurred by the Company, if any, will be designated as Notes Obligations under the Intercreditor Agreement when Incurred, without the consent of the holders of ABL Obligations or the Holders of the Notes.

The aggregate amount of the Indebtedness secured by the ABL Priority Collateral may, subject to the limitations set forth in the Indenture, be increased. All or a portion of the ABL Obligations secured by the ABL Priority Collateral consists of or may consist of Indebtedness that is revolving in nature. The amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed. The terms of the ABL Obligations may be modified, extended or amended from time to time and the aggregate amount of the ABL Obligations may be increased, extended, renewed, replaced or refinanced, in each case, subject to the limitations set forth in the Intercreditor Agreement, without notice to or consent by the Noteholder Secured Parties and without affecting the provisions of the Intercreditor Agreement, subject to the ABL Cap Amount. The Lien priorities provided for by the Intercreditor Agreement will not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the ABL Obligations or the Notes Obligations, or any portion thereof.

Restrictions on claims subject to priority treatment

The Intercreditor Agreement provides that the holders of the ABL Obligations will be entitled to a first-priority lien (subject to certain exceptions) on the ABL Priority Collateral to secure (a) the principal amount of revolving loans and letters of credit up to the ABL Cap Amount, plus (b) interest, indemnities, fees, expenses and other obligations incurred under the ABL Agreement (as defined in the Intercreditor Agreement) and any other documents, agreements and instruments entered into in connection with the ABL Agreement (collectively, the “ABL Documents”), plus (c) cash management obligations and obligations in respect of hedging arrangements owed to a Lender or any affiliate of a Lender, plus (d) obligations owed pursuant to Post-Petition ABL Financing

(as defined below) (collectively, the “ABL Obligations”). The “ABL Cap Amount” is the greater of (i) $192.5 million and (ii) the Borrowing Base. The Holders of the Notes will be entitled to a first-priority lien (subject to certain exceptions) on the Notes Priority Collateral to secure the principal, interest, indemnities, fees, expenses and other obligations incurred by the Company and its Subsidiaries under the Notes Documents (collectively, the “Notes Obligations”). The holders of the ABL Obligations will also be entitled to a second-priority lien (subject to certain exceptions) on the Notes Priority Collateral to secure the ABL Obligations. The holders of the Notes Obligations will also be entitled to a second-priority lien (subject to certain exceptions) on the ABL Priority Collateral to secure the Notes Obligations.

Restrictions on enforcement of liens

The Intercreditor Agreement provides that the Bank Collateral Agent (on behalf of the holders of the ABL Obligations) or Notes Collateral Agent (on behalf of the holders of the Notes Obligations), as applicable, shall have the exclusive right to enforce rights, exercise remedies (including setoff) and make determinations regarding the release and disposition with respect to the Collateral on which the Bank Collateral Agent or the Notes Collateral Agent, as applicable, has a first-priority lien, without any consultation with or the consent of such other Person, subject to limitations and exceptions set forth in the Intercreditor Agreement.

The Intercreditor Agreement provides that, until the repayment in full and termination of the ABL Obligations has occurred, the Notes Collateral Agent and the holders of the Notes Obligations shall not take or cause to be taken any action that would hinder, delay, limit or prohibit any exercise of remedies under the ABL Agreement or other ABL Documents with respect to the ABL Priority Collateral, including any foreclosure, sale, lease, exchange, transfer or other disposition of the ABL Priority Collateral, whether by foreclosure or otherwise, or that would challenge or contest the Liens on the ABL Priority Collateral securing the ABL Obligations or that would subordinate the priority of such Liens to the Liens on the ABL Priority Collateral securing the Notes Obligations or make such Liens pari passu with the Liens on the ABL Priority Collateral securing the Notes Obligations.

The Intercreditor Agreement provides that, until the repayment in full and termination of the Notes Obligations has occurred, the Bank Collateral Agent and the holders of the ABL Obligations shall not take or cause to be taken any action that would hinder, delay, limit or prohibit any exercise of remedies under the Indenture, the Notes or the Security Documents with respect to the Notes Priority Collateral, including any foreclosure, sale, lease, exchange, transfer or other disposition of the Notes Priority Collateral, whether by foreclosure or otherwise, or that would challenge or contest the Liens on the Notes Priority Collateral securing the Notes Obligations or that would subordinate the priority of such Liens to the Liens on the Notes Priority Collateral securing the ABL Obligations or make such Liens pari passu with the Liens on the Notes Priority Collateral securing the ABL Obligations; provided that the Intercreditor Agreement will provide the Bank Collateral Agent the right of access to the Notes Priority Collateral to process and prepare the ABL Priority Collateral for sale and to sell or remove the ABL Priority Collateral for a period of 120 days from the earlier of (i) the Bank Collateral Agent giving written notice to the Notes Collateral Agent of its election to request access to any parcel or item of Notes Priority Collateral and (ii) the Bank Collateral Agent receiving written notice from the Notes Collateral Agent that the Notes Collateral Agent has acquired control or possession of relevant Notes Priority Collateral or has, through the exercise of remedies or otherwise, sold such Notes Priority Collateral to any third party purchaser.

Insolvency or liquidation proceedings

Until the repayment in full and termination of the ABL Obligations has occurred, if the Company or any Subsidiary Guarantor is subject to any insolvency or liquidation proceeding and the Bank Collateral Agent (acting at the direction of the requisite holders of ABL Obligations) desires to consent (or not object) to:

(1)	the use of cash collateral constituting ABL Priority Collateral; or

(2)	the provision of financing to the Company or any Subsidiary Guarantor, whether by the holders of ABL Obligations or any other third party under applicable Bankruptcy Law secured by the ABL Priority Collateral (each, a “Post-Petition ABL Financing”);

then the Notes Collateral Agent agree, on behalf of itself and the other holders of Notes Obligations, that each holder of Notes Obligations:

a) will be deemed to have consented to, and will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such Post-Petition ABL Financing on the grounds of a failure to provide “adequate protection” for the Notes Collateral Agent’s Lien on the Notes Priority Collateral to secure the Notes Obligations or on any other grounds (and will not request any adequate protection solely as a result of such Post-Petition ABL Financing except as permitted in the Intercreditor Agreement); and

b) will subordinate (and will be deemed under the Intercreditor Agreement to have subordinated) the Liens securing the Notes Obligations on any such ABL Priority Collateral to (i) the Liens securing such Post-Petition ABL Financing (and, if applicable, such subordination shall be on the same terms as the Liens securing the ABL Obligations are subordinated thereto), (ii) any adequate protection provided to the Bank Collateral Agent or the holders of ABL Obligations and (iii) any “carve-out” for professional and customary fees and expenses agreed to by the Bank Collateral Agent or the holders of ABL Obligations and approved by the relevant bankruptcy court, in each case, so long as (w) such Post-Petition ABL Financing will not result in the ABL Obligations subject to the ABL Cap Amount exceeding the ABL Cap Amount, (x) the Notes Collateral Agent retains its Lien on the Collateral to secure the Notes Obligations and, as to the Notes Priority Collateral, such Lien has the same priority as existed prior to the insolvency or liquidation proceeding and any Lien securing the Post-Petition ABL Financing is junior and subordinate to the Lien of the Notes Collateral Agent on the Notes Priority Collateral, (y) all Liens on the ABL Priority Collateral securing the Post-Petition ABL Financing are senior to or on a parity with the Liens of the Bank Collateral Agent and the holders of the ABL Obligations on the ABL Priority Collateral and (z) (1) any replacement or adequate protection Lien on post-petition assets of the debtor that constitute Notes Priority Collateral received by the Bank Collateral Agent to secure the ABL Obligations is junior and subordinate to the Lien in favor of the Notes Collateral Agent on the Notes Priority Collateral and (2) the Notes Collateral Agent also receives a replacement or adequate protection Lien on such post-petition assets of the debtor that constitute Notes Priority Collateral to secure the Notes Obligations. In no event will any of the holders of ABL Obligations seek to obtain a priming Lien on any of the Notes Priority Collateral and none of the agreements by the Notes Collateral Agent with respect to a Post-Petition ABL Financing will be deemed to be a consent by the Noteholder Secured Parties to any adequate protection payments using Notes Priority Collateral.

Until the repayment in full and termination of the Notes Obligations has occurred, if the Company or any Subsidiary Guarantor is subject to any insolvency or liquidation proceeding and the Notes Collateral Agent (acting at the direction of the requisite holders of Notes Obligations) desires to consent (or not object) to the provision of financing to the Company or any Subsidiary Guarantor, whether by the holders of Notes Obligations or any other third party under applicable Bankruptcy Law secured by the Notes Priority Collateral (each, a “Post-Petition Notes Financing”);

then the Bank Collateral Agent agree, on behalf of itself and the other holders of ABL Obligations, that each holder of ABL Obligations:

a) will be deemed to have consented to, and will raise no objection to, nor support any other Person objecting to, such Post-Petition Notes Financing on the grounds of a failure to provide “adequate protection” for the Bank Collateral Agent’s lien on the ABL Priority Collateral to secure the ABL Obligations or on any other grounds (and will not request any adequate protection solely as a result of such Post-Petition Senior Notes Financing except as permitted in the Intercreditor Agreement); and

b) will subordinate (and will be deemed under the Intercreditor Agreement to have subordinated) the Liens securing the ABL Obligations on any such Notes Priority Collateral to (i) the Liens securing such Post-Petition Notes Financing (and, if applicable, such subordination shall be on the same terms as the Liens securing the Notes Obligations are subordinated thereto), (ii) any adequate protection provided to the Notes Collateral Agent or the holders of Notes Obligations and (iii) any “carve-out” for professional and customary fees and expenses agreed to by the Notes Collateral Agent or the holders of Notes Obligations and approved by the relevant bankruptcy court, in each case, so long as (x) the Bank Collateral Agent retains its Lien on the Collateral to secure the ABL Obligations and, as to the ABL Priority Collateral, such Lien has the same priority as existed prior to the insolvency or liquidation proceeding and any Lien securing the Post-Petition Notes Financing is junior and subordinate to the Lien of the Bank Collateral Agent on the ABL Priority Collateral, (y) all Liens on the Notes Priority Collateral securing the Post-Petition Notes Financing are senior to or on a parity with the Liens of the Notes Collateral Agent and the holders of the Notes Obligations on the Notes Priority Collateral and (z) (1) any replacement or adequate protection Lien on post-petition assets of the debtor that constitute ABL Priority Collateral received by the Notes Collateral Agent to secure the Notes Obligations is junior and subordinate to the Lien in favor of the Bank Collateral Agent on the ABL Priority Collateral and (2) the Bank Collateral Agent also receives a replacement or adequate protection Lien on such post-petition assets of the debtor that constitute ABL Priority Collateral to secure the ABL Obligations. In no event will any of the holders of Notes Obligations seek to obtain a priming Lien on any of the ABL Priority Collateral and none of the agreements by the Bank Collateral Agent with respect to a Post-Petition Notes Financing will be deemed to be a consent by the holders of ABL Obligations to any adequate protection payments using ABL Priority Collateral.

Each of the Bank Collateral Agent, the holders of the ABL Obligations, the Notes Collateral Agent and the holders of Notes Obligations agree that they will not oppose any sale or disposition of any Collateral that is supported by the holder of the first-priority lien in such Collateral and the Person holding a second-priority lien in the Collateral will be deemed to have consented under Section 363 of the United States Bankruptcy Code (and otherwise) to any sale supported by the Person holding the first-priority lien in such Collateral and to have released their second-priority liens in such assets upon consummation of such sale; provided, that the Bank Collateral Agent must receive at least 60 days prior notice of the consummation of any sale of real property.

Until the repayment in full of the ABL Obligations, the Notes Collateral Agent agree, on behalf of itself and the other holders of Notes Obligations, that none of them shall seek (or support any other Person in seeking) relief from the automatic stay or from any other stay in any insolvency or liquidation proceeding or take any action in derogation thereof, in each case in respect of the ABL Priority Collateral, without the prior written consent of the Bank Collateral Agent. Until the repayment in full of the Notes Obligations, the Bank Collateral Agent and holders of ABL Obligations agree that none of them shall seek relief from the automatic stay or from any other stay in any insolvency or liquidation proceeding or take any action in derogation thereof in respect of the Notes Priority Collateral, without the prior written consent of the Notes Collateral Agent. In addition, neither the Notes Collateral Agent nor the Bank Collateral Agent shall seek any relief from the automatic stay with respect to any Collateral that constitutes Common Collateral (as defined in the Intercreditor Agreement) without providing 30 days’ prior written notice to the other, unless otherwise agreed by both the Bank Collateral Agent and the Notes Collateral Agent.

Subject to the certain limitations and exceptions set forth in the Intercreditor Agreement, the Notes Collateral Agent (on behalf of itself and the other holders of Notes Obligations) and the Bank Collateral Agent (on behalf of itself and the other holders of the ABL Obligations) agree that none of them shall contest (or support any other Person contesting) (i) any request by the Notes Collateral Agent (on behalf of itself and the other holders of Notes Obligations) or the Bank Collateral Agent (on behalf of itself and the other holders of the ABL Obligations), as applicable, for adequate protection of its interest in the Collateral in which such Person has a first-priority lien or (ii) any objection by the Notes Collateral Agent (on behalf of itself and the other holders of Notes Obligations) or the Bank Collateral Agent (on behalf of itself and the other holders of the ABL

Obligations), as applicable, to any motion, relief, action, or proceeding based on a claim by such Person that its interests in the Collateral in which such Person has a first-priority lien are not adequately protected (or any other similar request under any law applicable to a insolvency or liquidation proceeding).

Order of application

The Intercreditor Agreement provides that (i) any proceeds of any ABL Priority Collateral realized in connection with the enforcement of the ABL Agreement or any ABL Document or the exercise of any remedial provision thereunder shall be applied: first, to the payment of costs and expenses (including reasonable attorneys’ fees and expenses and court costs) of the Bank Collateral Agent and the holders of the ABL Obligations in connection with such enforcement; second, to the payment of the ABL Obligations in such order as specified in the ABL Documents (excluding any amounts in excess of the ABL Cap Amount); third, to the payment of the Notes Obligations; and fourth, to the payment of any remaining ABL Obligations in excess of the ABL Cap Amount, and (ii) any proceeds of any Notes Priority Collateral pursuant to the enforcement of the Notes, the Indenture or any Security Document or the exercise of any remedial provision thereunder, shall be applied: first, to the payment of costs and expenses (including reasonable attorneys’ fees and expenses and court costs) of the Notes Collateral Agent and the holders of the Notes Obligations in connection with such enforcement; second, to the payment of the Notes Obligations in such order as specified in the Indenture and the Security Documents; and third, to the payment of the ABL Obligations (including any amounts in excess of the ABL Cap Amount). To the extent any excess proceeds remain after the above application, the Bank Collateral Agent or Notes Collateral Agent, as applicable, shall deliver such excess proceeds to whosoever may be lawfully entitle to receive the same or as a court of competent jurisdiction may direct.

Until the repayment in full of the Notes Obligations, whether or not the Company or any Subsidiary Guarantor is subject to any insolvency or liquidation proceeding, the Bank Collateral Agent must segregate and hold in trust and promptly pay over to the Notes Collateral Agent, for the benefit of the holders of Notes Obligations, any Notes Priority Collateral that it receives in violation of the Intercreditor Agreement. Until the repayment in full of the ABL Obligations, whether or not the Company or any Subsidiary Guarantor is subject to any insolvency or liquidation proceeding, the Notes Collateral Agent must segregate and hold in trust and promptly pay over to the Bank Collateral Agent, for the benefit of the holders of ABL Obligations, any ABL Priority Collateral that it receives in violation of the Intercreditor Agreement.

In the event that proceeds attributable to a disposition of Collateral that constitutes Common Collateral (as defined in the Intercreditor Agreement) are received, the portion of such proceeds that will be allocated as proceeds of ABL Priority Collateral will be the amount equal to the net book value of such ABL Priority Collateral (except in the case of accounts, which amount will be equal to the face amount of such accounts). In the event that proceeds attributable to a disposition of Collateral that constitutes all of the assets of any Subsidiary Guarantor are received, the proceeds will constitute (1) first, in an amount equal to the face amount of the accounts and the net book value of all other ABL Priority Collateral owned by such Subsidiary Guarantor at the time of such sale, ABL Priority Collateral and (2) second, to the extent in excess of the amounts described in (1) above, Notes Priority Collateral.

Release of liens on collateral

The Intercreditor Agreement provides that the (i) second-priority Lien held by the Notes Collateral Agent, on behalf of the holders of the Notes Obligations, on the ABL Priority Collateral shall be automatically and unconditionally released with no further consent or action of any Person upon any release, sale or disposition of the ABL Priority Collateral permitted by the ABL Documents that results in a release (other than any release due to the repayment and discharge of the ABL Obligations) of the Lien granted to the Bank Collateral Agent, on behalf of the holders of the ABL Obligations under the ABL Documents, and (ii) second-priority Lien held by the Bank Collateral Agent, on behalf of the holders of the ABL Obligations, on the Notes Priority Collateral shall be automatically and unconditionally released with no further consent or action of any Person upon any release, sale or disposition of the Notes Priority Collateral permitted by the Indenture and the Security Documents that results in a release (other than any release due to the repayment and discharge of the Notes Obligations) of the Lien granted to the Notes Collateral Agent, on behalf of the holders of the Notes Obligations under the Indenture and Security Documents. In order to effect such foregoing releases, the parties shall promptly execute and deliver any release documents and instruments as the other shall request.

Amendment of Security Documents

The Intercreditor Agreement provides that in the event the Bank Collateral Agent or the other holders of ABL Obligations, the Company and the relevant guarantors enter into any amendment, waiver or consent in respect of any guarantee or any security or collateral document that is an ABL Document for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any guarantee or any security or collateral document with respect to the ABL Documents or changing in any manner the rights of the Bank Collateral Agent, the other holders of ABL Obligations, the Company or any guarantor thereunder, then, to the extent such amendment, waiver or consent is with respect to the ABL Priority Collateral, it shall apply automatically to any comparable provision of the Indenture and the comparable Security Document without the consent of or any action by the Notes Collateral Agent or the holders of the Notes Obligations; provided that (i) no such amendment, waiver or consent shall have the effect of removing assets subject to the comparable Security Document except to the extent that a release of such lien is permitted by the Intercreditor Agreement and (ii) notice of such amendment, waiver or consent shall have been given to the Notes Collateral Agent no later than 30 days after its effectiveness, provided that the failure to give such notice shall not affect the effectiveness and validity thereof.

The Intercreditor Agreement provides that in the event the Notes Collateral Agent or the other holders of Notes Obligations, the Company and the relevant Subsidiary Guarantors enter into any amendment, waiver or consent in respect of the Indenture or any guarantee or any security or collateral document that is a Security Document for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, the Indenture, the Notes or any Security Document or changing in any manner the rights of the Notes Collateral Agent, the other holders of Notes Obligations, the Company or any other Subsidiary Guarantor thereunder, then to the extent such amendment, waiver or consent is with respect to the Notes Priority Collateral, it shall apply automatically to any comparable provision of the comparable ABL Documents without the consent of or any action by the Bank Collateral Agent or the holders of the ABL Obligations; provided that (i) no such amendment, waiver or consent shall have the effect of removing assets subject to the comparable ABL Document except to the extent that a release of such lien is permitted by the Intercreditor Agreement and (ii) notice of such amendment, waiver or consent shall have been given to the Bank Collateral Agent no later than 30 days after its effectiveness, provided that the failure to give such notice shall not affect the effectiveness and validity thereof.

Purchase option

If (i) an event of default has occurred and is continuing under the ABL Documents and remains uncured or unwaived for at least 30 consecutive days and (ii) the requisite holders of the ABL Obligations have not agreed to forbear from the exercise of remedies, then all or a portion of the holders of the Notes Obligations, as the case may be, shall have the option at any time upon 5 business days’ prior written notice given to the Bank Collateral Agent to purchase all of the ABL Obligations, such purchase to be consummated within 20 calendar days after notice of election of such option. If (i) an Event of Default has occurred and is continuing under the Notes Documents and remains uncured or unwaived for at least 30 consecutive days and (ii) the requisite holders of the Notes Obligations have not agreed to forbear from the exercise of remedies, then all or a portion of the holders of the ABL Obligations, as the case may be, shall have the option at any time upon 5 business days’ prior written notice given to the Notes Collateral Agent to purchase all of the Notes Obligations, such purchase to be consummated within 20 calendar days after notice of election of such option. The purchase price shall be equal to the full amount of all ABL Obligations or Notes Obligations, as applicable, then outstanding and unpaid (including principal, interest, fees and expenses, including reasonable attorneys’ fees and legal expenses but specifically excluding any prepayment premium, make-whole, termination or similar fees) and, with respect to the purchase of the ABL Obligations, shall include the furnishing of cash collateral to the Bank Collateral Agent, in a manner and in such amounts as the Bank Collateral Agent determines is reasonably necessary to provide security for any issued and outstanding letters of credit, Hedging Obligations and cash management obligations comprising part of the ABL Obligations.

Release of Collateral

Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents, the Intercreditor Agreement or the Indenture. The Company and the Subsidiary Guarantors will be entitled to a release of property and other assets included in the Collateral from the Liens securing the Notes under one or more of the following circumstances:

(i)	to enable the Company or any Subsidiary Guarantor to sell, exchange or otherwise dispose of any of the Collateral to the extent not prohibited under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock”;

(ii)	in the case of a Subsidiary Guarantor that is released from its Subsidiary Guarantee with respect to the Notes, the release of the property and assets of such Subsidiary Guarantor;

(iii)	pursuant to an amendment or waiver in accordance with “—Amendments and Waivers”;

(iv)	pursuant to the terms of the Intercreditor Agreement; or

(v)	if the Notes have been discharged or defeased pursuant to “—Satisfaction and Discharge” or “—Defeasance”; provided that in the case of any release in whole pursuant to clauses (i), (ii) and (iii) above, all amounts owing at such time to the Trustee under the Indenture, the Notes, the Subsidiary Guarantees, the Security Documents and the Intercreditor Agreement have been paid.

To the extent applicable, the Company will cause TIA § 313(b), relating to reports, and TIA § 314(d), relating to the release of property or securities subject to the Lien of the Security Documents, to be complied with. Any release of Collateral permitted by the terms of the Indenture will be deemed not to impair the Liens under the Indenture or the Security Documents in contravention thereof. Any certificate or opinion required by TIA § 314(d) may be made by an officer or legal counsel, as applicable, of the Company except in the cases where TIA § 314(d) requires that such certificate or opinion be made by an independent person, which Person will be an independent engineer, appraiser or other expert selected by or reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary in this paragraph, the Company will not be required to comply with all or any portion of TIA § 314(d) if it reasonably determines that, under the terms of TIA § 314(d) or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of TIA § 314(d) is inapplicable to any release or series of releases of Collateral. In addition, and without limiting the generality of the foregoing, the Subsidiaries of the Company may, among other things, without any release or consent by the Trustee (and without the delivery of any Officers’ Certificate or any other documents under the Indenture, except as specified in this paragraph, but otherwise in compliance with the covenants of the Indenture and the Security Documents), conduct ordinary course activities with respect to the Collateral including, without limitation: (i) selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Liens and security interests created by the Indenture or any of the Security Documents which has become worn out, defective or obsolete or not used or useful in the business; (ii) abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Liens and security interests created by the Security Documents; (iii) surrendering or modifying any franchise, license or permit subject to the Liens and security interests created by the Security Documents which it may own or under which it may be operating; (iv) altering, repairing, replacing or changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances; (v) granting a license of any intellectual property; (vi) selling, transferring or otherwise disposing of inventory in the ordinary course of business; (vii) collecting accounts receivable in the ordinary course of business or selling, liquidating, factoring or otherwise disposing of accounts receivable in the ordinary course of business; (viii) making cash payments in the ordinary course of business (including for the repayment of Indebtedness or interest and in connection with the Company’s cash management activities) from cash that is at any time part of the Collateral that are not otherwise prohibited by the Indenture or the Security Documents; and (ix) abandoning any intellectual property which is no longer used or useful in the Company’s business. The Company must deliver to the Trustee within 30 calendar days following the end of the fiscal year (or such later date as the Trustee shall agree), an Officers’ Certificate to the effect that all releases and withdrawals during the preceding fiscal year (or since the date of the Indenture, in the case of the first such certificate) in which no release or consent of the Trustee was obtained in the ordinary course of the Company’s and its Subsidiaries’ business were not prohibited by the Indenture. Notwithstanding any of the foregoing to the contrary, the Trustee will execute and deliver to the Company all documents reasonably requested to evidence any such release of Collateral without any representation or warranty of any kind. In addition, in lieu of releasing the Liens created by any of the mortgages on material real property, the Trustee or the Notes Collateral Agent will, at the request of the Company, to the extent necessary to facilitate future savings in connection with mortgage recording taxes in any state that imposes such taxes, assign such Lien to a new lender or collateral agent without any representation or warranty of any kind.

Book-entry, Delivery and Form

The Exchange Notes will be issued initially only in the form of one or more global notes (collectively, the “Global Notes”). The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes”. Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form. In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Depository procedures

The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

(1)	upon deposit of the Global Notes, DTC will credit the accounts of Participants with portions of the principal amount of the Global Notes; and

(2)	ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations which are Participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some jurisdictions require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of an interest in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or “Holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium and additional interest, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for:

(1)	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.

DTC has advised the Company that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for Notes in certificated form, and to distribute such Notes to its Participants.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants, it is under no obligation to perform such procedures, and such procedures may be discontinued or changed at any time. Neither the Company nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

(1)	DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in each case, a successor depositary is not appointed;

(2)	the Company, at its option and subject to the procedures of DTC, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3)	there has occurred and is continuing a Default with respect to the Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note, except in the limited circumstances provided in the Indenture.

Same day settlement and payment

The Company will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and additional interest, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. The Company will make all payments of principal, interest and premium and additional interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such Holder’s registered address. The Notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Change of Control

Upon the occurrence of any of the following events (each a “Change of Control”), each Holder shall have the right to require that the Company repurchase such Holder’s Notes at a purchase price in cash equal to 101%

of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

(1)	any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (for the purposes of this clause (1), such other person shall be deemed to beneficially own any Voting Stock of a Person (the “specified person”) held by any other person (the “parent entity”), if such other person is the beneficial owner (as defined above in this clause (1)), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such parent entity);

(2)	the adoption of a plan relating to the liquidation or dissolution of the Company; or

(3)	the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all of the assets of the Company (determined on a consolidated basis) to another Person other than a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and (B) in the case of a sale of assets transaction, each transferee becomes an obligor in respect of the Notes and a Subsidiary of the transferor of such assets.

Within 30 days following any Change of Control unless we have previously or concurrently mailed a redemption notice with respect to all outstanding Notes as described under “—Optional Redemption”, we will send a notice to each Holder with a copy to the Trustee (the “Change of Control Offer”) stating:

(1)	that a Change of Control has occurred and that such Holder has the right to require us to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

(2)	the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, in each case after giving effect to such Change of Control);

(3)	the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is sent);

(4)	if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control, and, if applicable, stating that, in the Company’s discretion, the purchase date may be delayed until such time as any or all such conditions shall be satisfied, or that such purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the purchase date, or by the purchase date as so delayed; and

(5)	the instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow in order to have its Notes purchased.

The Credit Agreement may prohibit the Company from purchasing any Notes and may also provide that the occurrence of certain change of control events with respect to the Company constitute a default thereunder. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Notes, prior to providing the notice to the Holders of the Notes described in the preceding paragraph, but in any event within 30 days following any Change of Control, the Company covenants to:

(1)	repay in full all Indebtedness outstanding under the Credit Agreement and terminate all commitments thereunder or offer to repay in full all such Indebtedness and repay the indebtedness of each lender who has accepted such offer (and terminate such lender’s commitment); or

(2)	obtain the requisite consent under the Credit Agreement to permit the purchase of the Notes as described above.

The Company must first comply with the covenant described above before it will be required to purchase Notes in the event of a Change of Control, provided, however, that the Company’s failure to comply with the covenant described in the preceding sentence or to make a Change of Control Offer because of any such failure shall constitute a default described in clause (4) under “—Defaults” below (and not under clause (2) thereof). Such Default may, in turn, constitute a default under the Credit Agreement. As a result of the foregoing, a Holder of the Notes may not be able to compel the Company to purchase the Notes unless the Company is able at the time to refinance all Indebtedness outstanding under the Credit Agreement or obtain requisite consents under the Credit Agreement.

We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. A Change of Control Offer may be made in advance of a Change of Control, and may be conditional upon such Change of Control if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, we will comply with the applicable securities laws and regulations and shall be deemed not to have breached our obligations under the covenant described hereunder by virtue of our compliance with such securities laws or regulations.

The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Company and the initial purchasers. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to Incur additional Indebtedness are contained in the covenants described under “—Certain Covenants—Limitation on Indebtedness” and “—Limitation on Liens”.

Such restrictions can only be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

Future indebtedness that we may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repayment or repurchase of such indebtedness upon a Change of Control. Moreover, the exercise by the Holders of their right to require us to repurchase their Notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the Holders of Notes following the occurrence of a Change of Control may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

The definition of “Change of Control” includes the phrase “all or substantially all of the assets of the Company”. Although there is a limited body of case law interpreting the phrase “substantially all”, there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Company. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Company to make an offer to repurchase the Notes as described above.

The provisions under the Indenture relative to our obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

Certain Covenants

The Indenture contains covenants including, among others, the following:

Limitation on Indebtedness

(a) The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company or any Subsidiary Guarantor will be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, the Consolidated Coverage Ratio exceeds 2.00 to 1.00 (any such Indebtedness Incurred pursuant to this clause (a) being herein referred to as “Coverage Indebtedness”).

(b) Notwithstanding the foregoing paragraph (a), the Company and the Restricted Subsidiaries will be entitled to Incur any or all of the following Indebtedness (any such Indebtedness Incurred pursuant to this clause (b) being herein referred to as “Permitted Indebtedness”):

(1)	Indebtedness Incurred by the Company or any Subsidiary Guarantor pursuant to any Credit Facility; provided, however, that, after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (1) and then outstanding does not exceed the greater of (i) $192.5 million and (ii) the Borrowing Base at the time of Incurrence, less the sum of all principal payments with respect to such Indebtedness pursuant to paragraphs (a)(5)(i), (a)(5)(iv), (b)(3)(A) and (b)(3)(C) of the covenant described under “—Limitation on Sales of Assets and Subsidiary Stock” (any such Indebtedness Incurred pursuant to this clause (1) being herein referred to as “Credit Facility Indebtedness”);

(2)	Indebtedness owed to and held by the Company or a Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Collateral Lien (but not foreclosure thereon)) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon, (B) if the Company Incurs such Indebtedness owing to a Restricted Subsidiary that is not a Subsidiary Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes and (C) if a Subsidiary Guarantor Incurs such Indebtedness owing to a Person that is not the Company or a Subsidiary Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of such Subsidiary Guarantor with respect to its Subsidiary Guarantee; provided further that nothing in the foregoing clause (B) or (C) shall prohibit the repayment of such Indebtedness at maturity or otherwise in compliance with the terms of the Indenture;

(3)	the Initial Notes and the Exchange Notes (excluding any Additional Notes);

(4)	Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this covenant);

(5)	Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company or a Restricted Subsidiary or secured by a Lien on an asset acquired by the Company or by a Restricted Subsidiary (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary or such asset was so acquired); provided, however, that on the date of such acquisition and after giving pro forma effect thereto, the Company would have been entitled to Incur at least $1.00 of Coverage Indebtedness pursuant to paragraph (a) of this covenant or the Consolidated Coverage Ratio is greater than the Consolidated Coverage Ratio immediately prior to giving effect to such transaction;

(6)	Refinancing Indebtedness in respect of any Coverage Indebtedness or any Permitted Indebtedness Incurred pursuant to clause (3), (4), (5), this clause (6), or (17); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred pursuant to clause (5), such Refinancing Indebtedness shall be Incurred only by such Subsidiary, the Company or the Company and such Subsidiary;

(7)	Hedging Obligations incurred in the ordinary course of business designed to manage interest rates or interest rate risk, to protect against fluctuations in currency exchange rates or to manage commodity prices, and not for the purpose of speculation;

(8)	obligations in respect of worker’s compensation claims, self-insurance obligations, performance, bid and surety bonds, indemnity, judgment, appeal, advance payment, customs, tax or other guarantees or bonds or other similar bond, instruments or obligations and completion guarantees and warranties provided by the Company or any Restricted Subsidiary or relating to liabilities, obligations or guarantees Incurred in the ordinary course of business;

(9)	Indebtedness arising (i) from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence and (ii) in connection with endorsement of instruments for deposit in the ordinary course of business;

(10)	the Guarantee by the Company or any Subsidiary Guarantor of Indebtedness of the Company or any Subsidiary Guarantor that was permitted to be Incurred by another provision of this covenant; provided, however, that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee thereof Incurred pursuant to this clause (10) shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness being Guaranteed;

(11)	Purchase Money Indebtedness Incurred to finance the acquisition by the Company or a Restricted Subsidiary of assets in the ordinary course of business, and any Refinancing Indebtedness Incurred to Refinance such Indebtedness, in an aggregate principal amount which, when added together with the amount of Indebtedness Incurred pursuant to this clause (11) and then outstanding, does not exceed the greater of $40.0 million and 5.0% of Consolidated Net Tangible Assets at the time of Incurrence;

(12)	Indemnification, adjustment of purchase price, earn-out or similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business or assets of the Company or any Restricted Subsidiary or Capital Stock of a Restricted Subsidiary, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Capital Stock for the purpose of financing any such acquisition; provided that the maximum aggregate liability in respect of all such obligations outstanding under this clause (12) shall at no time exceed, in the case of a disposition, the gross proceeds actually received by the Company and the Restricted Subsidiaries in connection with such disposition;

(13)	Indebtedness of the Company or any Restricted Subsidiary incurred in the ordinary course of business under guarantees of Indebtedness of suppliers, licensees, franchisees or customers in an aggregate amount not to exceed $5.0 million at any time outstanding;

(14)	Indebtedness Incurred by the Company or any Restricted Subsidiary consisting of obligations to pay insurance premiums in an amount not to exceed the annual premiums in respect of such insurance premiums at any one time outstanding;

(15)	Indebtedness Incurred by the Company or any Restricted Subsidiary related to unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law;

(16)	Indebtedness of the Company or a Restricted Subsidiary in an aggregate principal amount which, when taken together with all other Indebtedness of the Company outstanding on the date of such Incurrence and incurred pursuant to this clause (16) does not exceed $10.0 million;

(17)	Acquired Indebtedness of Persons that are merged into or consolidated with the Company or any Restricted Subsidiary in accordance with clause (a) of “—Certain Covenants—Merger and Consolidation” (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, any such transaction or series of transactions);

(18)	Indebtedness of the Issuer or any Restricted Subsidiary supported by one or more letters of credit issued under the Credit Facility in accordance with clause (1); provided that such Indebtedness is in a principal amount not in excess of the stated amount of such letter(s) of credit; and

(19)	Indebtedness issued by the Company or any Restricted Subsidiary to current or former officers, directors, consultants and employees thereof, their respective estates, spouses or former spouses, in each case, to finance the purchase or redemption of Capital Stock of the Company or any of its Subsidiaries permitted by clause (b)(4) of the second paragraph under “—Certain Covenants—Limitation of Restricted Payments” in an amount not to exceed $2.0 million at any time outstanding.

(c) Notwithstanding the foregoing, neither the Company nor any Subsidiary Guarantor will Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Company or any Subsidiary Guarantor unless such Indebtedness shall be subordinated to the Notes or the applicable Subsidiary Guarantee to at least the same extent as such Subordinated Obligations.

(d)	For purposes of determining compliance with this covenant:

(1)	any Indebtedness outstanding on the Issue Date under the Credit Agreement after the application of the net proceeds from the sale of the Notes will be treated as Incurred on the Issue Date under clause (1) of paragraph (b) above;

(2)	in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness (or any portion thereof) at the time of Incurrence and will only be required to include the amount and type of such Indebtedness in one of the above clauses;

(3)	the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above and, in that connection, the Company will be entitled to treat a portion of such Indebtedness as Coverage Indebtedness and the balance of such Indebtedness as an item or items of Permitted Indebtedness; and

(4)	any Indebtedness originally classified as Incurred pursuant to one of the clauses in paragraph (b) above (other than Indebtedness described in clause (1) of this paragraph (d)) may later be reclassified from time to time by the Company such that it will be deemed as having been Incurred as Coverage Indebtedness pursuant to paragraph (a) above or as Indebtedness permitted pursuant to another clause in paragraph (b) above, as applicable, to the extent that such reclassified Indebtedness could be Incurred pursuant thereto at the time of such reclassification.

Limitation on Restricted Payments

(a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(1)	a Default shall have occurred and be continuing (or would result therefrom);

(2)	the Company is not entitled to Incur an additional $1.00 of Coverage Indebtedness pursuant to the covenant described under—Limitation on Indebtedness”; or

(3)	the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication):

(A)	50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from October 1, 2013 to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

(B)	100% of the aggregate Net Cash Proceeds or Fair Market Value of any asset (other than cash) received by the Company either (x) from the issuance or sale of its Qualified Capital Stock subsequent to the Issue Date or (y) as a contribution in respect of its Qualified Capital Stock from its shareholders subsequent to the Issue Date, but excluding in each case any Net Cash Proceeds (1) from Excluded Contributions, (2) that are used to redeem Notes in accordance with the third paragraph under “—Optional Redemption” and (3) from sales to a Subsidiary of the Company or to an employee stock ownership plan or a trust established by the Company or any of its Subsidiaries for the benefit of their employees; plus

(C)	the amount by which the principal amount of Indebtedness of the Company (other than Indebtedness owing to a Subsidiary) is reduced upon the conversion or exchange subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Qualified Capital Stock of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds received by the Company or any Restricted Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds (i) to the extent constituting Excluded Contributions and (ii) from sales to a Subsidiary of the Company or to an employee stock ownership plan or a trust established by the Company or any of its Subsidiaries for the benefit of their employees); plus

(D)	an amount equal to the sum of (x) the aggregate amount of cash and the Fair Market Value of any asset (other than cash) received by the Company or any Restricted Subsidiary subsequent to the Issue Date with respect to Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person (other than the Company or any Restricted Subsidiary) and resulting from repurchases, repayments or redemptions of such Investments or repayments of loans or advances and releases of guarantees that constitute such Investments, in each case, by any Person, and dividends or other distributions or payments with respect to, and proceeds realized on the sale of, such Investments, and (y) in the event that the Company redesignates an Unrestricted Subsidiary to be a Restricted Subsidiary, the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary (other than to the extent the Company’s Investment in such Unrestricted Subsidiary constituted a Permitted Investment; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

(b) The preceding provisions will not prohibit:

(1)	any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by conversion or exchange for, or for consideration consisting only of, Qualified Capital Stock of the Company or a substantially concurrent cash capital contribution received by the Company from its shareholders with respect to its Qualified Capital Stock; provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above;

(2)	any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent Incurrence of, Indebtedness of such Person which is permitted to be Incurred pursuant to the covenant described under “—Limitation on Indebtedness”; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

(3)	the payment of any dividend, distribution or redemption of any Capital Stock or Subordinated Indebtedness within 60 days after the date of declaration thereof or call for redemption if, at such date of declaration or call for redemption, such payment or redemption was permitted by the provisions of paragraph (a) of this covenant (the declaration of such payment will be deemed a Restricted Payment under paragraph (a) of this covenant as of the date of declaration and the payment itself will be deemed to have been paid on such date of declaration and will not also be deemed a Restricted Payment under paragraph (a) of this covenant); provided, however, that any Restricted Payment made in reliance on this clause (3) shall reduce the amount available for Restricted Payments pursuant to clause (a)(3) above only once;

(4)	so long as no Default has occurred and is continuing, the purchase, redemption or other acquisition of shares of Capital Stock of the Company or any of its Subsidiaries from then current or former officers, employees, directors or consultants of the Company or any of its Subsidiaries (or permitted transferees of such individuals), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such Restricted Payments (excluding amounts representing cancelation of Indebtedness) shall not exceed (a) $3.0 million in any calendar year (with any unused amounts being available to be used in the following calendar year, but not in any succeeding calendar year) plus (b) the net cash proceeds of any “key-man” life insurance policies that have not been applied to the payment of Restricted Payments pursuant to this clause (4); provided further, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

(5)	the declaration and payments of dividends on Disqualified Stock issued pursuant to the covenant described under “—Limitation on Indebtedness”; provided, however, that, at the time of payment of such dividend, no Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments;

(6)	repurchases, redemptions and other acquisitions and retirements of Capital Stock (i) deemed to occur upon exercise of stock options or other similar stock-based awards under equity plans, warrants or other Capital Stock if such Capital Stock represents a portion of the exercise price of such options, other similar stock-based awards under equity plans, warrants or other Capital Stock or (ii) in connection with a gross up for tax withholding related to such Capital Stock; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

(7)

cash payments in lieu of the issuance of fractional shares or upon the purchase, redemption or other acquisition of fractional shares, including in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company or any share dividend, distribution, share split, reverse share split, merger, consolidation, amalgamation or other business combination of the Company, in each case, permitted by the Indenture; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of the covenant described under this subheading (as determined in good faith by the Board of Directors); provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

(8)	any payment, purchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations, Disqualified Stock or Preferred Stock of the Company or any Subsidiary Guarantor (i) from Net Available Cash to the extent permitted under “—Limitation on Sales of Assets and Subsidiary Stock” below, but only if the Company shall have first complied with the terms described under “—Limitation on Sales of Assets and Subsidiary Stock” and purchased all Notes tendered pursuant to any offer to repurchase all the Notes required thereby, prior to purchasing, repurchasing, redeeming, defeasing or otherwise acquiring or retiring such Subordinated Obligations, Disqualified Stock or Preferred Stock or (ii) to the extent required by the agreement governing such Subordinated Obligations, Disqualified Stock or Preferred Stock, following the occurrence of a Change of Control (or other similar event described therein as a “change of control”), but only if the Company shall have complied with the terms described under “—Change of Control” and purchased all Notes tendered pursuant to the offer to repurchase all the Notes required thereby, prior to purchasing, repurchasing, redeeming, defeasing or otherwise acquiring or retiring such Subordinated Obligations, Disqualified Stock or Preferred Stock; provided further, however, that such payments, purchases, redemptions, defeasances or other acquisitions or retirements shall be included in the calculation of the amount of Restricted Payments;

(9)	payments of intercompany subordinated Permitted Indebtedness, the Incurrence of which was permitted under clause (2) of paragraph (b) of the covenant described under “—Limitation on Indebtedness; provided, however, that no Default has occurred and is continuing or would otherwise result therefrom; provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

(10)	any other Restricted Payment in an amount which, when taken together with all Restricted Payments made pursuant to this clause (10), does not exceed the greater of (i) $10.0 million and (ii) 3.0% of the Consolidated Net Tangible Assets; provided, however, that (A) at the time of each such Restricted Payment, no Default shall have occurred and be continuing (or result therefrom) and (B) such Restricted Payment shall be included in the calculation of the amount of Restricted Payments;

(11)	Restricted Payments in an amount that does not exceed the amount of Excluded Contributions made since the Issue Date; provided that such payments shall be excluded in the calculation of the amount of Restricted Payments;

(12)	the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Company or any Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash or Temporary Cash Investments); provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments; and

(13)	Restricted Payments in respect of the Company’s repurchase or other acquisition or retirement of warrants existing as of the Issue Date with respect to its Capital Stock; provided, however, that (A) the aggregate amount of such Restricted Payments shall not exceed $15.0 million and (B) such Restricted Payments shall be included in the calculation of the amount of Restricted Payments.

If any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary in accordance with the Indenture, all such Investments previously made in such Person shall no longer be counted as Restricted Payments for purposes of calculating the amount of Restricted Payments pursuant to clause (a)(3) of this covenant.

Limitation on Restrictions on Distributions from Restricted Subsidiaries

The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Capital Stock shall be deemed to not be a restriction on the ability to make distributions on Capital Stock), (b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:

(1)	with respect to clauses (a), (b) and (c),

(A)	any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date, including the Credit Agreement;

(B)	any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

(C)	any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (A) or (B) of clause (1) of this covenant or this clause (C) or contained in any amendment to an agreement referred to in clause (A) or (B) of clause (1) of this covenant or this clause (C); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are not materially less favorable, taken as a whole, to the Company (as determined by the Board of Directors in its reasonable and good faith judgment) than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

(D)	any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (including by merger or consolidation) pending the closing of such transaction;

(E)	any encumbrance or restriction pursuant to applicable law, rule, regulation or order;

(F)	restrictions on cash, cash equivalents, Temporary Cash Investments or other deposits or net worth imposed under contracts entered into in the ordinary course of business, including such restrictions imposed by customers or insurance, surety or bonding companies;

(G)	any encumbrance or restriction with respect to a Foreign Subsidiary entered into the ordinary course of business or pursuant to the terms of Indebtedness that was Incurred by such Foreign Subsidiary in compliance with the terms of the Indenture;

(H)	provisions contained in any license, permit or other accreditation with a regulatory authority entered into in the ordinary course of business;

(I)	provisions in agreements or instruments that prohibit the payment or making of dividends or other distributions other than on a pro rata basis;

(J)	customary supermajority voting provisions and other customary provisions with respect to the disposition or distribution of assets, each contained in corporate charters, bylaws, stockholders’ agreements, limited liability company agreements, partnership agreements, joint venture agreements and other similar agreements entered in the ordinary course of business of the Company and its Restricted Subsidiaries; and

(K)	encumbrances or restrictions existing under or by reason of other Indebtedness (including Hedging Obligations), Disqualified Stock or Preferred Stock permitted to be Incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Limitation on Indebtedness” and either (1) the provisions relating to such encumbrance or restriction contained in such Indebtedness are not materially less favorable to the Company, taken as a whole, as determined by the Board of Directors in good faith, than the provisions contained in the Credit Agreement as in effect on the Issue Date or (2) any such encumbrance or restriction contained in such Indebtedness does not prohibit (except upon a default or an event of default thereunder) the payment of dividends in an amount sufficient, as determined by the Board of Directors in good faith, to make scheduled payments of cash interest on the Notes when due;

(2) with respect to clause (c) only,

(A)	any encumbrance or restriction consisting of customary nonassignment provisions in leases, licenses or similar agreements to the extent such provisions restrict the transfer of the lease, license or similar agreement or the property subject thereto;

(B)	any encumbrance or restriction contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages;

(C)	pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary; and

(D)	encumbrances and restrictions contained in contracts entered into in the ordinary course of business not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value, property or assets of the Company or any Restricted Subsidiary in any manner material to the Company and its Restricted Subsidiaries taken as a whole.

In each case set forth above, notwithstanding any stated limitation on the assets or property that may be subject to such encumbrance or restriction, an encumbrance or restriction on a specified asset or property or group or type of assets or property may also apply to all improvements, repairs, additions, attachments and accessions thereto, assets and property affixed or appurtenant thereto, parts, replacements and substitutions therefor, and all products and proceeds thereof, including dividends, distributions, interest and increases in respect thereof.

Limitation on Sales of Assets and Subsidiary Stock

(a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition of any assets that do not constitute ABL Priority Collateral (“Non-ABL Priority Collateral”) unless:

(1)	the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value (including as to the value of all non-cash consideration) of the shares and other assets subject to such Asset Disposition;

(2)	at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or Temporary Cash Investments;

(3)	without limitation of the provisions described under “—Further Assurances and After-acquired Property”, to the extent that any consideration received by the Company or any Restricted Subsidiary from such Asset Disposition consists of assets that constitute Notes Priority Collateral, such assets, including any such assets of any Person that becomes a Subsidiary Guarantor as a result of such transaction, are concurrently with their acquisition added to the Notes Priority Collateral;

(4)

the Net Available Cash from any such Asset Disposition of Notes Priority Collateral is either (i) paid directly by the purchaser thereof to the Notes Collateral Agent to be held in trust in the Asset Sale

Proceeds Account or (ii) deposited to the Asset Sale Proceeds Account within five Business Days after receipt thereof, in each case, for application in accordance with this covenant;

(5)	an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) within 365 days of the receipt of such Net Available Cash:

(i)	to make one or more offers to the Holders of the Notes (and, at the option of the Company, the holders of Other Pari Passu Lien Obligations) to purchase Notes (and such Other Pari Passu Lien Obligations) pursuant to and subject to the conditions contained in the Indenture (each, an “Asset Disposition Offer”); provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (i), the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; provided further that if the Company or such Restricted Subsidiary shall so reduce any Other Pari Passu Lien Obligations, the Company will equally and ratably reduce Indebtedness under the Notes by making an offer to all Holders of the Notes to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, the pro rata principal amount of the Notes, such offer to be conducted in accordance with the procedures set forth below for an Asset Disposition Offer but without any further limitation in amount; or

(ii)	to the extent such Net Available Cash is from Asset Dispositions of Collateral deemed to be an Excluded Asset, to reduce Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor; provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (ii), such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid, purchased or otherwise retired, in each case of (i) and (ii) other than Indebtedness owed to the Company or an Affiliate of the Company;

(iii)	to the extent the Company elects, to acquire Additional Assets within 365 days of the receipt of such Net Available Cash; provided that, without limitation of the provisions described under “—Further Assurances and After-acquired Property”, any such Additional Assets, including the assets of any Person that becomes a Subsidiary Guarantor as a result of such transactions acquired with Net Available Cash from an Asset Disposition of Notes Priority Collateral are concurrently with their acquisition added to the Notes Priority Collateral; provided further that, in the case of this clause (iii) above, a binding commitment shall be treated as a permitted application of the Net Available Cash from the date of such commitment so long as the Company or such Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Available Cash will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and if any Acceptable Commitment is later cancelled or terminated for any reason before such Net Available Cash is applied, then such Net Available Cash shall constitute Excess Proceeds; or

(iv)	a combination of the foregoing; and

(6)

Any Net Available Cash from the Asset Dispositions covered by this clause (a) that is not invested or applied, or committed to be invested or applied, as provided in the preceding paragraph will be deemed to constitute “Excess Proceeds”. When the aggregate amount of Excess Proceeds exceeds $15.0 million, within 30 days thereof, the Company shall make an Asset Disposition Offer to all Holders of the Notes, and, if required by the terms of any Other Pari Passu Lien Obligations, to the holders of such Other Pari Passu Lien Obligations, to purchase the maximum aggregate principal amount of the Notes and any such Other Pari Passu Lien Obligations that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount of the Notes and Other Pari Passu Lien Obligations, in each case, plus accrued and unpaid interest, if any, to, but not including, the date of purchase, subject to, without duplication, the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date, in accordance with the procedures set forth in the Indenture or the agreements governing the Other Pari Passu Lien Obligations, as applicable, and, with respect to the Notes, in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. The Company will commence an Asset Disposition Offer with respect to Excess Proceeds within 30 days after the date that Excess Proceeds exceed $15.0 million by providing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee. The Company may satisfy the foregoing obligation with respect to such Net Available Cash from an Asset Disposition by making an Asset Disposition Offer with respect to such Net Available Cash prior to the expiration of the Application Period.

To the extent that the aggregate amount of Notes and such Other Pari Passu Lien Obligations so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes or Other Pari Passu Lien Obligations surrendered in any Asset Disposition Offer by Holders and holders or lenders of Other Pari Passu Lien Obligations exceeds the amount of Excess Proceeds, the Company shall select the Notes and such Other Pari Passu Lien Obligations to be purchased on a pro rata basis based on the principal amounts tendered or required to be prepaid or redeemed; provided that no Notes or Other Pari Passu Lien Obligations will be selected and purchased in an unauthorized denomination. Upon completion of any Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero. After the Company or any Restricted Subsidiary has applied the Net Available Cash from any Asset Disposition covered by this clause (a) as provided in, and within the time periods required by, this clause (a), the balance of such Net Available Cash, if any, from such Asset Disposition shall be released by the Notes Collateral Agent to the Company or such Restricted Subsidiary for use by Company or such Restricted Subsidiary for any purpose not prohibited by the terms of the Indenture.

(b) The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition of any ABL Priority Collateral, unless:

(1)	the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value (including as to the value of all non-cash consideration) of the shares and other assets subject to such Asset Disposition;

(2)	at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or Temporary Cash Investments; and

(3)	an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) within 365 days of the receipt of such Net Available Cash

(A)	to permanently reduce any Indebtedness under the Credit Agreement or any other Indebtedness of the Company or a Subsidiary Guarantor that, in each case, is secured by a Lien on the ABL Priority Collateral that is prior to the Lien on the ABL Priority Collateral in favor of Holders of the Notes (and, in the case of revolving obligations, to correspondingly reduce commitments with respect thereto), in each case other than Indebtedness owed to the Company or a Subsidiary of the Company,

(B)	to acquire Additional Assets in a manner and within the time limitation set forth in clause (a)(5)(iii) above; or

(C)	a combination of the foregoing;

provided that, in the case of clause (B) above, an Acceptable Commitment shall be treated as a permitted application of the Net Available Cash from the date of such commitment; provided further that if any Acceptable Commitment is later cancelled or terminated for any reason before such Net Available Cash is applied, then such Net Available Cash shall constitute Excess ABL Proceeds (as defined below).

(4)	Any Net Available Cash from an Asset Disposition covered by this clause (b) that is not invested or applied, or committed to be invested or applied, as provided in the preceding paragraph will be deemed to constitute “Excess ABL Proceeds”. When the aggregate amount of Excess ABL Proceeds exceeds $15.0 million, within 30 days thereof, the Company shall make an offer (an “ABL Asset Disposition Offer”) to all Holders of the Notes, and, if required by the terms of any Other Pari Passu Lien Obligations to the holders of such Other Pari Passu Lien Obligations, to purchase the maximum aggregate principal amount of the Notes and any such Other Pari Passu Lien Obligations, that may be purchased out of the Excess ABL Proceeds at an offer price in cash in an amount equal to 100% of the principal amount of the Notes and Other Pari Passu Lien Obligations, in each case, plus accrued and unpaid interest, if any, to, but not including, the date of purchase, subject to, without duplication, the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date, in accordance with the procedures set forth in the Indenture or the agreements governing the Other Pari Passu Lien Obligations, as applicable, and, with respect to the Notes, in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. The Company will commence an ABL Asset Disposition Offer with respect to Excess ABL Proceeds within 30 days after the date that Excess ABL Proceeds exceed $15.0 million by providing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee. The Company may satisfy the foregoing obligation with respect to such Net Available Cash from an Asset Disposition by making an ABL Asset Disposition Offer with respect to such Net Available Cash prior to the expiration of the Application Period.

To the extent that the aggregate amount of the Notes and such Other Pari Passu Lien Obligations so validly tendered and not properly withdrawn pursuant to an ABL Asset Disposition Offer is less than the Excess ABL Proceeds, the Company may use any remaining Excess ABL Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of the Notes or Other Pari Passu Lien Obligations surrendered in any ABL Asset Disposition Offer by the Holders and holders or lenders of Other Pari Passu Lien Obligations exceeds the amount of Excess ABL Proceeds, the Company shall select the Notes and such Other Pari Passu Lien Obligations to be purchased on a pro rata basis based on the principal amounts tendered or required to be prepaid or redeemed; provided that no Notes or Other Pari Passu Lien Obligations will be selected and purchased in an unauthorized denomination. Upon completion of any such ABL Asset Disposition Offer, the amount of Excess ABL Proceeds shall be reset at zero.

(c) For the purposes of this covenant, any sale by the Company or a Restricted Subsidiary of the Capital Stock of a Restricted Subsidiary that owns assets constituting Non-ABL Priority Collateral or ABL Priority Collateral shall be deemed to be a sale of such Non-ABL Priority Collateral or ABL Priority Collateral (or, in the event of a Restricted Subsidiary that owns assets that include any combination of Non-ABL Priority Collateral and ABL Priority Collateral, a separate sale of each of such Non-ABL Priority Collateral and ABL Priority Collateral). In the event of any such sale (or a sale of assets that includes any combination of Non-ABL Priority Collateral and ABL Priority Collateral), the proceeds received by the Company and the Restricted Subsidiaries in respect of such sale shall be allocated to the Non-ABL Priority Collateral and ABL Priority Collateral as described under “—Security for the Notes—Intercreditor Agreement—Order of application”.

(d) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of its compliance with such securities laws or regulations.

In the event of the transfer of substantially all (but not all) of the assets of the Company and the Restricted Subsidiaries as an entirety to a Person in accordance with the Indenture, the successor shall be deemed to have sold for cash at Fair Market Value the assets of the Company and the Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Disposition (with such Fair Market Value being deemed to be Net Available Cash for such purpose).

Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash may be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit indebtedness.

For the purposes of clauses (a)(2) and (b)(2) of this covenant, the following are deemed to be Temporary Cash Investments:

(1)	the assumption or discharge of senior secured Indebtedness of the Company or any Subsidiary Guarantor (other than obligations in respect of Disqualified Stock of the Company or Preferred Stock of a Subsidiary Guarantor) or any Indebtedness or Preferred Stock of a Restricted Subsidiary that is not a Subsidiary Guarantor and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition;

(2)	any securities or other obligations received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 90 days after such Asset Disposition, to the extent of the cash received in that conversion; and

(3)	the Fair Market Value of (i) any assets (other than securities) received by the Company or any Restricted Subsidiary to be used by it in the Related Business, (ii) Capital Stock in a Person that is a Restricted Subsidiary or in a Person engaged in the Related Business that shall become a Restricted Subsidiary immediately upon the acquisition of such Person by the Company or any Restricted Subsidiary or (iii) a combination of (i) and (ii).

All references herein to “Net Available Cash”, “Excess Proceeds” and “Excess ABL Proceeds” shall be deemed to mean cash in an amount equal to the amount of Net Available Cash, Excess Proceeds or Excess ABL Proceeds, as applicable, but, except in the case of any Net Available Cash from any Asset Disposition of Notes Priority Collateral (which shall be paid or deposited pursuant to clause (a)(4) above), not necessarily the actual cash received from the relevant Asset Disposition. The Company and its Subsidiaries shall have no obligation to segregate, trace or otherwise identify Net Available Cash, Excess Proceeds or ABL Excess Proceeds (other than the amount thereof and pursuant to clause (a)(4) above), it being agreed that cash is fungible and that the Company’s obligations under this covenant may be satisfied by the application of funds from other sources.

Limitation on Affiliate Transactions

(a) The Company will not, and will not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with (which term, for purposes of this covenant, shall include “for the benefit of” where appropriate in the context) any Affiliate of the Company (an “Affiliate Transaction”) unless:

(1)	the terms of the Affiliate Transaction are not materially less favorable to the Company or such Restricted Subsidiary than those that could reasonably be expected to be obtained at the time of the Affiliate Transaction in arm’s-length dealings with a Person who is not an Affiliate;

(2)	if such Affiliate Transaction involves an amount in excess of $10.0 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the non-employee directors of the Company disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors; and

(3)

if such Affiliate Transaction involves an amount in excess of $20.0 million, the Board of Directors shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not materially less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a Person who was not an Affiliate.

(b) The provisions of the preceding paragraph (a) will not prohibit:

(1)	(i) any Restricted Payment permitted to be made pursuant to the covenant described under “Certain Covenants—Limitation on Restricted Payments” or any Permitted Investment and (ii) any Permitted Lien;

(2)	any employment agreement or other employment compensation plan in existence on the Issue Date or entered into thereafter in the ordinary course of business, including any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors;

(3)	reasonable compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans), indemnification arrangements, employment and severance agreements provided on behalf of directors, officers and employees of the Company or its Restricted Subsidiaries, in each case, approved by the Board of Directors or, in the case of indemnification arrangements, consistent with applicable charter, by-law or statutory provisions;

(4)	any transaction with the Company, a Restricted Subsidiary or joint venture or similar entity that would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

(5)	the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company;

(6)	transactions with customers, clients, vendors, suppliers or other purchasers or sellers of goods or services, in each case in the ordinary course of business (including pursuant to joint venture agreements);

(7)	any transaction on arm’s-length terms with any non-Affiliate that becomes an Affiliate as a result of such transaction;

(8)	any agreement as in effect on the Issue Date and described in the Offering Memorandum or any renewals or extensions of any such agreement (so long as such renewals or extensions, taken as a whole, are not materially less favorable to the Company or the Restricted Subsidiaries) and the transactions evidenced thereby; and

(9)	reasonable advances to or reimbursements of employees for moving expenses, travel expenses and similar expenditures, in each case, in the ordinary course of business of the Company or any of its Restricted Subsidiaries.

Limitation on Line of Business

The Company will not, and will not permit any Restricted Subsidiary, to engage in any business other than a Related Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries as a whole.

Limitation on Liens

The Company will not, and will not permit any Restricted Subsidiary to Incur or permit to exist any Lien (the “Initial Lien”) of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, securing any Indebtedness, other than:

(A)

in the case of the Notes Priority Collateral, any Initial Lien if (i) such Initial Lien expressly ranks junior to the first-priority Lien intended to be created in favor of the Notes Collateral Agent for the benefit of the Trustee, the Notes Collateral Agent and the Holders of the Notes, provided that the terms of such junior interest will be no more favorable to the beneficiaries thereof than the terms contained in the Intercreditor Agreement, or (ii) such Initial Lien is a Permitted Collateral Lien;

(B)	in the case of the ABL Priority Collateral, any Initial Lien if (i) the Notes and the Subsidiary Guarantees are equally and ratably secured on a second-priority basis by such ABL Priority Collateral until such time as such Initial Lien is released or (ii) such Initial Lien is a Permitted Lien; and

(C)	in the case of any other asset or property, any Initial Lien if (i) the Notes and the Subsidiary Guarantees are equally and ratably secured with (or on a senior basis to, in the case such Initial Lien secures any Subordinated Obligation) the obligations secured by such Initial Lien or (ii) such Initial Lien is a Permitted Lien.

Any such Lien thereby created securing the Notes or any Subsidiary Guarantee pursuant to clause (B) or (C) above will be automatically and unconditionally released and discharged upon (i) the release and discharge of each Initial Lien to which it relates, (ii) in the case of such Lien securing any such Subsidiary Guarantee, upon the termination and discharge of such Subsidiary Guarantee in accordance with the terms of the Indenture or (iii) any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Initial Lien, in each case, which release and discharge in the case of any sale of any asset or property shall not affect any Lien that the Notes Collateral Agent may have on the proceeds from such sale.

Any reference to a “Permitted Collateral Lien” or a “Permitted Lien” is not intended to subordinate or postpone, and shall not be interpreted as subordinating or postponing, or as any agreement to subordinate or postpone, any Lien in favor of the Notes Collateral Agent in respect of the Notes Priority Collateral or the ABL Priority Collateral.

Limitation on Sale/Leaseback Transactions

The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:

(1)	the Company or such Restricted Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to the covenant described under “—Limitation on Indebtedness” and (B)(i) in the case of a Sale/Leaseback Transaction involving Notes Priority Collateral, create a Permitted Collateral Lien on such Notes Priority Collateral securing such Attributable Debt or (ii) in the case of a Sale/Leaseback Transaction involving ABL Priority Collateral or any other property or asset, create a Permitted Lien on such ABL Priority Collateral, property or asset, as applicable, securing such Attributable Debt;

(2)	the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the Fair Market Value of such property; and

(3)	the Company applies the proceeds of such transaction in compliance with the covenant described under “—Limitation on Sales of Assets and Subsidiary Stock”.

Merger and Consolidation

(a) The Company will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

(1)

the Company shall be the surviving corporation or the resulting, surviving or transferee Person (the “Successor Company”) shall be a corporation, limited liability company or limited partnership organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes, the Indenture and the Security Documents; provided that if such Person is a limited liability company or a limited partnership, such Person will form a Wholly Owned Subsidiary that is a corporation and cause such Wholly Owned Subsidiary to become a co-issuer of the Notes;

(2)	immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(3)	immediately after giving pro forma effect to such transaction, either (A) the Successor Company would be able to Incur an additional $1.00 of Coverage Indebtedness pursuant to the covenant described under “—Limitation on Indebtedness” or (B) the Consolidated Coverage Ratio of the Successor Company is greater than the Consolidated Coverage Ratio of the Company immediately prior to giving effect to such transaction;

(4)	the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture or applicable Security Documents comply with the Indenture;

(5)	to the extent any assets of the Person which is consolidated with or merged with or into the Successor Company are assets of the type which would constitute Collateral under the Security Documents, the Successor Company will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in the Indenture or any of the Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Indenture and the Security Documents; and

(6)	the Collateral owned by or transferred to the Successor Company shall: (a) continue to constitute Collateral under the Indenture and the Security Documents, (b) be subject to the Lien in favor of the Notes Collateral Agent for the benefit of the Trustee and the Holders of the Notes and (c) not be subject to any Lien other than Permitted Collateral Liens or Permitted Liens, as the case may be, and other Liens permitted under the covenant described above under “—Limitation on Liens”;

provided, however, that clause (3) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company (so long as no Capital Stock of the Company is distributed to any Person) or (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction.

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The Successor Company will be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, the Subsidiary Guarantees and the Security Documents and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Notes.

For all purposes of the Indenture, Subsidiaries of any Successor Company will, upon any transaction subject to this covenant, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to the Indenture, and all Indebtedness and Liens of the Successor Company and its Subsidiaries that was not

Indebtedness or Liens on property or assets, as the case may be, of the Company and its Subsidiaries immediately prior to such transaction shall be deemed to have been Incurred upon such transaction.

(b) The Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

(1)	except in the case of a Subsidiary Guarantor (x) that has been, or will be as a result of a transaction, disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), whether through a merger, consolidation or sale of Capital Stock or assets or (y) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary, in each case, if in connection therewith the Company provides an Officers’ Certificate to the Trustee to the effect that the Company will comply with its obligations under the covenant described under “—Limitation on Sales of Assets and Subsidiary Stock” in respect of such disposition, the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by a Guarantee Agreement, in a form satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guarantee and the Security Documents;

(2)	immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing;

(3)	the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guarantee Agreement and the applicable Security Documents comply with the Indenture;

(4)	to the extent any assets of the Person which is consolidated with or merged with or into the Successor Guarantor are assets of the type which would constitute Collateral under the Security Documents, the Successor Guarantor will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in the Indenture or any of the Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Indenture and the Security Documents; and

(5)	the Collateral owned by or transferred to the Successor Guarantor shall (x) continue to constitute Collateral under the Indenture and the Security Documents, (y) be subject to the Lien favor of the Notes Collateral Agent for the benefit of the Trustee and the Holders of the Notes and (z) not be subject to any Lien other than Permitted Liens and other Liens permitted under the covenant described above under “—Limitation on Liens”.

Future Subsidiary Guarantors

The Company will cause each Restricted Subsidiary that enters into a Guarantee of any Indebtedness of the Company or any Restricted Subsidiary (other than a Foreign Subsidiary that Guarantees only Indebtedness Incurred by another Foreign Subsidiary) to execute and deliver to the Trustee a Guarantee Agreement pursuant to which such Restricted Subsidiary will Guarantee payment of the Notes on a senior secured basis on the same terms and conditions as those set forth in the Indenture and applicable to the other Subsidiary Guarantors and joinders or supplements, as applicable, in form and substance reasonably satisfactory to the Trustee, to the Security Documents and the Intercreditor Agreement, as well as an Opinion of Counsel that such Guarantee Agreement, joinders and supplements, as applicable, have been duly authorized, executed and delivered by such Restricted Subsidiary and constitute a legal, valid, binding and enforceable obligation of such Restricted Subsidiary.

Impairment of Security Interest

The Company will not, and will not permit any of its Restricted Subsidiaries to, take or knowingly or negligently omit to take, any action which action or omission might or would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Trustee, the Notes Collateral Agent and the Holders of the Notes.

Information Regarding Collateral

The Company will furnish to the Notes Collateral Agent, with respect to the Company or any Subsidiary Guarantor, written notice within 10 Business Days of any change in such Person’s (i) organizational name, (ii) jurisdiction of organization or formation, (iii) identity or organizational structure or (iv) organizational identification number. The Company and the Subsidiary Guarantors will agree to make all filings under the Uniform Commercial Code or equivalent statutes or otherwise that are required by applicable law in order for the Notes Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.

Further Assurances and After-acquired Property

Subject to the applicable limitations set forth in the Security Documents and the Indenture (including with respect to Excluded Assets), the Company and the Subsidiary Guarantors shall execute any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that the Notes Collateral Agent may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the Lien created or intended to be created by the Security Documents in the Collateral. Subject to the applicable limitations set forth in the Security Documents and the Indenture (including with respect to Excluded Assets), if, after the Issue Date, the Company or a Subsidiary Guarantor acquires property that is not automatically subject to a perfected security interest under the Security Documents and such property constitutes or would constitute Collateral (including any asset of the Company or a Subsidiary Guarantor that becomes Collateral subsequent to the Issue Date as a result of such asset ceasing to be an Excluded Asset) or an entity becomes a Subsidiary Guarantor, then the Company or such Subsidiary Guarantor will, within 90 days after such acquisition or 90 days after the date such asset ceases to be an Excluded Asset (with respect to real property and related fixtures) (in each case, or such longer period as the Notes Collateral Agent may agree in its sole discretion) and as soon as practicable (with respect to other assets), provide a Lien over such property (or, in the case of a new Subsidiary Guarantor, its assets that would constitute Collateral under the Security Documents) in favor of the Notes Collateral Agent and deliver certain joinder agreements or supplements as required by the Security Documents. Notwithstanding the foregoing, until the Discharge of ABL Obligations, the Company and the Subsidiary Guarantors shall only be required to comply with the foregoing requirements with respect to any ABL Priority Collateral to the extent that such ABL Priority Collateral is concurrently being pledged to secure the obligations under the Lenders Debt.

SEC Reports

So long as the Notes are outstanding, the Company will file with the SEC subject to the next sentence and provide the Trustee and the Holders of the Notes with such annual and other reports (i) at any time that the Company is subject to the reporting requirements of Sections 13 and 15(d) of the Exchange Act, as are specified in such sections and (ii) at any other time, on Forms 10-Q and 10-K and all current reports on Form 8-K that would be required if the Company was at such time subject to the reporting requirements of Sections 13 and 15(d) of the Exchange Act, in each case, such reports to be so filed and provided at the times specified for the filings of such reports under such Sections, after giving effect to all applicable extensions and cure periods, and containing all the information, audit reports and exhibits required for such reports. If, at any time, the Company is not subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in clause (ii) of the preceding sentence with the SEC within the time periods required, after giving effect to all applicable extensions and cure periods, unless the SEC will not accept such a filing. The Company agrees that it will not take any action for the purpose of causing the SEC not to accept such filings. If, notwithstanding the foregoing, the SEC will not accept such filings for any reason, the Company will post the reports specified in the preceding sentence on its website within the time periods that would apply if the Company were required to file those reports with the SEC, after giving effect to all applicable extensions and cure periods.

At any time that any of the Company’s Subsidiaries are Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

This covenant will be deemed not to impose any duty on the Company under the Sarbanes-Oxley Act of 2002 and the related SEC rules that would not otherwise be applicable.

In addition, at any time when the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will furnish to the Holders of the Notes and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

The Company shall be deemed to have furnished such reports to the Trustee and the Holders of the Notes if it has filed such reports with the SEC using the EDGAR (or any successor) filing system and such reports are publicly available through such filing system.

Defaults

Each of the following is an Event of Default:

(1)	a default in the payment of interest on the Notes when due, continued for 30 days;

(2)	a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

(3)	the failure by the Company to comply with its obligations under “—Certain Covenants—Merger and Consolidation” above;

(4)	the failure by the Company to comply for (i) 30 days after notice with any of its obligations in the covenants described above under “—Change of Control” (other than a failure to purchase Notes) or under “—Certain Covenants” under “—Limitation on Indebtedness”, “—Limitation on Restricted Payments”, “—Limitation on Restrictions on Distributions from Restricted Subsidiaries”, “—Limitation on Sales of Assets and Subsidiary Stock” (other than a failure to purchase Notes), “—Limitation on Affiliate Transactions”, “—Limitation on Line of Business”, “—Limitation on Liens”, “—Limitation on Sale/Leaseback Transactions”, “—Future Subsidiary Guarantors”, “—Impairment of Security Interest”, “—Information Regarding Collateral” or “—Further Assurances and After-acquired Property” or (ii) 120 days after notice with any of its obligations in the covenant described above under “Certain Covenants—SEC Reports”;

(5)	the failure by the Company or any Subsidiary Guarantor to comply for 60 days after notice with its other agreements contained in the Indenture or in the Security Documents;

(6)	Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $20.0 million (the “cross acceleration provision”);

(7)	certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary (the “bankruptcy provisions”); or

(8)	any judgment or decree for the payment of money in excess of $20.0 million (in excess of amounts covered by insurance policies issued by reputable and solvent insurance companies and as to which the relevant insurer has not disclaimed responsibility) is entered against the Company or any Significant Subsidiary, remains outstanding for a period of 60 consecutive days following such judgment and is not discharged, waived or stayed (the “judgment default provision”);

(9)	any Subsidiary Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee; or

(10)	with respect to any Collateral, individually or in the aggregate, having a fair market value in excess of $5.0 million, (a) any of the Security Documents ceases to be in full force and effect, (b) any of the Security Documents ceases to give the Holders of the Notes the Liens purported to be created thereby with the priority contemplated thereby, or (c) any of the Security Documents is declared null and void or the Company or any Subsidiary Guarantor denies in writing that it has any further liability under any Security Document or gives written notice to such effect (in each case (i) other than in accordance with the terms of the Indenture, the Intercreditor Agreement and the Security Documents or (ii) unless waived by the requisite Holders of the Notes if, after that waiver, the Company is in compliance with the covenant described under “—Security for the Notes”), except to the extent that any loss of perfection or priority results from the failure of the Notes Collateral Agent or the Bank Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Security Documents, or otherwise results from the gross negligence, bad faith or willful misconduct of the Trustee, the Notes Collateral Agent or the Bank Collateral Agent (the “security default provision”).

However, a default under clause (4) and clause (5) will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified after receipt of such notice. Any default for the failure to deliver any report within the time periods prescribed in the covenant described under “—Certain Covenants—SEC Reports” or to deliver any notice or certificate pursuant to any other provision of the Indenture shall be deemed to be cured upon the subsequent delivery of any such report, notice or certificate, even though such delivery is not within the prescribed period specified.

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and interest on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of the Notes. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

In the event of any Event of Default specified in clause (6) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of the acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of the Notes, if within 20 days after such Event of Default arose, (x) the Indebtedness or Guarantee that is the basis for such Event of Default has been discharged, (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured.

If an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to the provisions of the

Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture, the Notes, the Subsidiary Guarantees or the Security Documents at the request or direction of any of the Holders of the Notes unless such Holders have offered to the Trustee or the Notes Collateral Agent indemnity or security reasonably satisfactory to it against any loss, liability or expense and then only to the extent required by the Indenture. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

(1)	such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)	Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

(3)	such Holders have offered the Trustee security or indemnity reasonably satisfactory it against any loss, liability or expense;

(4)	the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)	Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Notwithstanding the foregoing, in no event may any Holder of the Notes enforce any Lien of the Notes Collateral Agent pursuant to the Security Documents.

Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or the Notes Collateral Agent or of exercising any trust or power conferred on the Trustee or the Notes Collateral Agent, as applicable. The Trustee and the Notes Collateral Agent, however, may refuse to follow any direction that conflicts with law or the Indenture, the Notes, the Subsidiary Guarantees and the Security Documents or that the Trustee and the Notes Collateral Agent determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee or the Notes Collateral Agent in personal liability.

If a Default occurs, is continuing and is known to the Trustee, the Trustee must send to each Holder of the Notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is not opposed to the interest of the Holders of the Notes. In addition, we are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. We are required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action we are taking or propose to take in respect thereof.

Amendments and Waivers

Subject to certain exceptions, the Indenture, the Intercreditor Agreement and the Security Documents may be amended with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and any past default or compliance with any provisions may also be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each Holder of an outstanding Note affected thereby, an amendment or waiver may not:

(1)	reduce the amount of Notes whose Holders must consent to an amendment;

(2)	reduce the rate of or extend the time for payment of interest on any Note;

(3)	reduce the principal of or change the Stated Maturity of any Note;

(4)	change the provisions applicable to the redemption of any Note as described under “—Optional Redemption” above;

(5)	make any Note payable in money other than that stated in the Note;

(6)	impair the right of any Holder of the Notes to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(7)	make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions;

(8)	make any change in the ranking or priority of any Note that would adversely affect the Holders of the Notes or make any change in the Intercreditor Agreement or in the provisions of the Indenture or any Security Document dealing with the application of proceeds of the Collateral that would adversely affect such Holder;

(9)	make any change in, or release other than in accordance with the Indenture, any Subsidiary Guarantee that would adversely affect the Holders of the Notes; or

(10)	make any change in any Security Document, the Intercreditor Agreement or the provisions in the Indenture dealing with Security Documents or application of trust proceeds of the Collateral that would adversely affect the Holders of the Notes.

For the avoidance of doubt, clause (4) and clause (6) above do not apply to “Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” and “—Change of Control”, and amendments of such provisions and payments required thereunder shall be governed by the first sentence of the preceding paragraph.

In addition, without the consent of the Holders of at least two-thirds in principal amount of Notes then outstanding, no amendment, supplement or waiver may release any Collateral from the Liens of the Security Documents other than in accordance with the Indenture, the Intercreditor Agreement and the Security Documents.

If Holders of at least two-thirds in principal amount of Notes then outstanding consent to any release of any Collateral from the Liens of the Security Documents other than a release in accordance with the Indenture, the Intercreditor Agreement and the Security Documents, the Notes Collateral Agent will be entitled to vote the total principal amount of Notes then outstanding as a block in respect of any vote required for such release under the Security Documents.

Notwithstanding the preceding, without the consent of any Holder of the Notes, the Company, the Subsidiary Guarantors, Trustee and the Notes Collateral Agent may amend the Indenture, the Intercreditor Agreement or the Security Documents:

(1)	to cure any ambiguity, omission, defect or inconsistency;

(2)	to provide for the assumption by a successor corporation of the obligations of the Company or any Subsidiary Guarantor under the Indenture or any Security Document;

(3)	to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code);

(4)	to add Guarantees with respect to the Notes, including any Subsidiary Guarantee, or to secure the Notes;

(5)	to add to the covenants of the Company or any Subsidiary Guarantor for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company or any Subsidiary Guarantor;

(6)	to make any change that does not adversely affect the rights of any Holder of the Notes;

(7)	to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act;

(8)	to conform the text of the Indenture, the Intercreditor Agreement, the Notes or any Subsidiary Guarantee to any provision of this “Description of the Exchange Notes” to the extent that such provision in this “Description of the Exchange Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Intercreditor Agreement, the Notes or such Subsidiary Guarantee; or

(9)	to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes; provided, however, that (a) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

The consent of the Holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

After an amendment under the Indenture becomes effective, we are required to send to Holders of the Notes a notice briefly describing such amendment. However, the failure to give such notice to all Holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.

Neither the Company nor any Affiliate of the Company may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to all Holders and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Transfer

The Initial Notes have been issued, and the Exchange Notes will be issued, in registered form and each will be transferable only upon the surrender of the Notes being transferred for registration of transfer. We may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

Satisfaction and Discharge

When (1) we deliver to the Trustee all outstanding Notes for cancelation, (2) all outstanding Notes have become due and payable, whether at maturity or on a redemption date as a result of the sending of notice of redemption or (3) all outstanding Notes not theretofore delivered for cancellation will become due and payable within one year at their Stated Maturity or are to be called for redemption within one year, and, in the case of clause (2) or clause (3), we irrevocably deposit with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Notes, including interest thereon to maturity or such redemption date, and if in either case we pay all other sums payable under the Indenture by us, then the Indenture and the Security Documents shall, subject to certain exceptions, cease to be of further effect.

Defeasance

At any time, we may terminate all our obligations under the Notes and the Indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes.

In addition, at any time we may terminate our obligations under “—Change of Control” and under the covenants described under “—Certain Covenants” (other than the covenant described under “—Merger and

Consolidation”), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and Subsidiary Guarantors and the judgment default provision and the security default provision described under “—Defaults” above and the limitations contained in clause (3) of the first paragraph under “—Certain Covenants—Merger and Consolidation” above (“covenant defeasance”).

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If we exercise our covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (4), (5), (6), (7) (with respect only to Significant Subsidiaries and Subsidiary Guarantors), (8), (9) or (10) under “—Defaults” above or because of the failure of the Company to comply with clause (3) of the first paragraph under “—Certain Covenants—Merger and Consolidation” above. If we exercise our legal defeasance option or our covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guarantee and the Security Documents.

In order to exercise either of our defeasance options, we must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that Holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

Concerning the Trustee and the Notes Collateral Agent

U.S. Bank National Association is the Trustee and the Notes Collateral Agent under the Indenture and has been appointed as Registrar and Paying Agent with regard to the Notes.

The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, if it acquires any conflicting interest it must either eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee or stockholder of the Company or any Subsidiary Guarantor will have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, any Subsidiary Guarantee, any Security Document or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of the Notes by accepting a Note waived and released all such liability. The waiver and release were part of the consideration for issuance of the Notes. Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The Indenture, the Initial Notes, the Intercreditor Agreement, and the Security Documents are governed by, and the Exchange Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

“Acquired Indebtedness” means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person.

“Additional Assets” means:

(1)	any property, plant or equipment used or useful in a Related Business;

(2)	the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

(3)	Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.

“Adjusted Treasury Rate” means, with respect to any redemption date, (i) the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” (or any successor publication published weekly by the Board of Governors of the Federal Reserve System that establishes yields on actively traded United States Treasury securities adjusted to constant maturity) under the caption “Treasury Constant Maturities” (or similar caption), for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after December 1, 2015, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the redemption date, plus 0.50%.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Premium” means with respect to a Note at any redemption date the excess of (if any) (A) the present value at such redemption date of (1) the redemption price of such Note on December 1, 2015 (such redemption price being described in the second paragraph in the “—Optional Redemption” section exclusive of any accrued interest) plus (2) all required remaining scheduled interest payments due on such Note through December 1, 2015 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such Note on such redemption date, in each case, as calculated by the Company or on behalf of the Company by such Person as the Company shall designate.

“Application Period” means the 365 days after the receipt of any Net Cash Proceeds of any Asset Disposition.

“Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any such transaction by means of a merger, consolidation or similar transaction and including an issuance of Capital Stock by a Restricted Subsidiary (each referred to for the purposes of this definition as a “disposition”), of:

(1)	any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

(2)	all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

(3)	any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary other than, in the case of clauses (1), (2) and (3) above,

(A)	a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

(B)	for purposes of the covenant described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” only, (x) a disposition that constitutes a Restricted Payment (or would constitute a Restricted Payment but for the exclusions from the definition thereof) and that is not prohibited by the covenant described under “— Certain Covenants—Limitation on Restricted Payments” and (y) a disposition of all or substantially all the assets of the Company in accordance with the covenant described under “—Certain Covenants—Merger and Consolidation”;

(C)	a disposition of assets with a Fair Market Value of less than $5.0 million; (D) a disposition of cash or Temporary Cash Investments;

(E)	the creation of a Lien (but not the sale or other disposition of the property subject to such Lien);

(F)	the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

(G)	disposals or replacements of obsolete, worn out, uneconomical or surplus property or equipment;

(H)	to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of assets for like property (excluding any boot thereon) for use in a business similar to that of the Company or any Restricted Subsidiary; provided that if any property that is so disposed is Collateral, the Company or the applicable Restricted Subsidiary will provide Liens on such exchanged for like property under and in accordance with the Indenture and the Security Documents;

(I)	the unwinding of any Hedging Obligations;

(J)	any sale and leaseback transactions permitted by the Indenture;

(K)	any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind, in each case, in the ordinary course of business;

(L)	the licensing or sublicensing of intellectual property or other general intangibles and licenses, sublicenses, leases or subleases of other property, in each case, in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries;

(M)	the sale or discount (with or without recourse, and on customary or commercially reasonable terms and for credit management purposes) of accounts receivables that arose in the ordinary course of business for collection; and

(N)	a disposition of property pursuant to foreclosure, condemnation or eminent domain (or deed in lieu thereof) or any similar action; provided, however, that an amount equal to the amount of Net Available Cash from such disposition must be applied in accordance with “Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock”.

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation”.

“Asset Sale Proceeds Account” means one or more deposit accounts or securities accounts under the control of the Trustee or the Notes Collateral Agent holding only the proceeds of any sale or disposition of any Notes Priority Collateral.

“Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

(1)	the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

(2)	the sum of all such payments.

“Bank Collateral Agent” means Bank of America, N.A. and any successor under the Credit Agreement, or if there is no Credit Agreement, the “Bank Collateral Agent” designated pursuant to the terms of the Lenders Debt.

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Board of Directors” means the board of directors of the Company or any committee thereof duly authorized to act on behalf of such board of directors or, in the case of a Person that is not a corporation, the group exercising the authority generally vested in a board of directors of a corporation.

“Borrowing Base” means, on any date of determination, an amount equal to the sum, without duplication, of:

(a)	90% of the book value of accounts receivable of the Company and its Restricted Subsidiaries, plus

(b)	55% of the book value of inventory of the Company and its Restricted Subsidiaries, plus

(c) the lesser of (i) $40,000,000 or (ii) the sum of (w) 85% of the net orderly liquidation value of trucks of the Company and its Restricted Subsidiaries as of the latest date on which the administrative agent under the Credit Agreement has received an appraisal calculating the net orderly liquidation value of such trucks (the “Truck Appraisal Date”), plus (x) 80% of the cost of trucks of the Company and its Restricted Subsidiaries acquired since the Truck Appraisal Date, minus (y) 85% of the net orderly liquidation value of trucks of the Company and its Restricted Subsidiaries that have been sold since the Truck Appraisal Date, minus (z) 85% of the depreciation amount applicable to trucks of the Company and its Restricted Subsidiaries, provided that the trucks included in any calculation under this clause (c) shall include only those trucks that are eligible to be included in the Borrowing Base by the terms of the Credit Agreement.

For purposes of determining the ABL Cap Amount, the Borrowing Base will be calculated by the Company as of the last day of the most recent fiscal quarter of the Company for which financial statements are available and such calculations, as set forth in an Officers’ Certificate, will be deemed to be conclusive absent manifest error.

“Business Day” means each day which is not a Legal Holiday.

“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of the covenant described under “—Certain Covenants—Limitation on Liens”, a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased.

“Capital Stock” of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all the collateral described in (i) the Security Documents or (ii) any security or collateral document that is an ABL Document, as the context may require.

“Commodity Agreement” means any commodity swap or any other similar agreement for the purposes of protecting against or managing exposure to fluctuations in commodity prices.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes from the redemption date to December 1, 2015, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to December 1, 2015.

“Comparable Treasury Price” means, with respect to any redemption date, if clause (ii) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the Trustee, Reference Treasury Dealer Quotations for such redemption date.

“Consolidated Coverage Ratio” as of any date of determination means the ratio of (x) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which financial statements of the Company are available to (y) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

(1)	if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, then EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period;

(2)	if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated and not replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, then EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

(3)	if, since the beginning of such period, the Company or any Restricted Subsidiary shall have made any Asset Disposition, then EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that were the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(4)	if, since the beginning of such period, the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, then EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition had occurred on the first day of such period; and

(5)	if, since the beginning of such period, any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, then EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition had occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness, but if the remaining term of such Interest Rate Agreement is less than 12 months, then such Interest Rate Agreement shall only be taken into account for that portion of the period equal to the remaining term thereof). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company, the interest rate shall be calculated by applying such optional rate chosen by the Company. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate. If any Indebtedness is incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation to the extent that such Indebtedness was incurred solely for working capital purposes.

“Consolidated Current Liabilities” as of the date of determination means the aggregate amount of liabilities of the Company and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), on a consolidated basis, after eliminating:

(1)	all intercompany items between the Company and any Restricted Subsidiary;

(2)	all current maturities of long-term Indebtedness, all as determined in accordance with GAAP consistently applied; and

(3)	any liabilities resulting from mark to market requirement of any derivative security.

“Consolidated Interest Expense” means, for any period, the total interest expense (less interest income) of the Company and its consolidated Restricted Subsidiaries (other than non-cash interest expense attributable to convertible indebtedness under Accounting Practices Bulletin 14-1 or any successor provision), plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication:

(1)	interest expense attributable to Capital Lease Obligations, the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP, and the interest component of any deferred payment obligations;

(2)	amortization of debt discount (including the amortization of original issue discount resulting from the issuance of Indebtedness at less than par) and debt issuance cost; provided, however, that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense;

(3)	capitalized interest;

(4)	non-cash interest expense; provided, however, that any non-cash interest expense or income attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP shall be excluded from the calculation of Consolidated Interest Expense);

(5)	commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(6)	net payments pursuant to Hedging Obligations;

(7)	the product of (a) all dividends accrued in respect of all Disqualified Stock of the Company and all Preferred Stock of any Restricted Subsidiary, in each case, held by Persons other than the Company or a Restricted Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the Company), times (b) a fraction of the numerator of which is one and the denominator of which is one minus the effective combined tax rate of the issuer of such Disqualified Stock or Preferred Stock (expressed as a decimal) for such period (as estimated by the chief financial officer of the Company in good faith);

(8)	interest incurred in connection with Investments in discontinued operations;

(9)	interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by a Lien on the assets of) the Company or any Restricted Subsidiary; and

(10)	the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

“Consolidated Leverage Ratio” as of any date of determination means the ratio of (x) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries as of such date of determination to (y) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which financial statements of the Company are available; provided, however, that:

(1)	if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Leverage Ratio is an Incurrence of Indebtedness, or both, then EBITDA and the amount of such Indebtedness for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period;

(2)	if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated and not replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Leverage Ratio, then EBITDA and the aggregate amount of Indebtedness shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

(3)	if, since the beginning of such period, the Company or any Restricted Subsidiary shall have made any Asset Disposition, then EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that were the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period;

(4)	if, since the beginning of such period, the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, then EBITDA for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition had occurred on the first day of such period; and

(5)	if, since the beginning of such period, any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, then EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition had occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness, but if the remaining term of such Interest Rate Agreement is less than 12 months, then such Interest Rate Agreement shall only be taken into account for that portion of the period equal to the remaining term thereof). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company, the interest rate shall be calculated by applying such optional rate chosen by the Company. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate. If any Indebtedness is incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation to the extent that such Indebtedness was incurred solely for working capital purposes.

“Consolidated Net Income” means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

(1)	any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

(A)	subject to the exclusion contained in clause (4) below, the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below); and

(B)	the Company’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

(2)	any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction (or any transaction accounted for in a manner similar to a pooling of interests) for any period prior to the date of such acquisition;

(3)	any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

(A)	subject to the exclusion contained in clause (4) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

(B)	the Company’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

(4)	any net after-tax gain (or loss) realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which are not sold or otherwise disposed of in the ordinary course of business and any net after-tax gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(5)	net after-tax extraordinary gains or losses and net after-tax nonrecurring or unusual noncash gains or charges;

(6)	the cumulative effect of a change in accounting principles;

(7)	any net after-tax gain (or loss) attributable to the early retirement or conversion of Indebtedness;

(8)	any unrealized non-cash gains or losses or charges in respect of Hedging Obligations (including those resulting from the application of ASC 815);

(9)	any non-cash charges or other noncash expenses or charges arising from any grant of or issuance or repricing of Capital Stock or other equity-based awards or any amendment or substitution of any such Capital Stock or other equity-based awards;

(10)	any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the extinguishment of Indebtedness, Hedging Obligations or other derivative instruments entered in relation to the Indebtedness extinguished;

(11)	any gain or loss resulting from mark-to-market requirement of any derivative security, including warrants;

(12)	any net after-tax gain or loss from disposed or discontinued operations or disposal of discontinued operations;

(13)	gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

(14)	any expenses or reserves for liabilities to the extent that the Company or any Restricted Subsidiary is entitled to indemnification therefor under binding agreements; provided that any liabilities for which the Company or such Restricted Subsidiary is not actually indemnified shall reduce Consolidated Net Income in the period in which it is determined that the Company or such Restricted Subsidiary will not be indemnified;

(15)	any restoration to income of any contingency reserve, except to the extent that provisions for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date; and

(16)	any charges or credits relating to the adoption of fresh start accounting principles;

in each case, for such period. Notwithstanding the foregoing, for the purposes of the covenant described under “Certain Covenants—Limitation on Restricted Payments” only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

“Consolidated Net Tangible Assets” as of any date of determination, means the total amount of assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) as shown on the most recent consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of:

(1)	minority interests in consolidated Subsidiaries held by Persons other than the Company or a Restricted Subsidiary;

(2)	excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Board of Directors;

(3)	any revaluation or other write-up in book value of assets subsequent to the Issue Date as a result of a change in the method of valuation in accordance with GAAP consistently applied;

(4)	unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

(5)	treasury stock;

(6)	cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

(7)	Investments in and assets of Unrestricted Subsidiaries.

“Credit Agreement” means the First Amended and Restated Loan and Security Agreement, dated as of October 29, 2013, by and among the Company, the subsidiaries of the Company from time to time party thereto as “Borrowers”, the subsidiaries of the Company from time to time party thereto as “Guarantors”, the financial institutions party thereto as “Lenders”, and Bank of America, N.A., a national banking association, as agent for the Lenders, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, amended and restated, increased, extended, renewed, refunded, restructured, replaced (whether upon or after termination or otherwise), refinanced, supplemented, modified or otherwise changed, in each case, in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions, from time to time, with the same or different lenders or agents.

“Credit Facilities” means one or more debt facilities (including the Credit Agreement), commercial paper facilities, securities purchase agreement, indentures or similar agreements, in each case, with banks or other institutional lenders or investors providing for revolving loans, term loans, receivables financings (including through sales of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables), letters of credit or issuances of securities, including any related notes, guarantees, collateral documents, instruments and agreement executed in connection therewith, and, in each case, as amended, restated, amended and restated, increased, extended, renewed, refunded, restructured, replaced (whether upon or after termination or otherwise), refinanced, supplemented, modified or otherwise changed, in each case, in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions, from time to time, with the same or different lenders or agents.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Discharge of ABL Obligations” means (a) the indefeasible payment in cash in full (or cash collateralization in accordance with the terms of the ABL Documents) of all ABL Obligations (other than unasserted contingent obligations, including contingent reimbursement obligations in respect of amounts that may be drawn under outstanding letters of credit), (b) the termination of all commitments to extend credit under the ABL Documents, (c) termination or cash collateralization (in accordance with the terms of the ABL Documents) of all outstanding letters of credit, and (d) so long as any Notes Obligations remain outstanding, the delivery of a written notice from the Bank Collateral Agent to the Notes Collateral Agent stating that the events in clauses (a), (b) and (c) have occurred; provided that the Discharge of ABL Obligations shall not be deemed to have occurred if the Company refinances or replaces any ABL Document and such refinancing or replacement is permitted by the terms of the Indenture and the Intercreditor Agreement.

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(1)	matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

(2)	is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

(3)	is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the date that is 91 days after the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the date that is 91 days after the Stated Maturity of the Notes shall not constitute Disqualified Stock if:

(1)	the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Notes and described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” and “—Change of Control”; and

(2)	any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

“EBITDA” for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income:

(1)	all income tax expense of the Company and its consolidated Restricted Subsidiaries; plus

(2)	Consolidated Interest Expense; plus

(3)	depreciation and amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid item that was paid in cash in a prior period); plus

(4)	all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period); plus

(5)	the amount of any restructuring charges, integration costs or other business optimization expenses or reserves deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Issue Date, and costs related to the closure and/or consolidation of facilities;

less all non-cash items of income of the Company and its consolidated Restricted Subsidiaries (other than accruals of revenue by the Company and its consolidated Restricted Subsidiaries in the ordinary course of business);

in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income or loss of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Excluded Assets” means (a) Capital Stock of Subsidiaries of the Company, (b) those assets that would constitute ABL Priority Collateral but as to which the Bank Collateral Agent shall not have required a Lien (other than such forbearance by the Bank Collateral Agent after the Discharge of ABL Obligations), (c) any trademark applications filed in the United States Patent and Trademark Office on the basis of any Grantor’s “intent-to-use” such trademark, provided that any such trademark application shall automatically be included in the Collateral upon the filing of acceptable evidence of use of such trademark, (d) Equipment (as defined in the Security Documents) and the related accessions and proceeds owned by any Grantor that is subject to a purchase money Lien or a capital lease to the extent such purchase money Lien or capital lease is a Permitted Lien if the contract or other documentation providing for such purchase money Lien or capital lease prohibits or requires the consent of any Person other than the applicable Grantor as a condition to the creation of any other Lien on such Equipment, (e) any interest in (x) any real property (other than Material Real Property or As-Extracted Collateral, each as defined in the Indenture or the Security Documents), including, without limitation, any leasehold interests (other than solely to the extent required to create and perfect a security interest in As-Extracted Collateral which is part of the ABL Priority Collateral) and (y) real property located at 15540 S. McKinley Avenue, Lathrop, California 95330, (f) any assets the perfection of which would require notation of a Lien on a certificate of title (other than solely to the extent such assets are part of the ABL Priority Collateral) and (g) Special Property (as defined below) other than (x) the right to receive any payment of money (including Accounts, General Intangibles and Payment Intangibles, as defined in the Uniform Commercial Code) or any other rights referred to in Sections 9-406, 9-407, 9-408, 9-409 of the Uniform Commercial Code to the extent that such Sections of the Uniform Commercial Code are effective to limit the prohibitions or restrictions which make such property “Special Property” and (y) any proceeds, substitutions or replacements of any Special Property (unless such proceeds, substitutions or replacements would constitute Special Property). “Special Property” means (i) any contract, permit, lease, license or other general intangible held by any Grantor with respect to which a Lien cannot be granted by the terms thereof, by any requirement of law or without the consent of any third party or (ii) any property owned or hereafter acquired by a Grantor that is subject to a Lien permitted by clause (8), (9), (10), (13) or (22) of the definition of “Permitted Liens” if the contract or other documentation providing for such Lien prohibits the granting of any other Lien on such property or requires the consent of any third party; provided that any property which constitutes Special Property due to a prohibition on the creation of any Lien in the relevant permit, lease, license, contract or other agreement or by any requirement of law applicable thereto shall constitute Special Property only to the extent and for so long as such permit, lease, license, contract or other agreement or requirement of law applicable thereto validly prohibits the creation of a Lien on such property in favor of the Notes Collateral Agent or such permit, lease, license, contract or other agreement or requirement of law validly requires any consent not obtained thereunder in order for the Grantor to create a Lien thereon.

“Excluded Contribution” means the Net Cash Proceeds or Temporary Cash Investments received by the Company from:

(a) contributions to its common equity capital, and

(b) the sale (other than to the Company or any Subsidiary of the Company or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company or any Subsidiary of the Company) of Qualified Capital Stock of the Company, in each case, designated as an Excluded Contribution pursuant to an Officers’ Certificate. “Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined in good faith by the senior management of the Company, or, if the Fair Market Value is in excess of $15.0 million, by the Board of Directors, in each case, whose determination will be conclusive; provided that, for the purposes of clause (a)(3)(D)(y) under “Certain Covenants—Limitation on Restricted Payments”, if the Fair Market Value of the Investment in the Unrestricted Subsidiary or other Person in question is so determined to be in excess of $20.0 million, such determination must be confirmed in writing by an Independent Qualified Party.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in:

(1)	the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

(2)	statements and pronouncements of the Financial Accounting Standards Board;

(3)	such other statements by such other entity as approved by a significant segment of the accounting profession; and

(4)	the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC, except with respect to any reports or financial information required to be delivered pursuant to the covenant set forth under “—Certain Covenants—SEC Reports”, which shall be prepared in accordance with generally accepted accounting principles as in effect in the United States of America on the date thereof.

“Grantor” means each of the Company and each Subsidiary Guarantor.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)	to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2)	entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.

“Guarantee Agreement” means a supplemental indenture to the Indenture, in a form reasonably satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor guarantees the Company’s obligations with respect to the Notes on the terms provided for in the Indenture.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.

“Holder” or “Noteholder” means the Person in whose name a Note is registered on the Registrar’s books.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with “—Certain Covenants—Limitation on Indebtedness”:

(1)	the accrual of interest or dividends, the amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

(2)	the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms;

(3)	the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or the making of a mandatory offer to purchase such Indebtedness;

(4)	changes in the principal amount of any Indebtedness that is denominated in a currency other than U.S. dollars solely as a result of fluctuations in exchange rates or currency values;

(5)	unrealized losses or charges in respect of Hedging Obligations (including those resulting from the application of ASC 815); and

(6)	the reclassification of any outstanding Capital Stock as Indebtedness due to a change in accounting principles so long as such Capital Stock was issued prior to, and not in contemplation of, such accounting change;

in each case, will be deemed not to be the Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)	the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such

Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

(2)	all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

(3)	all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding any accounts payable or other liability to trade creditors arising in the ordinary course of business);

(4)	all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

(5)	the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the amount of such Preferred Stock to be determined in accordance with the Indenture (but excluding, in each case, any accrued dividends);

(6)	all Guarantees by such Person of obligations of the type referred to in clauses (1) through (5) or dividends of other Persons;

(7)	all obligations of the types referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or assets and the amount of the obligation so secured; and

(8)	to the extent not otherwise included in this definition, Hedging Obligations of such Person.

Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term “Indebtedness” will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

The amount of any Preferred Stock that has a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Preferred Stock as if such Preferred Stock were redeemed, repaid or repurchased on any date on which the amount of such Preferred Stock is to be determined pursuant to the Indenture; provided, however, that if such Preferred Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be calculated as of the first date thereafter on which such Preferred Stock could be required to be so redeemed, repaid or repurchased. If any Preferred Stock does not have a fixed redemption, repayment or repurchase price, the amount of such Preferred Stock will be its maximum liquidation value.

“Independent Qualified Party” means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Company.

“Intercreditor Agreement” means the Intercreditor Agreement dated as of August 31, 2010 among the Bank Collateral Agent, the Trustee, the Notes Collateral Agent, the Company and each Subsidiary Guarantor, as amended by the First Amendment to Intercreditor Agreement, dated as of March 22, 2013, and the Second Amendment to Intercreditor Agreement, dated as November 22, 2013, as it may be further amended, amended and restated, modified, supplemented, extended, renewed or replaced from time to time in accordance with the Indenture or other intercreditor agreements among the Trustee, the Notes Collateral Agent, and an agent for lenders providing an ABL Agreement from time to time, in each case, as it may be amended, modified, supplemented, extended, renewed or replaced from time to time.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.

“Investment” in any Person means any advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. If the Company or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Company or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time. The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person at such time. Except as otherwise provided for herein, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value.

For purposes of the definition of “Unrestricted Subsidiary”, the definition of “Restricted Payment” and the covenant described under “—Certain Covenants—Limitation on Restricted Payments”:

(1)	“Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2)	any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

“Issue Date” means November 22, 2013.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

“Lenders” has the meaning specified in the Credit Agreement.

“Lenders Debt” means all Obligations and all amounts owing, due or secured under the terms of the Credit Agreement or any related security document (including the Hedging Obligations, cash management obligations and all other Obligations owed to any Lender or any affiliate thereof secured under any such related security document), whether now existing or arising hereafter, including all principal, premium, interest, fees, attorneys fees, costs, charges, expenses or reimbursement obligations, obligations to post cash collateral in respect of letters of credit, cash management services or indemnities in respect thereof, any other indemnities or guarantees, and all other amounts payable under or secured by any Credit Agreement security document (including, in each case, all Obligations thereunder, all cash management services and all amounts accruing on or after the commencement of any insolvency proceeding relating to any Grantor, or that would have accrued or become due under the terms of the Credit Agreement or any other Credit Agreement security document but for the effect of the insolvency proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such insolvency proceeding).

“Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any priority of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof) real or personal, moveable or immovable, now owned or hereafter acquired; provided, however, that in no event shall an operating lease be deemed to constitute a Lien. A Person will be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement.

“Offering Memorandum” means the final offering memorandum, dated November 22, 2013, relating to the offering by the Company of the Initial Notes.

“Net Available Cash” from an Asset Disposition means cash payments and the Fair Market Value of any Temporary Cash Investments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities (other than Temporary Cash Investments) received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:

(1)	all legal, title, recording, engineering, environmental, accounting and investment banking or brokerage fees, relocation expenses, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

(2)	all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

(3)	all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition;

(4)	the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition; and

(5)	any portion of the purchase price from an Asset Disposition placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with that Asset Disposition; provided, however, that upon the termination of that escrow, Net Available Cash will be increased by any portion of funds in the escrow that are released to the Company or any Restricted Subsidiary.

“Net Cash Proceeds”, with respect to any issuance or sale of Capital Stock or Indebtedness, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Notes Documents” means the Notes (including Additional Notes), the Guarantee Agreements, the Indenture, the Security Documents and the Intercreditor Agreement.

“Obligations” means, with respect to any Indebtedness, any principal, premium, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, Federal or foreign law), penalties, fees, indemnifications, reimbursements and other amounts payable pursuant to the documentation governing such Indebtedness.

“Officer” means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Other Pari Passu Lien Obligations” means any Additional Notes or any other Indebtedness or other Obligations (including Hedging Obligations) having Pari Passu Lien Priority relative to the Notes with respect to the Collateral and that is not secured by any other assets and, in the case of Indebtedness for borrowed money, has a Stated Maturity that is equal to or longer than the Notes; provided that an authorized representative of the holders of such Indebtedness (other than Additional Notes) shall have executed a joinder to the Security Documents and the Intercreditor Agreement.

“Pari Passu Lien Priority” means, relative to specified Indebtedness, having equal Lien priority on specified Collateral and either subject to the Intercreditor Agreement on a substantially identical basis as the holders of such specified Indebtedness or subject to intercreditor agreements providing holders of the Indebtedness intended to have Pari Passu Lien Priority with substantially the same rights and obligations that the holders of such specified Indebtedness have pursuant to the Intercreditor Agreement as to the specified Collateral.

“Permitted Collateral Lien” means:

(1)	Liens securing the Initial Notes outstanding on the Issue Date, Refinancing Indebtedness with respect to such Initial Notes, the Guarantees relating thereto and any obligations with respect to such Initial Notes, Refinancing Indebtedness and the Guarantees;

(2)	Liens existing on the Issue Date (other than Liens specified in clause (1) above or securing Lenders Debt) securing obligations which are set forth in a schedule to the Indenture;

(3)	Liens described in clauses (1), (2), (3), (5), (6), (7), (9), (10), (12), (13) (with respect to clauses (6), (9), (10) and (22) set forth therein), (14), (15), (16), (17), (18), (19), (20), (21), (22), (24), (25), (26) and (27) of the definition of Permitted Liens;

(4)	Liens securing (a) any Other Pari Passu Lien Obligations incurred pursuant to paragraph (a) of the covenant described under “—Certain Covenants—Limitation on Indebtedness”; provided, however, that at the time of Incurrence of such Other Pari Passu Lien Obligations and after giving pro forma effect thereto, the Consolidated Leverage Ratio would be no greater than 3.0 to 1.00, (b) obligations evidenced by Additional Notes that do not in the aggregate exceed $75.0 million and (c) obligations that do not in the aggregate exceed $10.0 million at any one time outstanding; and

(5)	Liens on the Notes Priority Collateral in favor of any collateral agent relating to such collateral agent’s administrative expenses with respect to the Notes Priority Collateral.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:

(1)	the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

(2)	another Person if, as a result of such Investment, such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person’s primary business is a Related Business;

(3)	cash and Temporary Cash Investments;

(4)	receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)	payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)	loans or advances to employees made in the ordinary course of business of the Company or such Restricted Subsidiary;

(7)	stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

(8)	any Person to the extent such Investment represents the non-cash portion of the consideration received for (i) an Asset Disposition as permitted pursuant to the covenant described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” or (ii) a disposition of assets not constituting an Asset Disposition;

(9)	any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(10)	any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

(11)	any Person to the extent such Investments consist of Hedging Obligations or Guarantees of Indebtedness otherwise permitted under the covenant described under “—Certain Covenants—Limitation on Indebtedness”;

(12)	any Person to the extent such Investment exists on the Issue Date or is made pursuant to a binding commitment existing on the Issue Date, and any extension, modification or renewal, replacement, refunding or refinancing of any such Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date); provided that the amount of such Investment may be increased (a) as required by the terms of such Investment as in existence on the Issue Date or (b) as otherwise permitted under the Indenture;

(13)

(a) any Person engaged in a Related Business (other than an Investment in an Unrestricted Subsidiary) having an aggregate Fair Market Value, when taken together with all other Investments made pursuant to this clause (13)(a) that are outstanding on the date such Investment is made, do not exceed the greater of $15.0 million and 5% of Consolidated Net Tangible Assets at the time of such Investment and (b) any other Person having an aggregate Fair Market Value, when taken together with all other Investments made pursuant to this clause (13)(b) that are outstanding on the date such Investment is made, do not exceed the greater of $10.0 million and 2.0% of Consolidated Net Tangible Assets at the time of such Investment; provided that, in each case, (x) each Investment will be valued as of the date made and without regard to subsequent changes in value and (y) if any Investment pursuant to this clause (13) is made in any Person that is not a Restricted Subsidiary of the Company at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Company after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (13) for so long as such Person continues to be a Restricted Subsidiary;

(14)	advances, loans, rebates and extensions of credit to suppliers, customers and vendors in the ordinary course of business in an aggregate amount not to exceed $3.0 million at any time outstanding;

(15)	deposits, prepayment and other credits to suppliers or landlords made in the ordinary course of business, including such Investments in connection with the entry into any new hauling arrangements contemplated as of the Issue Date;

(16)	Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into the Company or merged into or consolidated with a Restricted Subsidiary after the Issue Date, in each case, to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(17)	Investments the payment for which consists of Qualified Capital Stock; provided that such Qualified Capital Stock will not increase the amount available under clause (a)(3) under the covenant described in “Certain Covenants—Limitation on Restricted Payments”; and

(18)	licensing, sublicensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons.

For purposes of this definition, in the event that a proposed Investment (or portion thereof) meets the criteria of more than one of the categories of Permitted Investments described in clauses (1) through (18) above, the Company will be entitled to classify (but not reclassify) such Investment (or portion thereof) in one or more of such categories set forth above).

“Permitted Liens” means, with respect to any Person:

(1)	pledges or deposits by such Person under worker’s compensation laws, unemployment insurance laws or similar legislation, or pledges or deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2)	Liens imposed by law or in the ordinary course of business (other than in connection with Indebtedness), such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any contractual, statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

(3)	Liens for taxes, assessments or governmental charges or claims not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(4)	Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(5)	minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6)	Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(7)	Liens to secure Permitted Indebtedness Incurred under the provisions described in clause (b)(1) of the covenant described under “—Certain Covenants—Limitation on Indebtedness”; provided that (a) any such Liens on Notes Priority Collateral shall be junior relative to the Liens on the Notes Priority Collateral securing the Notes and Subsidiary Guarantees and (b) the holder of such Lien either (x) is subject to an intercreditor agreement consistent with the Intercreditor Agreement on the same basis as the Lenders or (y) is or agrees to become bound by the terms of the Intercreditor Agreement on the same basis as the Lenders;

(8)	Liens existing on the Issue Date;

(9)	Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person (other than a Lien Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Person becomes such a Subsidiary); provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

(10)	Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person (other than a Lien Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Person or any of its Subsidiaries acquired such property); provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

(11)	Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Restricted Subsidiary of such Person;

(12)	Liens securing Hedging Obligations so long as such Hedging Obligations are permitted to be Incurred under the Indenture;

(13)	Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause (6), (8), (9), (10) or clause (22) below; provided, however, that:

(A)	such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien; and

(B)	the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (6), (8), (9), (10) or (22) at the time the original Lien became a Permitted Lien and (y) an amount necessary to pay any accrued but unpaid interest, fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(14)	Liens Incurred to secure cash management services in the ordinary course of business;

(15)	Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements limiting the disposition of such assets pending the closing of the transactions contemplated thereby;

(16)	Liens on insurance policies and the proceeds thereof and other deposits securing the financing of the premiums with respect thereto;

(17)	Liens on any cash earnest money deposits or installment payments made by the Company or any Restricted Subsidiary in connection with any letter of intent or purchase agreement;

(18)	Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(19)	Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any Restricted Subsidiary, including rights of offset and setoff;

(20)	Leases, licenses, subleases and sublicenses granted to others that do not materially interfere with the ordinary course of business of the Company or any Restricted Subsidiary;

(21)	Liens arising from filing precautionary Uniform Commercial Code financing statements regarding leases;

(22)	Liens securing Purchase Money Indebtedness; provided that (a) the aggregate amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under clause (11) of the covenant described under “—Certain Covenants—Limitation on Indebtedness” and (b) such Liens shall not extend to any asset other than the specified asset being financed;

(23)	Liens with respect to obligations that do not in the aggregate exceed $10.0 million at any one time outstanding;

(24)	Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(25)	Liens on cash, Temporary Cash Investments or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(26)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(27)	Customary Liens granted in favor of a trustee (including the Trustee) to secure fees and other amounts owing to such trustee under an indenture or other agreement pursuant to which Indebtedness not prohibited by the Indenture is issued (including the Indenture);

(28)	Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or any of its Restricted Subsidiaries relating to such property or assets; provided that such Liens shall not extend to any asset other than the specified asset being constructed; and

(29)	with respect to any real property leased by the Company or any Restricted Subsidiary, any Liens on the title of such property not created by the Company or such Restricted Subsidiary, as applicable.

Notwithstanding the foregoing, “Permitted Liens” will not include any Lien described in clause (6), (9), (10) or (22) above to the extent such Lien applies to any Additional Assets acquired directly with Net Available Cash pursuant to the covenant described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock”. For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

For purposes of determining compliance with this definition, (A) Liens need not be Incurred solely by reference to one category of Permitted Liens described in this definition but are permitted to be Incurred under any combination thereof and of any other available exemption and (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens, the Company shall, in its sole discretion, classify such Lien (or any portion thereof) in any manner that complies with this definition.

In each case set forth above and in the definition of “Permitted Collateral Lien”, notwithstanding any stated limitation on the assets or property that may be subject to such Lien, a Permitted Lien or a Permitted Collateral Lien, as applicable, on a specified asset or property or group or type of assets or property may include Liens on all improvements, repairs, additions, attachments and accessions thereto, assets and property affixed or appurtenant thereto, parts, replacements and substitutions therefor, and all products and proceeds thereof, including dividends, distributions, interest and increases in respect thereof.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“principal” of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

“Purchase Money Indebtedness” means Indebtedness (including Capital Lease Obligations) (1) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds or similar Indebtedness, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (2) Incurred to finance the acquisition by the Company or a Restricted Subsidiary of such asset, including additions and improvements, in the ordinary course of business; provided, however, that any Lien arising in connection with any such Indebtedness shall be limited to the specific asset being financed and all improvements, repairs, additions, attachments and accessions thereto, assets and property affixed or appurtenant thereto, parts, replacements and substitutions therefor, and all products and proceeds thereof, including dividends, distributions, interest and increases in respect thereof; provided further, however, that such Indebtedness is Incurred within 180 days after such acquisition of such assets.

“Qualified Capital Stock” of a Person means Capital Stock of such Person other than Disqualified Capital Stock; provided, however, that such Capital Stock shall not be deemed Qualified Capital Stock to the extent sold to a Subsidiary of such Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person or (2) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, in respect of any employee stock ownership or benefit plan). Unless otherwise specified, Qualified Capital Stock refers to Qualified Capital Stock of the Company.

“Qualified Equity Offering” means any issuance and sale of the Company’s common stock by the Company. Notwithstanding the foregoing, the term “Qualified Equity Offering” shall not include:

(1)	any issuance and sale with respect to common stock registered on Form S-4 or Form S-8;

(2)	any issuance and sale to any Subsidiary of the Company; or

(3)	any such public or private sale that constitutes an Excluded Contribution.

“Quotation Agent” means the Reference Treasury Dealer selected by the Company.

“Reference Treasury Dealer” means J.P. Morgan Securities LLC and its successors and assigns and two other nationally recognized investment banking firms selected by the Company that are primary U.S. Government securities dealers.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such redemption date.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

(1)	(a) if the Stated Maturity of the Indebtedness being Refinanced is equal to or earlier than the Stated Maturity of the Notes, such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced and (b) if the Stated Maturity of the Indebtedness being Refinanced is later than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity of at least 91 days later than the Stated Maturity of the Notes;

(2)	such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;

(3)	such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus accrued and unpaid interest and any related fees and expenses in connection with such Refinancing, including any premium and defeasance costs and any premium paid in connection with a tender offer for such Indebtedness) under the Indebtedness being Refinanced; and

(4)	if the Indebtedness being Refinanced is subordinated in right of payment to the Notes, such Refinancing Indebtedness is subordinated in right of payment to the Notes at least to the same extent as the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

“Registration Rights Agreement” means the Registration Rights Agreement dated November 22, 2013, among the Company, the Subsidiary Guarantors, and J.P. Morgan Securities LLC, as representative of the initial purchasers.

“Related Business” means any business in which the Company or any of the Restricted Subsidiaries was engaged on the Issue Date and any business related, ancillary or complementary to such business.

“Restricted Payment” with respect to any Person means:

(1)	the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in respect of its Capital Stock in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than (A) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (B) dividends or distributions payable solely to the Company or a Restricted Subsidiary and (C) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

(2)	the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Capital Stock of the Company held by any Person (other than by a Restricted Subsidiary) or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than by a Restricted Subsidiary), including in connection with any merger or consolidation and including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

(3)	the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of the Company or any Subsidiary Guarantor (other than (A) from the Company or a Restricted Subsidiary or (B) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations made in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement); or

(4)	the making of any Investment (other than a Permitted Investment) in any Person.

The amount of any Restricted Payment if made otherwise than in cash will be Fair Market Value of the assets subject thereto.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person (other than the Company or a Restricted Subsidiary) and the Company or a Restricted Subsidiary leases it from such Person.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security Documents” means the security agreements, pledge agreements, mortgages, collateral assignments, deeds of trust, deeds to secure debt and related agreements, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in and liens on the Collateral in favor of the Notes Collateral Agent for the benefit of the Noteholder Secured Parties as contemplated by the Indenture.

“Senior Indebtedness” means with respect to any Person:

(1)	Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

(2)	all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other Obligations are subordinate in right of payment to the Notes or the Subsidiary Guarantee of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:

(1)	any obligation of such Person to the Company or any Subsidiary of the Company;

(2)	any liability for Federal, state, local or other taxes owed or owing by such Person;

(3)	any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(4)	any Capital Stock;

(5)	any Indebtedness or other Obligation of such Person that is subordinate in right of payment to any other Indebtedness or other Obligation of such Person;

(6)	that portion of any Indebtedness that at the time of Incurrence was Incurred in violation of the Indenture;

(7)	any Indebtedness, which, when Incurred and without respect to any election under Section 111(b) of Title 11, United States Code, is without recourse to such Person;

(8)	any Indebtedness of or amounts owed by such Person for compensation to employees or for services rendered to another Person; and

(9)	Indebtedness of such Person to a Subsidiary or any other Affiliate or any such Affiliate’s Subsidiaries.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC and, for purpose of determining whether an Event of Default has occurred, any group of Restricted Subsidiaries that combined would be such a Significant Subsidiary.

“Specified Trucks” means each of the mixer trucks and the mixing drums affixed thereto owned by the Company or any Subsidiary Guarantor; provided, however, that, prior to the Discharge of ABL Obligations, “Specified Trucks” will include only such mixer trucks and the mixing drums affixed thereto owned by the Company or any Subsidiary Guarantor that are subject to a perfected first-priority Lien in favor of the Bank Collateral Agent; provided further, however, that in no event will “Specified Trucks” include any such mixer truck or the mixing drums affixed thereto if the perfection of a Lien thereon in favor of the Notes Collateral Agent, on behalf of and for the benefit of the Noteholder Secured Parties, would require any recording, registration or filing other than (x) a recording, registration or filing that is reflected on the certificate of title (or, if applicable, in the electronic title record) of such mixer truck or (y) the filing of a UCC financing statement against the owner of such mixer truck in the applicable jurisdiction or jurisdictions.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subordinated Obligation” means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate in right of payment to the Notes or a Subsidiary Guarantee of such Person, as the case may be, pursuant to a written agreement to that effect.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

(1)	such Person;

(2)	such Person and one or more Subsidiaries of such Person; or

(3)	one or more Subsidiaries of such Person.

Unless otherwise specified or the context shall otherwise require, “Subsidiary” means a Subsidiary of the Company.

“Subsidiary Guarantor” means each Subsidiary of the Company that executes the Indenture as a guarantor and each other Subsidiary of the Company that thereafter Guarantees the Notes pursuant to the terms of the Indenture, in each case, until the Guarantee of such Person has been released in accordance with the provisions of the Indenture.

“Subsidiary Guarantee” means a Guarantee by a Subsidiary Guarantor of the Company’s obligations with respect to the Notes.

“Temporary Cash Investments” means any of the following:

(1)	any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

(2)	investments in demand and time deposit accounts, certificates of deposit and money market deposits maturing within 270 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker-dealer or mutual fund distributor;

(3)	repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

(4)	investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s Investors Service, Inc. or “A-1” (or higher) according to Standard and Poor’s Ratings Group;

(5)	investments in securities with maturities of nine months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by Standard & Poor’s Ratings Group or “A” by Moody’s Investors Service, Inc.; and

(6)	investments in money market funds that invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

“Trustee” means U.S. Bank National Association until a successor replaces it and, thereafter, means the successor.

“Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the Issue Date.

“Trust Officer” means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

“Uniform Commercial Code” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Unrestricted Subsidiary” means:

(1)	any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

(2)	any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under “—Certain Covenants—Limitation on Restricted Payments” and the final paragraph of the definition of the term “Investment”.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under “—Certain Covenants—Limitation on Indebtedness” and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or one or more other Wholly Owned Subsidiaries.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of material U.S. federal income tax consequences of the exchange of Initial Notes for Exchange Notes pursuant to the exchange offer, but does not purport to be a complete analysis of all potential tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated or proposed thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis.

This summary is limited to the tax consequences of those persons who are original beneficial owners of the Initial Notes, who exchange Initial Notes for Exchange Notes in the exchange offer, and that will hold the Exchange Notes as capital assets within the meaning of Section 1221 of the Code (“Holders”). This summary does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular Holders in light of their particular circumstances or status nor does it address specific tax consequences that may be relevant to particular persons (including, for example, financial institutions, broker-dealers, insurance companies, partnerships or other pass-through entities, expatriates, banks, real estate investment trusts, regulated investment companies, tax-exempt organizations and persons that have a functional currency other than the U.S. dollar, or persons in special situations, such as those who have elected to mark securities to market or those who hold Initial Notes as part of a straddle, hedge, conversion transaction or other integrated investment). In addition, this summary does not address U.S. federal alternative minimum, estate and gift tax consequences or consequences under the tax laws of any state, local or foreign jurisdiction. We have not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in this summary, and we cannot assure you that the IRS will agree with such statements and conclusions.

If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds Initial Notes and participates in the exchange offer, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the Initial Notes, you should consult your tax advisor regarding the tax consequences of the exchange of Initial Notes for Exchange Notes pursuant to the exchange offer.

This summary is for general information only. Persons considering the exchange of Initial Notes for Exchange Notes are urged to consult their independent tax advisors concerning the U.S. federal income tax and other tax consequences to them of exchanging the Initial Notes, as well as the application of state, local and foreign income and other tax laws.

Exchange of an Initial Note for an Exchange Note Pursuant to the Exchange Offer

We believe that your exchange of Initial Notes for Exchange Notes will not constitute a taxable disposition of the Initial Notes for U.S. federal income tax purposes. As a result, (1) you will not recognize taxable income, gain or loss on such exchange, (2) your holding period for the Exchange Notes will generally include the holding period of the Initial Notes so exchanged, and (3) your adjusted tax basis in the Exchange Notes will generally be the same as your adjusted tax basis in the Initial Notes so exchanged.

THE PRECEDING DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. DUE TO THE COMPLEXITY OF THE U.S. FEDERAL INCOME TAX RULES APPLICABLE TO NOTEHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, EACH NOTEHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PARTICIPATING IN THE EXCHANGE OFFER AND OF OWNING AND DISPOSING OF EXCHANGE NOTES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

PLAN OF DISTRIBUTION

Based on interpretations of the SEC set forth in no-action letters issued to third parties, we believe that the Exchange Notes issued under the exchange offer in exchange for Initial Notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided:

•	you are not an “affiliate” of ours within the meaning of Rule 405 under the Securities Act;

•	you are acquiring the Exchange Notes in the ordinary course of your business; and

•	you are not participating in, and do not intend to participate in, and have no arrangement or understanding with any person to participate in, the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act.

If you tender Initial Notes in the exchange offer with the intention of participating in any manner in a distribution of the Exchange Notes:

•	you cannot rely on the above interpretations of the SEC; and

•	you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, and the secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K under the Securities Act.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Initial Notes where such Initial Notes were acquired as a result of market-marking activities or other trading activities. We have agreed that, for a period of 180 days after the completion of the exchange offer (or until all participating broker-dealers have sold all of their Exchange Notes and the exchange offer has been completed), we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

We will not receive any proceeds from any sale of the Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own accounts pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after completion of the exchange offer (or until all participating broker-dealers have sold all of their Exchange Notes and the exchange offer has been completed), we will promptly send additional copies of this prospectus and any amendment to this prospectus to any broker-dealer that requests such documents. We have agreed, in connection with the exchange offer, to indemnify the holders of Notes against certain liabilities, including liabilities under the Securities Act.

By acceptance of the exchange offer, each broker-dealer that receives Exchange Notes pursuant to the exchange offer hereby agrees to notify us prior to using the prospectus in connection with the sale or transfer of Exchange Notes, and acknowledges and agrees that, upon receipt of notice from us of the happening of any event which makes any statement in the prospectus untrue in any material respect or which requires the making of any changes in the prospectus in order to make the statements therein not misleading (which notice we agree to deliver promptly to such broker-dealer), such broker-dealer will suspend use of the prospectus until we have amended or supplemented the prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented prospectus to such broker-dealer.

We have agreed to pay all expenses incident to the exchange offer other than fees and expenses of counsel to the holders and brokerage commissions and transfer taxes, if any, and will indemnify the holders of the Initial Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Except as set forth in the next sentence, the validity of the Exchange Notes and the validity of the subsidiary guarantees thereof will be passed upon for us by Akin, Gump, Strauss, Hauer & Feld, L.L.P. Certain matters relating to the validity of the Maryland subsidiary guarantees will be passed upon for us by McKennon Shelton & Henn LLP, of the Michigan subsidiary guarantees will be passed on for us by Honigman Miller Schwartz and Cohn LLP, of the New Jersey subsidiary guarantees will be passed on for us by Connell Foley LLP and of the Oklahoma subsidiary guarantees will be passed upon for us by Conner & Winters, LLP.

EXPERTS

The financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Directors’ liability; indemnification of directors and officers. Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law. Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by applicable law, a director will not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. In addition, our by-laws provide that we will indemnify each director and officer and may indemnify employees and agents, as determined by our board, to the fullest extent provided by the laws of the State of Delaware.

The foregoing statements are subject to the detailed provisions of Section 145 of the Delaware General Corporation Law and our Certificate and By-laws.

Section 102(b)(7) of the Delaware General Corporation Law permits the limitation of directors’ personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director except for (1) any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) breaches under Section 174 of the Delaware General Corporation Law, which relates to unlawful payments of dividends or unlawful stock repurchase or redemptions, and (4) any transaction from which the director derived an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Reference is made to Item 22 for our undertakings with respect to indemnification for liabilities arising under the Securities Act.

We maintain directors’ and officers’ liability insurance for our officers and directors.

Item 21.	Exhibits and Financial Statement Schedules.

(a) Exhibits

The Exhibits filed herewith or incorporated herein by reference are set forth in the attached Exhibit Index, which is incorporated by reference herein.

(b) Financial Statement Schedules

All schedules are omitted because the required information is (i) not applicable, (ii) not present in amounts sufficient to require submission of the schedule or (iii) included in our financial statements and the accompanying notes included in the prospectus to this Registration Statement.

Item 22.	Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers and controlling persons of the registrants, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if such registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of such registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of such registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(b) any free writing prospectus relating to the offering prepared by or on behalf of such registrant or used or referred to by the undersigned registrants;

(c) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of such registrant; and

(d) any other communication that is an offer in the offering made by such registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 21st day of May, 2014.

U.S. CONCRETE, INC.

By	/s/ William J. Sandbrook

	Name:	William J. Sandbrook
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 21, 2014 by the following persons in the capacities indicated.

Signature	Title

/s/ William J. Sandbrook William J. Sandbrook	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ William M. Brown William M. Brown	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Eugene I. Davis Eugene I. Davis	Director and Chairman of the Board

/s/ Kurt M. Cellar Kurt M. Cellar	Director

/s/ Michael D. Lundin Michael D. Lundin	Director

Signature	Title

/s/ Robert M. Rayner Robert M. Rayner	Director

/s/ Theodore P. Rossi Theodore P. Rossi	Director

/s/ Colin M. Sutherland Colin M. Sutherland	Director

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 21st day of May, 2014.

ALBERTA INVESTMENTS, INC.

By	/s/ Paul M. Jolas

	Name:	Paul M. Jolas
	Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 21, 2014, by the following persons in the capacities indicated.

Signature	Title

/s/ Kevin R. Kohutek Kevin R. Kohutek	President and Director (Principal Executive Officer)

/s/ Richard Delle Richard Delle	Treasurer (Principal Financial and Accounting Officer)

/s/ William J. Sandbrook William J. Sandbrook	Vice President and Director

/s/ Mark B. Peabody Mark B. Peabody	Director

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 21st day of May, 2014.

ALLIANCE HAULERS, INC.

By	/s/ Paul M. Jolas

	Name:	Paul M. Jolas
	Title:	Vice President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 21, 2014, by the following persons in the capacities indicated.

Signature	Title

/s/ Kevin R. Kohutek Kevin R. Kohutek	President and Director (Principal Executive Officer)

/s/ Richard Delle Richard Delle	Treasurer (Principal Financial and Accounting Officer)

/s/ Mark B. Peabody Mark B. Peabody	Director

/s/ William J. Sandbrook William J. Sandbrook	Vice President and Director

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 21st day of May, 2014.

AMERICAN CONCRETE PRODUCTS, INC.

By	/s/ Paul M. Jolas

	Name:	Paul M. Jolas
	Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 21, 2014, by the following persons in the capacities indicated.

Signature	Title

/s/ William J. Sandbrook William J. Sandbrook	President and Director (Principal Executive Officer)

/s/ Kevin R. Kohutek Kevin R. Kohutek	Treasurer, Vice President and Director (Principal Financial and Accounting Officer)

/s/ Mark B. Peabody Mark B. Peabody	Director

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 21st day of May, 2014.

ATLAS REDI-MIX, LLC

By	/s/ Paul M. Jolas

	Name:	Paul M. Jolas
	Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 21, 2014, by the following persons in the capacities indicated.

Signature		Title

/s/ Kevin R. Kohutek Kevin R. Kohutek		President (Principal Executive Officer)

/s/ Richard Delle Richard Delle		Vice President and Treasurer (Principal Financial and Accounting Officer)

Alberta Investments, Inc.

By:	/s/ Paul M. Jolas

Name:	Paul M. Jolas	Member
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 21st day of May, 2014.

ATLAS-TUCK CONCRETE, INC.

By	/s/ Paul M. Jolas

	Name:	Paul M. Jolas
	Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 21, 2014, by the following persons in the capacities indicated.

Signature	Title

/s/ Kevin R. Kohutek Kevin R. Kohutek	President and Director (Principal Executive Officer)

/s/ Richard Delle Richard Delle	Treasurer (Principal Financial and Accounting Officer)

/s/ Mark B. Peabody Mark B. Peabody	Director

/s/ William J. Sandbrook William J. Sandbrook	Vice President and Director

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 21st day of May, 2014.

BEALL CONCRETE ENTERPRISES, LLC

By	/s/ Paul M. Jolas
Name: Paul M. Jolas
Title: Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 21, 2014, by the following persons in the capacities indicated.

	Signature	Title

/s/ Kevin R. Kohutek		President
Kevin R. Kohutek		(Principal Executive Officer)

/s/ Richard Delle		Vice President and Treasurer
Richard Delle		(Principal Financial and Accounting Officer)

Beall Investment Corporation, Inc.

By:	/s/ Paul M. Jolas
	Name: Paul M. Jolas	Member
Title: Vice President and Secretary

Beall Management, Inc.

By:	/s/ Paul M. Jolas
	Name: Paul M. Jolas	Member
Title: Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 21st day of May, 2014.

BEALL INDUSTRIES, INC.

By	/s/ Paul M. Jolas
Name: Paul M. Jolas
Title: Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 21, 2014, by the following persons in the capacities indicated.

Signature	Title

/s/ Kevin R. Kohutek	President and Director
Kevin R. Kohutek	(Principal Executive Officer)

/s/ Richard Delle	Treasurer
Richard Delle	(Principal Financial and Accounting Officer)

/s/ Mark B. Peabody	Director
Mark B. Peabody

/s/ William J. Sandbrook	Vice President and Director
William J. Sandbrook

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 21st day of May, 2014.

BEALL INVESTMENT CORPORATION, INC.

By	/s/ Paul M. Jolas
Name: Paul M. Jolas
Title: Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 21, 2014, by the following persons in the capacities indicated.

Signature	Title

/s/ Kevin R. Kohutek	President and Director
Kevin R. Kohutek	(Principal Executive Officer)

/s/ Richard Delle	Treasurer
Richard Delle	(Principal Financial and Accounting Officer)

/s/ Mark B. Peabody	Director
Mark B. Peabody

/s/ William J. Sandbrook	Vice President and Director
William J. Sandbrook

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 21st day of May, 2014.

BEALL MANAGEMENT, INC.

By	/s/ Paul M. Jolas
Name: Paul M. Jolas
Title: Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 21, 2014, by the following persons in the capacities indicated.

Signature	Title

/s/ Kevin R. Kohutek	President and Director
Kevin R. Kohutek	(Principal Executive Officer)

/s/ Richard Delle	Treasurer
Richard Delle	(Principal Financial and Accounting Officer)

/s/ Mark B. Peabody	Director
Mark B. Peabody

/s/ William J. Sandbrook	Vice President and Director
William J. Sandbrook

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 21st day of May, 2014.

BODE CONCRETE LLC

By	/s/ Paul M. Jolas
Name: Paul M. Jolas
Title: Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 21, 2014, by the following persons in the capacities indicated.

Signature		Title

/s/ William J. Sandbrook William J. Sandbrook		President (Principal Executive Officer)

/s/ Laurie Cerrito Laurie Cerrito		Treasurer (Principal Financial and Accounting Officer)

Central Concrete Supply Co., Inc.

By:	/s/ Paul M. Jolas
Name:	Paul M. Jolas	Member
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 21st day of May, 2014.

BODE GRAVEL CO.

By	/s/ Paul M. Jolas
Name: Paul M. Jolas
Title: Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 21, 2014, by the following persons in the capacities indicated.

Signature	Title

/s/ William J. Sandbrook William J. Sandbrook	President and Director (Principal Executive Officer)

/s/ Laurie Cerrito Laurie Cerrito	Treasurer (Principal Financial and Accounting Officer)

/s/ Kevin R. Kohutek Kevin R. Kohutek	Vice President and Director

/s/ Mark B. Peabody Mark B. Peabody	Director

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 21st day of May, 2014.

BRECKENRIDGE READY MIX, INC.

By	/s/ Paul M. Jolas
Name: Paul M. Jolas
Title: Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 21, 2014, by the following persons in the capacities indicated.

Signature	Title

/s/ Jeffrey W. Roberts Jeffrey W. Roberts	President (Principal Executive Officer)

/s/ T. Wayne Womack T. Wayne Womack	Treasurer (Principal Financial and Accounting Officer)

/s/ Kevin R. Kohutek Kevin R. Kohutek	Vice President and Director

/s/ Mark B. Peabody Mark B. Peabody	Director

/s/ William J. Sandbrook William J. Sandbrook	Vice President and Director

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 21st day of May, 2014.

CENTRAL CONCRETE SUPPLY CO., INC.

By	/s/ Paul M. Jolas
Name: Paul M. Jolas
Title: Vice President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 21, 2014, by the following persons in the capacities indicated.

Signature	Title

/s/ William J. Sandbrook William J. Sandbrook	President and Director (Principal Executive Officer)

/s/ Laurie Cerrito Laurie Cerrito	Treasurer (Principal Financial and Accounting Officer)

/s/ Kevin R. Kohutek Kevin R. Kohutek	Vice President and Director

/s/ Mark B. Peabody Mark B. Peabody	Director

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 21st day of May, 2014.

CENTRAL PRECAST CONCRETE, INC.

By	/s/ Paul M. Jolas
Name: Paul M. Jolas
Title: Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 21, 2014, by the following persons in the capacities indicated.

Signature	Title

/s/ William J. Sandbrook William J. Sandbrook	President and Director (Principal Executive Officer)

/s/ Kevin R. Kohutek Kevin R. Kohutek	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)

/s/ Mark B. Peabody Mark B. Peabody	Director

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 21st day of May, 2014.

CONCRETE ACQUISITION IV, LLC

By	/s/ Paul M. Jolas
Name:	Paul M. Jolas
Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 21, 2014, by the following persons in the capacities indicated.

Signature		Title

/s/ William J. Sandbrook William J. Sandbrook		President (Principal Executive Officer)

/s/ Kevin R. Kohutek Kevin R. Kohutek		Treasurer (Principal Financial and Accounting Officer)

U.S. Concrete, Inc.

By:	/s/ William M. Brown
William M. Brown
Title:	Senior Vice President and Chief Financial Officer	Member

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 21st day of May, 2014.

CONCRETE ACQUISITION V, LLC

By	/s/ Paul M. Jolas
Name: Paul M. Jolas
Title: Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 21, 2014, by the following persons in the capacities indicated.

Signature		Title

/s/ William J. Sandbrook William J. Sandbrook		President (Principal Executive Officer)

/s/ Kevin R. Kohutek Kevin R. Kohutek		Treasurer (Principal Financial and Accounting Officer)
U.S. Concrete, Inc.

By:	/s/ William M. Brown
William M. Brown
Title:	Senior Vice President and Chief Financial Officer	Member

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 21st day of May, 2014.

CONCRETE ACQUISITION VI, LLC

By	/s/ Paul M. Jolas
Name: Paul M. Jolas
Title: Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 21, 2014, by the following persons in the capacities indicated.

Signature		Title

/s/ William J. Sandbrook William J. Sandbrook		President (Principal Executive Officer)

/s/ Kevin R. Kohutek Kevin R. Kohutek		Treasurer (Principal Financial and Accounting Officer)
U.S. Concrete, Inc.

By:	/s/ William M. Brown
William M. Brown
Title:	Senior Vice President and Chief Financial Officer	Member

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 21st day of May, 2014.

CONCRETE XXXIV ACQUISITION, INC.

By	/s/ Paul M. Jolas
Name: Paul M. Jolas
Title: Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 21, 2014, by the following persons in the capacities indicated.

Signature	Title

/s/ William J. Sandbrook	President and Director (Principal Executive Officer)
William J. Sandbrook

/s/ Kevin R. Kohutek	Treasurer (Principal Financial and Accounting Officer)
Kevin R. Kohutek

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 21st day of May, 2014.

CONCRETE XXXV ACQUISITION, INC.

By	/s/ Paul M. Jolas
Name: Paul M. Jolas
Title: Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 21, 2014, by the following persons in the capacities indicated.

Signature	Title

/s/ William J. Sandbrook William J. Sandbrook	President and Director (Principal Executive Officer)

/s/ Kevin R. Kohutek Kevin R. Kohutek	Treasurer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 21st day of May, 2014.

CONCRETE XXXVI ACQUISITION, INC.

By	/s/ Paul M. Jolas
Name: Paul M. Jolas
Title: Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 21, 2014, by the following persons in the capacities indicated.

Signature	Title

/s/ William J. Sandbrook William J. Sandbrook	President and Director (Principal Executive Officer)

/s/ Kevin R. Kohutek Kevin R. Kohutek	Treasurer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 21st day of May, 2014.

EASTERN CONCRETE MATERIALS, INC.

By	/s/ Paul M. Jolas
Name: Paul M. Jolas
Title: Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 21, 2014, by the following persons in the capacities indicated.

Signature	Title

/s/ Kevin R. Kohutek Kevin R. Kohutek	President and Director (Principal Executive Officer)

/s/ Charles M. Abate Charles M. Abate	Treasurer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 21st day of May, 2014.

HAMBURG QUARRY LIMITED LIABILITY COMPANY

By	/s/ Paul M. Jolas
Name: Paul M. Jolas
Title: Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 21, 2014, by the following persons in the capacities indicated.

Signature		Title

/s/ Kevin R. Kohutek Kevin R. Kohutek		President (Principal Executive Officer)

/s/ William J. Sandbrook William J. Sandbrook		Vice President and Treasurer (Principal Financial and Accounting Officer)

Eastern Concrete Materials, Inc.

By	/s/ Paul M. Jolas
	Name: Paul M. Jolas Title: Vice President and Secretary	Member

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 21st day of May, 2014.

INGRAM CONCRETE, LLC

By	/s/ Paul M. Jolas
Name: Paul M. Jolas
Title: Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 21, 2014, by the following persons in the capacities indicated.

Signature		Title

/s/ William J. Sandbrook William J. Sandbrook		President (Principal Executive Officer)

/s/ T. Wayne Womack T. Wayne Womack		Treasurer (Principal Financial and Accounting Officer)

U.S. Concrete Texas Holdings, Inc.

By:	/s/ Paul M. Jolas
	Name: Paul M. Jolas Title: Vice President and Secretary	Member

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 21st day of May, 2014.

KURTZ GRAVEL COMPANY

By	/s/ Paul M. Jolas
Name: Paul M. Jolas
Title: Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 21, 2014, by the following persons in the capacities indicated.

Signature	Title

/s/ William J. Sandbrook William J. Sandbrook	President (Principal Executive Officer)

/s/ Kevin R. Kohutek Kevin R. Kohutek	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 21st day of May, 2014.

LOCAL CONCRETE SUPPLY & EQUIPMENT, LLC

By	/s/ Paul M. Jolas
Name: Paul M. Jolas
Title: Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 21, 2014, by the following persons in the capacities indicated.

Signature		Title

/s/ William J. Sandbrook William J. Sandbrook		President (Principal Executive Officer)

/s/ Charles M. Abate Charles M. Abate		Treasurer (Principal Financial and Accounting Officer)

NYC Concrete Materials, LLC

By:	/s/ Paul M. Jolas
	Name: Paul M. Jolas Title: Vice President and Secretary	Member

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 21st day of May, 2014.

MASTER MIX CONCRETE, LLC

By	/s/ Paul M. Jolas
Name: Paul M. Jolas
Title: Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 21, 2014, by the following persons in the capacities indicated.

Signature		Title

/s/ William J. Sandbrook William J. Sandbrook		President (Principal Executive Officer)

/s/ Charles M. Abate Charles M. Abate		Vice President and Treasurer (Principal Financial and Accounting Officer)

NYC Concrete Materials, LLC

By:	/s/ Paul M. Jolas
	Name: Paul M. Jolas Title: Vice President and Secretary	Member

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 21st day of May, 2014.

MASTER MIX, LLC

By	/s/ Paul M. Jolas
Name: Paul M. Jolas
Title: Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 21, 2014, by the following persons in the capacities indicated.

Signature		Title

/s/ William J. Sandbrook William J. Sandbrook		President (Principal Executive Officer)

/s/ Charles M. Abate Charles M. Abate		Vice President and Treasurer (Principal Financial and Accounting Officer)

NYC Concrete Materials, LLC

By:	/s/ Paul M. Jolas
	Name: Paul M. Jolas Title: Vice President and Secretary	Member

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 21st day of May, 2014.

MG, LLC

By	/s/ Paul M. Jolas
Name: Paul M. Jolas
Title: Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 21, 2014, by the following persons in the capacities indicated.

Signature	Title

/s/ Todd E. Martineau Todd E. Martineau	President and Manager (Principal Executive Officer)

/s/ Charles M. Abate Charles M. Abate	Treasurer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 21st day of May, 2014.

NYC CONCRETE MATERIALS, LLC

By	/s/ Paul M. Jolas
Name: Paul M. Jolas
Title: Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 21, 2014, by the following persons in the capacities indicated.

Signature		Title

/s/ William J. Sandbrook William J. Sandbrook		President (Principal Executive Officer)

/s/ Charles M. Abate Charles M. Abate		Treasurer (Principal Financial and Accounting Officer)

USC Atlantic, Inc.

By:	/s/ Paul M. Jolas
	Name: Paul M. Jolas Title: Vice President and Secretary	Member

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 21st day of May, 2014.

PEBBLE LANE ASSOCIATES, LLC

By	/s/ Paul M. Jolas
Name: Paul M. Jolas
Title: Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 21, 2014, by the following persons in the capacities indicated.

	Signature	Title

	/s/ William J. Sandbrook	President
	William J. Sandbrook	(Principal Executive Officer)

	/s/ Charles M. Abate	Treasurer
	Charles M. Abate	(Principal Financial and Accounting Officer)

NYC Concrete Materials, LLC

By:	/s/ Paul M. Jolas
	Name: Paul M. Jolas	Member
Title: Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 21st day of May, 2014.

REDI-MIX CONCRETE, L.P.

By	/s/ Paul M. Jolas
Name: Paul M. Jolas
Title: Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 21, 2014, by the following persons in the capacities indicated.

	Signature	Title

	/s/ Kevin R. Kohutek	President
	Kevin R. Kohutek	(Principal Executive Officer)

	/s/ Richard Delle	Vice President Treasurer
	Richard Delle	(Principal Financial and Accounting Officer)

Redi-Mix GP, LLC

By:	/s/ Paul M. Jolas
	Name: Paul M. Jolas	General Partner
Title: Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 21st day of May, 2014.

REDI-MIX GP, LLC

By	/s/ Paul M. Jolas
Name: Paul M. Jolas
Title: Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 21, 2014, by the following persons in the capacities indicated.

Signature	Title

/s/ Kevin R. Kohutek	President and Director (Principal Executive Officer)
Kevin R. Kohutek

/s/ Richard Delle	Vice President and Treasurer (Principal Financial and Accounting Officer)
Richard Delle

/s/ Mark B. Peabody	Director
Mark B. Peabody

/s/ William J. Sandbrook	Vice President and Director
William J. Sandbrook

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 21st day of May, 2014.

REDI-MIX, LLC

By	/s/ Paul M. Jolas
Name: Paul M. Jolas
Title: Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 21, 2014, by the following persons in the capacities indicated.

	Signature	Title

	/s/ Kevin R. Kohutek	President
	Kevin R. Kohutek	(Principal Executive Officer)

	/s/ Richard Delle	Vice President and Treasurer
	Richard Delle	(Principal Financial and Accounting Officer)

U.S. Concrete Texas Holdings, Inc.

By:	/s/ Paul M. Jolas
	Name: Paul M. Jolas	Member
Title: Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 21st day of May, 2014.

RIVERSIDE MATERIALS, LLC

By	/s/ Paul M. Jolas
Name: Paul M. Jolas
Title: Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 21, 2014, by the following persons in the capacities indicated.

	Signature	Title

	/s/ Mark B. Peabody	President
	Mark B. Peabody	(Principal Executive Officer)

	/s/ Charles M. Abate	Vice President and Treasurer
	Charles M. Abate	(Principal Financial and Accounting Officer)

Eastern Concrete Materials, Inc.

By:	/s/ Paul M. Jolas
	Name: Paul M. Jolas	Member
Title: Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 21st day of May, 2014.

SAN DIEGO PRECAST CONCRETE, INC.

By	/s/ Paul M. Jolas
Name: Paul M. Jolas
Title: Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 21, 2014, by the following persons in the capacities indicated.

Signature	Title

/s/ William J. Sandbrook	President and Director (Principal Executive Officer)
William J. Sandbrook

/s/ Kevin R. Kohutek	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)
Kevin R. Kohutek

/s/ Mark B. Peabody	Director
Mark B. Peabody

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 21st day of May, 2014.

SIERRA PRECAST, INC.

By	/s/ Paul M. Jolas
Name: Paul M. Jolas
Title: Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 21, 2014, by the following persons in the capacities indicated.

Signature	Title

/s/ William J. Sandbrook	President and Director (Principal Executive Officer)
William J. Sandbrook

/s/ Kevin R. Kohutek	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)
Kevin R. Kohutek

/s/ Mark B. Peabody	Director
Mark B. Peabody

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 21st day of May, 2014.

SMITH PRE-CAST, INC.

By	/s/ Paul M. Jolas
Name: Paul M. Jolas
Title: Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 21, 2014, by the following persons in the capacities indicated.

Signature	Title

/s/ William J. Sandbrook	President and Director (Principal Executive Officer)
William J. Sandbrook

/s/ Kevin R. Kohutek	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)
Kevin R. Kohutek

/s/ Mark B. Peabody	Director
Mark B. Peabody

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 21st day of May, 2014.

SUPERIOR CONCRETE MATERIALS, INC.

By	/s/ Paul M. Jolas
Name: Paul M. Jolas
Title: Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 21, 2014, by the following persons in the capacities indicated.

Signature	Title

/s/ Todd E. Martineau	President and General Manager (Principal Executive Officer)
Todd E. Martineau

/s/ Charles M. Abate	Treasurer (Principal Financial and Accounting Officer)
Charles M. Abate

/s/ William J. Sandbrook	Vice President and Director
William J. Sandbrook

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 21st day of May, 2014.

TITAN CONCRETE INDUSTRIES, INC.

By	/s/ Paul M. Jolas
Name: Paul M. Jolas
Title: Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 21, 2014, by the following persons in the capacities indicated.

Signature	Title

/s/ William J. Sandbrook	President (Principal Executive Officer)
William J. Sandbrook

/s/ Richard Delle	Treasurer (Principal Financial and Accounting Officer)
Richard Delle

/s/ Kevin R. Kohutek	Vice President and Director
Kevin R. Kohutek

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 21st day of May, 2014.

USC ATLANTIC, INC.

By	/s/ Paul M. Jolas
Name: Paul M. Jolas
Title: Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 21, 2014, by the following persons in the capacities indicated.

Signature	Title

/s/ Michael L. Gentoso Michael L. Gentoso	President (Principal Executive Officer)

/s/ Charles M. Abate Charles M. Abate	Treasurer (Principal Financial and Accounting Officer)

/s/ Kevin R. Kohutek Kevin R. Kohutek	Vice President and Director

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 21st day of May, 2014.

USC MANAGEMENT CO., LLC

By	/s/ Paul M. Jolas
Name: Paul M. Jolas
Title: Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 21, 2014, by the following persons in the capacities indicated.

Signature		Title

/s/ William J. Sandbrook William J. Sandbrook		President (Principal Executive Officer)

/s/ Kevin R. Kohutek Kevin R. Kohutek		Treasurer (Principal Financial and Accounting Officer)

U.S. Concrete, Inc.

By:	/s/ William M. Brown
	Name: William M. Brown	Member
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 21st day of May, 2014.

USC PAYROLL, INC.

By	/s/ Paul M. Jolas
Name: Paul M. Jolas
Title: Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 21, 2014, by the following persons in the capacities indicated.

Signature	Title

/s/ Kevin R. Kohutek Kevin R. Kohutek	President, Treasurer and Director (Principal Executive Officer) (Principal Financial and Accounting Officer)

/s/ William J. Sandbrook William J. Sandbrook	Vice President and Director

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 21st day of May, 2014.

USC TECHNOLOGIES, INC.

By	/s/ Paul M. Jolas
Name: Paul M. Jolas
Title: Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 21, 2014, by the following persons in the capacities indicated.

Signature	Title

/s/ Wallace H. Johnson Wallace H. Johnson	President (Principal Executive Officer)

/s/ Kevin R. Kohutek Kevin R. Kohutek	Treasurer (Principal Financial and Accounting Officer)

/s/ William J. Sandbrook William J. Sandbrook	Vice President and Director

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 21st day of May, 2014.

U.S. CONCRETE ON-SITE, INC.

By	/s/ Paul M. Jolas
Name: Paul M. Jolas
Title: Vice President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 21, 2014, by the following persons in the capacities indicated.

Signature	Title

/s/ Kevin R. Kohutek Kevin R. Kohutek	President and Director (Principal Executive Officer)

/s/ Richard Delle Richard Delle	Treasurer (Principal Financial and Accounting Officer)

/s/ Mark B. Peabody Mark B. Peabody	Director

/s/ William J. Sandbrook William J. Sandbrook	Director

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 21st day of May, 2014.

U.S. CONCRETE TEXAS HOLDINGS, INC.

By	/s/ Paul M. Jolas
Name: Paul M. Jolas
Title: Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 21, 2014, by the following persons in the capacities indicated.

Signature	Title

/s/ William J. Sandbrook William J. Sandbrook	President and Director (Principal Executive Officer)

/s/ Kevin R. Kohutek Kevin R. Kohutek	Treasurer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

2.1	Debtors’ Joint Plan of Reorganization filed pursuant to Chapter 11 of the United States Bankruptcy Code filed on July 27, 2010 with the United States Bankruptcy Court for the District of Delaware in Case No. 10-11407 (Jointly Administered) (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on July 30, 2010 (File No. 000-26025)).

2.2	Debtors’ Disclosure Statement filed pursuant to Chapter 11 of the United States Bankruptcy Code filed on June 2, 2010 with the United States Bankruptcy Court for the District of Delaware in Case No. 10-11407 (Jointly Administered) (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed on July 30, 2010 (File No. 000-26025)).

2.3	Equity Purchase Agreement, dated as of October 17, 2012, by and between Randolph R. Boardman and Terri L. Boardman, Trustees under the Randolph R. Boardman and Terri L. Boardman Family Trust Agreement dated January 21, 1997, Douglas H. Boardman and Lauren Boardman, Trustees of the Douglas H. Boardman and Lauren Boardman Family Trust, Danvers M. Boardman, III, Trustee under the DMB III Trust Agreement dated July 12, 2008 and Kathy M. Boardman, Trustee under the KMSB Trust Agreement dated June 26, 2008, as Sellers, and Randolph R. Boardman, Terri L. Boardman, Douglas H. Boardman, Lauren Boardman, Danvers M. Boardman III and Kathy M. Boardman, on the one hand, and Central Concrete Supply Co., Inc., and U.S. Concrete, Inc., on the other hand (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed October 18, 2012 (File No. 001-34530.))

3.1	Amended and Restated Certificate of Incorporation of U.S. Concrete, Inc. (incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A filed on August 31, 2010 (File No. 000-26025)).

3.2	Third Amended and Restated By-Laws of U.S. Concrete, Inc. (incorporated by reference to Exhibit 2 to the Company’s Registration Statement on Form 8-A filed on August 31, 2010 (File No. 000-26025)).

4.1	Form of common stock certificate (incorporated by reference to Exhibit 3 to the Company’s Registration Statement on Form 8-A filed August 31, 2010 (File No. 000-26025)).

4.2	Indenture, dated as of August 31, 2010, by and among U.S. Concrete, Inc., the Guarantors named therein, and U.S. Bank National Association, as Trustee and Noteholder Collateral Agent (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on September 2, 2010 (File No. 000-26025)).

4.3	Registration Rights Agreement, dated as of August 31, 2010, by and among U.S. Concrete, Inc., the Guarantors named therein and the Holders party thereto (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on September 2, 2010 (File No. 000-26025)).

4.4	Form of Convertible Secured Note, included in Exhibit 4.2 (incorporated by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K filed on September 2, 2010 (File No. 000-26025)).

4.5	Class A Warrant Agreement, dated as of August 31, 2010, by and among U.S. Concrete, Inc., subsidiaries named therein, and U.S. Bank National Association, as noteholder collateral agent (incorporated by reference to Exhibit 4 to the Company’s Registration Statement on Form 8-A filed on August 31, 2010 (File No. 000-26025)).

4.6	Class B Warrant Agreement, dated as of August 31, 2010, by and among U.S. Concrete, Inc., subsidiaries named therein, and U.S. Bank National Association, as noteholder collateral agent (incorporated by reference to Exhibit 5 to the Company’s Registration Statement on Form 8-A filed on August 31, 2010 (File No. 000-26025)).

Exhibit Number	Description

4.7	First Supplemental Indenture, dated as of October 30, 2012, by and among Bode Gravel Co., and Bode Concrete LLC, as new guarantors, U.S. Concrete, Inc., as issuer, and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-4 filed on February 6, 2013 (File No. 333-186493)).

4.8	Second Supplemental Indenture, dated as of March 22, 2013, by and among U.S. Concrete, Inc., as issuer, the Guarantors party thereto and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K dated March 22, 2013 (File No. 001-34530)).

4.9	First Amendment to Intercreditor Agreement, dated as of March 22, 2013, by and among Bank of America, N.A., as successor in interest to JPMorgan Chase Bank, N.A., as administrative agent for the ABL Secured Parties (as defined in the Intercreditor Agreement), U.S. Bank National Association, as trustee and noteholder collateral agent for the Convertible Note Parties (as defined therein), U.S. Bank, as trustee and noteholder collateral agent for the Senior Secured Parties (as defined therein), U.S. Concrete, Inc. and each of the other Loan Parties (as defined in the Intercreditor Agreement) (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K dated March 22, 2013 (File No. 001-34530)).

4.10	Indenture, dated as of November 22, 2013, by and among U.S. Concrete, Inc., the subsidiary guarantors party thereto, and U.S. Bank National Association, as trustee and noteholder collateral agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated November 22, 2013 (File No. 001-34530)).

4.11	Registration Rights Agreement, dated as of November 22, 2013, by and among U.S. Concrete, Inc., the guarantors party thereto, J.P. Morgan Securities LLC, as representative of the initial purchasers (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K dated November 22, 2013 (File No. 001-34530)).

4.12	Second Amendment to Intercreditor Agreement, dated as of November 22, 2013, by and among Bank of America, N.A., as administrative agent for the ABL Secured Parties, U.S. Bank National Association, as trustee and noteholder collateral agent, U.S. Concrete, Inc., and the other Loan Parties party thereto (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K dated November 22, 2013 (File No. 001-34530)).

5.1*	Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

5.2*	Opinion of McKennon Shelton & Henn LLP

5.3*	Opinion of Honigman Miller Schwartz and Cohn LLP

5.4*	Opinion of Connell Foley LLP

5.5*	Opinion of Conner & Winters, LLP

10.1	Pledge Commitment Letter, dated as of July 27, 2010, by and among U.S. Concrete, Inc., JPMorgan Securities Inc., JPMorgan Chase Bank, N.A. and Wells Fargo Capital Finance, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 28, 2010 (File No. 001-34530)).

10.2+	Severance Agreement, dated as of July 31, 2007, by and between U.S. Concrete, Inc. and Jeff L. Davis (incorporated by reference to Exhibit 10.10 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 (File No. 001-34530)).

10.3+	First Amendment to Severance Agreement, effective as of December 31, 2008, by and between U.S. Concrete, Inc. and Jeff L. Davis (incorporated by reference to Exhibit 10.11 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 (File No. 001-34530)).

Exhibit Number	Description

10.4+	U.S. Concrete, Inc. and Subsidiaries 2010 Annual Team Member Incentive Plan (incorporated by reference to Exhibit 10.12 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 (File No. 001-34530)).

10.5+	U.S. Concrete, Inc. Management Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on September 2, 2010 (File No. 000-26025)).

10.6+	U.S. Concrete, Inc. Non-Qualified Stock Option Award Agreement (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on September 2, 2010 (File No. 000-26025)).

10.7+	U.S. Concrete, Inc. Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on September 2, 2010 (File No. 000-26025)).

10.8+	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on September 2, 2010 (File No. 000-26025)).

10.9	U.S. Concrete, Inc. and Subsidiaries 2011 Annual Team Member Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed on May 6, 2011 (File No. 011-34530)).

10.10+	Executive Severance Agreement, effective as of August 22, 2011 between U.S. Concrete, Inc. and William J. Sandbrook (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 22, 2011 (File No. 001-34530)).

10.11+	Indemnification Agreement, effective as of August 22, 2011 between U.S. Concrete, Inc. and William J. Sandbrook (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on August 22, 2011 (File No. 001-34530)).

10.12	Asset Purchase Agreement dated August 2, 2012 by and among U.S. Concrete, Inc. and Central Precast Concrete, Inc., San Diego Precast Concrete, Inc., Sierra Precast Inc. and Oldcastle Precast, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed August 3, 2012 (File No. 001-34530)).

10.13+	Offer Letter to William Matthew Brown, dated August 7, 2012 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed August 4, 2012 (File No. 001-34530)).

10.14+	Executive Severance Agreement dated August 8, 2012 by and between U.S. Concrete, Inc. and William Matthew Brown (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed August 9, 2012 (File No. 001-34530)).

10.15+	Indemnification Agreement dated August 8, 2012 by and between U.S. Concrete, Inc. and William Matthew Brown (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed August 7, 2012 (File No. 001-34530)).

10.16+	Executive Severance Agreement dated January 23, 2013 by and between U.S. Concrete, Inc. and Niel L. Poulsen (incorporated by reference to Exhibit 10.16 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 (File No. 001-34530)).

10.17+	Form of Restricted Stock Award Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 6, 2013 (File No. 0001-34530)).

10.18+	U.S. Concrete, Inc. Deferred Compensation Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated April 17, 2013 (File No. 001-34530)).

10.19+	U.S. Concrete, Inc. Deferred Compensation Plan Adoption Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated April 17, 2013 (File No. 001-34530)).

10.20+	U.S. Concrete, Inc. Long Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated May 15, 2013 (File No. 001-34530)).

Exhibit Number	Description

10.21+	Form of Restricted Stock Agreement (Employee Form) (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated July 1, 2013 (File No. 001-34530)).

10.22	First Amended and Restated Loan and Security Agreement, dated as of October 29, 2013 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated October 29, 2013 (File No. 001-34530)).

10.23	First Amendment to First Amended and Restated Loan Security Agreement, dated as of May 15, 2014 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated May 15, 2014 (File No. 001-34530)).

10.24+	U.S. Concrete, Inc. Management Equity Incentive Plan effective January 1, 2013 (incorporated by reference to Exhibit 10.23 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 (File No. 001-34530)).

10.25+	Executive Severance Agreement dated August 1, 2013 by and between U.S. Concrete, Inc. and Paul M. Jolas (incorporated by reference to Exhibit 10.24 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 (File No. 001-34530)).

12.1*	Statement of computation of ratio of earnings to fixed charges.

21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 (File No. 001-34530)).

23.1*	Consent of Grant Thornton LLP

23.2*	Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included on Exhibit 5.1).

23.3*	Consent of McKennon Shelton & Henn LLP (included on Exhibit 5.2).

23.4*	Consent of Honigman Miller Schwartz and Cohn LLP (included on Exhibit 5.3).

23.5*	Consent of Connell Foley LLP (included on Exhibit 5.4).

23.6*	Consent of Conner & Winters, LLP (included on Exhibit 5.6).

24.1*	Power of Attorney (included on each signature page of this Registration Statement).

25.1*	Form T-1, Statement of Eligibility of U.S. Bank National Association under the Trust Indenture Act of 1939.

99.1*	Form of Letter of Transmittal.

*	Filed herewith.
+	Management contract, compensatory plan or arrangement.

E-4